                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                BETZDEARBORN INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

|_|  No fee required.
|_| Fee computed on the table below per Exchange Act Rules 14(a)-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

|X|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                    WILLIAM R. COOK
                                                    Chairman of the Board
                                                    President
                                                    Chief Executive Officer
[BETZDEARBORN LOGO]
                                                    BETZDEARBORN INC.
                                                    4636 Somerton Road
                                                    PO Box 3002
                                                    Trevose, PA 19053-6783
                                                    215 355-3300
                                                    215 953-2484 Fax
September 4, 1998

DEAR SHAREHOLDER:

You are cordially invited to attend a Special Meeting of shareholders of BetzDearborn Inc. ("BetzDearborn") to be held at BetzDearborn's headquarters, 4636 Somerton Road, Trevose, Pennsylvania 19053, on Thursday, October 8, 1998, at 11:00 a.m., local time.

At the Special Meeting you will be asked to vote on a proposal to approve and adopt an Agreement and Plan of Merger, dated as of July 30, 1998 (the "Merger Agreement"), among Hercules Incorporated ("Hercules"), a wholly owned subsidiary of Hercules and BetzDearborn providing for, among other matters, the merger (the "Merger") of Hercules' subsidiary with and into BetzDearborn. Upon consummation of the Merger, BetzDearborn will be the surviving company and will become a wholly owned subsidiary of Hercules, and BetzDearborn shareholders will be entitled to receive $72.00 in cash, without interest, for each share of BetzDearborn Common Stock held by them (the "Merger Consideration"). Under BetzDearborn's Articles of Incorporation, shares of BetzDearborn's Series A ESOP Convertible Preferred Stock ("Preferred Stock") will be automatically converted into shares of BetzDearborn Common Stock immediately prior to the effective time of the Merger, with such Common Stock converted into the right to receive the Merger Consideration upon consummation of the Merger.

ADDITIONAL INFORMATION REGARDING THE MERGER AND THE MERGER AGREEMENT IS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT AND THE ANNEXES THERETO, WHICH YOU ARE URGED TO READ CAREFULLY IN THEIR ENTIRETY. A COPY OF THE MERGER AGREEMENT IS ATTACHED AS ANNEX A TO THE ACCOMPANYING PROXY STATEMENT.

The Board of Directors of BetzDearborn has carefully considered the terms and conditions of the proposed Merger. In addition, in connection with its approval of the transaction with Hercules, the Board of Directors of BetzDearborn has received a written opinion dated July 30, 1998 from its financial advisor, J.P. Morgan Securities Inc. ("J.P. Morgan"), to the effect that, as of such date and based upon and subject to certain matters stated therein, the Merger Consideration is fair, from a financial point of view, to the shareholders of BetzDearborn. A copy of J.P. Morgan's written opinion, which sets forth a description of the assumptions made, matters considered and limits of its review, is attached to the accompanying Proxy Statement as Annex B, and BetzDearborn Shareholders are urged to read carefully the opinion in its entirety.

Approval of the Merger Agreement and the Merger requires the affirmative vote
(i) of holders of a majority of the outstanding shares of Common Stock and Preferred Stock, voting together, and (ii) of holders of at least two-thirds of the outstanding shares of Common Stock and Preferred Stock, voting together, represented in person or by proxy at the Special Meeting. As of September 4, 1998, the executive officers and directors of BetzDearborn may be deemed to be beneficial owners of less than 1% of the outstanding Common Stock and less than 1% of the outstanding Preferred Stock, and each such person has advised BetzDearborn that such person intends to vote in favor of the Merger.

In view of the significance of the action to be taken at this important Special Meeting of BetzDearborn Shareholders, we urge you to review carefully the accompanying Notice of Special Meeting of Shareholders and the Proxy Statement, including the Annexes thereto. Whether or not you expect to attend the Special Meeting, please complete, sign and date the enclosed proxy and return it as promptly as possible.

YOUR BOARD OF DIRECTORS HAS CAREFULLY CONSIDERED THE TERMS AND CONDITIONS OF THE PROPOSED MERGER AND HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, BETZDEARBORN AND THE BETZDEARBORN SHAREHOLDERS. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT BETZDEARBORN SHAREHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

Thank you for your cooperation and continued support.
Very truly yours,

/s/ William R. Cook

WILLIAM R. COOK
Chairman of the Board

        Shaping the Future of Water and Process Treatment

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                               BETZDEARBORN INC.
                               4636 SOMERTON ROAD
                          TREVOSE, PENNSYLVANIA 19053

                                 --------------

                           TO BE HELD OCTOBER 8, 1998

                                 --------------

TO THE SHAREHOLDERS OF BETZDEARBORN INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting of shareholders (the "Special Meeting") of BetzDearborn Inc., a Pennsylvania corporation ("BetzDearborn"), will be held at BetzDearborn's headquarters, 4636 Somerton Road, Trevose, Pennsylvania 19053, on Thursday, October 8, 1998 at 11:00 a.m.,local time, for the following purposes:

    1. To consider and vote on a proposal (the "Merger Proposal") to approve and adopt the Agreement and Plan of Merger, dated as of July 30, 1998 (the "Merger Agreement"), by and among BetzDearborn, Hercules Incorporated., a Delaware corporation ("Hercules"), and Water Acquisition Co., a Pennsylvania corporation and a wholly owned subsidiary of Hercules ("Merger Sub"), pursuant to which, among other things, (i) Merger Sub will be merged with and into BetzDearborn with the result that BetzDearborn will be the surviving company and will become a wholly owned subsidiary of Hercules, and (ii) each outstanding share (other than shares held by Hercules, Merger Sub or any other subsidiary of Hercules or wholly owned subsidiary of BetzDearborn, which will be canceled, and other than shares with respect to which the holder thereof exercises dissenters rights under Pennsylvania law) of Common Stock, par value $.10 per share, of BetzDearborn ("Common Stock"), will be converted into $72.00 in cash, without interest.

    2. To adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposal (the "Adjournment Proposal").

    3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on September 4, 1998, as the record date for the determination of the holders of Common Stock and of shares of BetzDearborn's Series A ESOP Convertible Preferred Stock ("Preferred Stock") entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. The Merger Proposal requires the affirmative vote of (i) holders of a majority of outstanding shares of Common Stock and Preferred Stock, voting together, and (ii) of holders of at least two-thirds of the outstanding shares of Common Stock and Preferred Stock, voting together, represented in person or by proxy at the Special Meeting. The Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock and Preferred Stock, voting together, present in person or represented by proxy at the Special Meeting. Under certain circumstances, the Merger Agreement may be terminated or amended prior to the time the Merger becomes effective, whether before or after approval and adoption of the Merger Agreement by BetzDearborn shareholders. BetzDearborn shareholders will be entitled to dissenters rights under Pennsylvania law in connection with the Merger. A list of BetzDearborn shareholders entitled to vote at the Special Meeting will be open to the examination of any BetzDearborn shareholder at BetzDearborn's headquarters, 4636 Somerton Road, Trevose, Pennsylvania 19053 during the Special Meeting.

Information regarding the Merger and related matters is contained in the accompanying Proxy Statement and the Annexes thereto, which form a part of this Notice.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IT IS IMPORTANT THAT YOUR INTERESTS BE REPRESENTED AT THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY BY FILING WITH THE SECRETARY OF BETZDEARBORN BEFORE THE TAKING OF THE VOTE AT THE MEETING A WRITTEN NOTICE OF REVOCATION.

THE BOARD OF DIRECTORS OF BETZDEARBORN HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, BETZDEARBORN AND THE BETZDEARBORN SHAREHOLDERS. ACCORDINGLY, THE BETZDEARBORN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE MERGER PROPOSAL AND THE ADJOURNMENT PROPOSAL.

By Order of the Board of Directors

/s/ Linda R. Hansen
LINDA R. HANSEN
Secretary

Trevose, Pennsylvania
September 4, 1998

            PLEASE DO NOT SEND ANY SHARE CERTIFICATES AT THIS TIME.

                             [BETZDEARBORN LOGO]

                               BETZDEARBORN INC.

                                PROXY STATEMENT

                            ------------------------

     This Proxy Statement ("Proxy Statement") is being furnished to holders ("BetzDearborn Shareholders") of shares of common stock, $.10 par value per share ("Common Stock"), of BetzDearborn Inc., a Pennsylvania corporation ("BetzDearborn") and to holders of shares of Series A ESOP Convertible Preferred Stock, $.10 par value per share ("Preferred Stock"), of BetzDearborn, in connection with the solicitation of proxies by the Board of Directors of BetzDearborn (the "BetzDearborn Board") for use at the Special Meeting of BetzDearborn Shareholders to be held on Thursday, October 8, 1998, at BetzDearborn's headquarters, 4636 Somerton Road, Trevose, Pennsylvania 19053, commencing at 11:00 a.m., local time, and at any adjournment or postponement thereof (the "Special Meeting").

     At the Special Meeting, BetzDearborn Shareholders as of the close of business on the Record Date (as defined below) will be asked to consider and vote on proposals relating to the Agreement and Plan of Merger, dated as of July 30, 1998 (together with the exhibits thereto, the "Merger Agreement"), by and among Hercules, Incorporated, a Delaware corporation ("Hercules"), Water Acquisition Co., a Pennsylvania corporation and a wholly owned subsidiary of Hercules ("Merger Sub"), and BetzDearborn, providing for the merger (the "Merger") of Merger Sub with and into BetzDearborn. The Merger will be consummated on the terms and subject to the conditions set forth in the Merger Agreement, as a result of which (i) BetzDearborn will be the surviving corporation (the "Surviving Corporation") and will become a wholly owned subsidiary of Hercules and (ii) BetzDearborn Shareholders will be entitled to receive $72.00 in cash, without interest (the "Merger Consideration"), for each outstanding share of Common Stock held by them. Under BetzDearborn's Articles of Incorporation, shares of Preferred Stock will be automatically converted into shares of Common Stock immediately prior to the Effective Time (as defined below), with such Common Stock converted into the right to receive the Merger Consideration. See "The Merger Agreement--Merger Consideration." At the Special Meeting, BetzDearborn Shareholders also will be asked to consider and vote on a proposal for the adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Merger. Under certain circumstances, the Merger Agreement may be terminated or amended prior to the time the Merger becomes effective, whether before or after approval and adoption of the Merger Agreement by BetzDearborn Shareholders.

     Common Stock is quoted on the New York Stock Exchange ("NYSE") under the symbol "BTL." On September 3, 1998, the closing price per share of Common Stock on the NYSE Composite Tape was $62.44. BetzDearborn Shareholders should obtain current quotes for the Common Stock.

     All information contained or incorporated by reference in this Proxy Statement with respect to BetzDearborn has been supplied by BetzDearborn. All information contained or incorporated by reference in this Proxy Statement with respect to Hercules has been supplied by Hercules.

     You may revoke your proxy by filing with the Secretary of BetzDearborn before the taking of the vote at the meeting a written notice of revocation. See "The Special Meeting--Voting of Proxies."

     This Proxy Statement, the Letter to BetzDearborn Shareholders, the Notice of the Special Meeting and the form of proxy for use at the Special Meeting are first being mailed to BetzDearborn Shareholders on or about September 8, 1998.

                            ------------------------

             The date of this Proxy Statement is September 4, 1998.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BETZDEARBORN OR HERCULES SINCE THE DATE OF THIS PROXY STATEMENT OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME AFTER THE DATE OF THIS PROXY STATEMENT.

                           FORWARD-LOOKING STATEMENTS

     This Proxy Statement includes and incorporates by reference forward-looking statements based on current plans and expectations of BetzDearborn, Hercules and Merger Sub, relating to, among other matters, analyses of value, including an opinion from an independent financial advisor to the BetzDearborn Board of Directors (the "BetzDearborn Board") as to the fairness, from a financial point of view, of the Merger Consideration to shareholders of BetzDearborn, expectations for anticipated growth in the future or future success under various efforts. Such forward-looking statements are contained in the sections entitled "Summary," "The Merger," "Certain Federal Income Tax Consequences," "The Companies" and other sections of this Proxy Statement. Actual results could differ materially from the statements contained in this Proxy Statement due to various factors such as the consummation and impact of the Merger on operating results and capital resources, currency fluctuations and the impact on profitability from economic and market conditions, especially as it exists in the Asia-Pacific region, cash requirements and liquidity, interest rate fluctuations that may impact BetzDearborn's financing plans, costs of disruptions associated with the implementation of business process reengineering and information technology transformation projects and Year 2000 readiness, euro conversion issues, capital expenditures, environmental remediation and litigation costs.

                             AVAILABLE INFORMATION

     BetzDearborn is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information filed by BetzDearborn with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at its principal office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission:
New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates, or, with respect to certain of such material, through the Commission's World Wide Web site (http://www.sec.gov). The Common Stock is listed on the NYSE, and such reports, proxy statements and other information concerning BetzDearborn are available for inspection and copying at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     BETZDEARBORN SHAREHOLDERS WHO HAVE ANY QUESTIONS ABOUT EXECUTING, CHANGING OR REVOKING A PROXY, SHOULD CONTACT THE FOLLOWING:

                             D.F. KING & CO., INC.
                          77 WATER STREET, 20TH FLOOR
                            NEW YORK, NEW YORK 10005
                           TELEPHONE: (800) 659-5550

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by BetzDearborn (Commission File No. 1-11558) with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this Proxy:

          1. BetzDearborn's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 9, 1998, as amended by Form 10-K/A (Amendment No. 1) filed with the Commission on March 30, 1998 (the "1997 BetzDearborn Form 10-K");

          2. The information contained in BetzDearborn's Proxy Statement dated March 9, 1998 for its Annual Meeting of Shareholders held on April 9, 1998 that has been incorporated by reference in the 1997 BetzDearborn Form 10-K and was filed with the Commission on March 10, 1998;

          3. BetzDearborn's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed with the Commission on May 15, 1998;

          4. BetzDearborn's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, filed with the Commission on August 14, 1998;

          5. BetzDearborn's Current Report on Form 8-K dated February 12, 1998 filed with the Commission on March 9, 1998;

          6. BetzDearborn's Current Report on Form 8-K dated July 30, 1998 filed with the Commission on July 30, 1998; and

          7. BetzDearborn's Current Report on Form 8-K dated July 30, 1998, filed with the Commission on August 12, 1998.

     All reports and other documents filed with the Commission by BetzDearborn pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such reports and other documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE LISTED OR DESCRIBED ABOVE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS OR HEREIN) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO THE FOLLOWING:

                               BETZDEARBORN INC.
                               4636 SOMERTON ROAD
                          TREVOSE, PENNSYLVANIA 19053
                        ATTENTION: WILLIAM T. DRURY, JR.
                  ASSISTANT VICE PRESIDENT, INVESTOR RELATIONS
                           TELEPHONE: (215) 953-2355

     IN ORDER TO ENSURE TIMELY DELIVERY, ANY REQUEST FOR DOCUMENTS SHOULD BE MADE BY OCTOBER 1, 1998.

                               TABLE OF CONTENTS

                                                                                                          PAGE
                                                                                                        --------
FORWARD-LOOKING STATEMENTS...........................................................................         ii
AVAILABLE INFORMATION................................................................................         ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE......................................................        iii
SUMMARY..............................................................................................          1
THE SPECIAL MEETING..................................................................................         11
  General............................................................................................         11
  Matters to Be Considered at the Special Meeting....................................................         11
  Record Date; Vote Required; Voting at the Special Meeting..........................................         11
  Voting of Proxies..................................................................................         12
  Solicitation of Proxies............................................................................         12
  Dissenters Rights..................................................................................         13
THE MERGER...........................................................................................         13
  Background of the Merger...........................................................................         13
  Reasons for the Merger; Recommendation of the Board of Directors...................................         15
  Opinion of BetzDearborn's Financial Advisor........................................................         17
  Interests of Certain Persons in the Merger.........................................................         21
  Accounting Treatment...............................................................................         24
  Regulatory Approvals...............................................................................         24
  Rights Agreements..................................................................................         24
  Financing of Merger................................................................................         25
THE MERGER AGREEMENT.................................................................................         26
  The Merger.........................................................................................         26
  Merger Consideration...............................................................................         26
  Stock Options and Restricted Shares................................................................         26
  Exchange Procedures................................................................................         26
  Representations and Warranties.....................................................................         27
  Covenants..........................................................................................         28
  Employer and Employee Benefit Plans................................................................         31
  No Solicitation....................................................................................         32
  Corporate Matters..................................................................................         34
  Conditions to the Merger...........................................................................         34
  Termination........................................................................................         35
  Termination Fees...................................................................................         36
  Amendment or Supplement............................................................................         37
RIGHTS OF DISSENTING SHAREHOLDERS....................................................................         37
  General............................................................................................         38
  Filing Notice of Intention to Demand Fair Value....................................................         38
  Record and Beneficial Owners.......................................................................         38
  Notice to Demand Payment...........................................................................         39
  Payment of Fair Value of Common Stock..............................................................         39
  Estimate by Dissenting Shareholder of Fair Value of Common Stock...................................         39
  Valuation Proceedings..............................................................................         40
  Costs and Expenses of Valuation Proceedings........................................................         40
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES................................................         41
THE COMPANIES........................................................................................         41
  Business of BetzDearborn...........................................................................         41
  Business of Hercules...............................................................................         41
  Business of Merger Sub.............................................................................         42
OTHER ACTION TO BE TAKEN AT THE SPECIAL MEETING......................................................         42
  Adjournment Proposal...............................................................................         42
SELECTED CONSOLIDATED FINANCIAL DATA.................................................................         43
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.......................................         44
MARKET PRICES OF COMMON STOCK........................................................................         46
INDEPENDENT AUDITORS.................................................................................         46
SHAREHOLDER PROPOSALS................................................................................         46

Agreement and Plan of Merger, dated as of July 30, 1998, among Hercules Incorporated, Water
  Acquisition Co. and BetzDearborn Inc...............................................................    Annex A
Opinion of J.P. Morgan Securities Inc., dated July 30, 1998..........................................    Annex B
Subchapter D of the Pennsylvania Business Corporation Law............................................    Annex C

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement and the Annexes hereto. This summary is not intended to be complete and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Proxy Statement. BetzDearborn Shareholders are urged to read and consider carefully all of the information contained or incorporated by reference in this Proxy Statement, including the Annexes.

                                 THE COMPANIES

BETZDEARBORN

     BetzDearborn is a leading global manufacturer and supplier of specialty chemicals used by industrial, commercial, and institutional accounts for the treatment of water, wastewater and process systems. BetzDearborn employs approximately 6,400 people worldwide with operating subsidiaries in 37 countries, sales in over 90 countries, and 12 U.S. and 19 non-U.S. production facilities. The principal executive offices of BetzDearborn are located at 4636 Somerton Road, Trevose, Pennsylvania 19053, and its telephone number is (215) 355-3300. See "Available Information," "Incorporation of Certain Documents By Reference" and "The Companies--Business of BetzDearborn."

HERCULES AND MERGER SUB

     Hercules, a Delaware corporation, is a diversified, worldwide producer of chemical specialty products and related products for a variety of markets worldwide. Its businesses include Aqualon, FiberVisions, Food Gums, Paper Technology and Resins. Hercules has approximately 7,000 employees, 49 manufacturing plants, two major research centers and eight applications laboratories. In 1997, Hercules' sales were approximately $1.9 billion.

     Merger Sub is a newly formed Pennsylvania corporation and a wholly owned subsidiary of Hercules, formed for the purpose of effecting the Merger.

     The principal executive offices of Hercules and Merger Sub are located at Hercules Plaza, 1313 North Market Street, Wilmington Delaware 19894, and their telephone number is (302) 594-5000. See "The Companies--Business of Hercules" and "--Business of Merger Sub."

                              THE SPECIAL MEETING

SPECIAL MEETING

     Date, Time and Place of Special Meeting. The Special Meeting will be held at BetzDearborn's headquarters, 4636 Somerton Road, Trevose, Pennsylvania 19053, on October 8, 1998, at 11:00 a.m., local time, for the following purposes:

          1. To consider and vote on a proposal (the "Merger Proposal") to approve and adopt the Merger Agreement, pursuant to which, among other things, (i) Merger Sub will be merged with and into BetzDearborn with the result that BetzDearborn will be the Surviving Corporation and will become a wholly owned subsidiary of Hercules, and (ii) each outstanding share (other than shares held by Hercules, Merger Sub or any other subsidiary of Hercules or a wholly owned subsidiary of BetzDearborn, which will be canceled, and other than shares with respect to which the holder thereof exercises dissenters rights under Pennsylvania law) of Common Stock will be converted into $72.00 in cash, without interest. The Merger Agreement is attached to this Proxy Statement as Annex A.

          2. To adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposal (the "Adjournment Proposal").

          3. Such other matters as may properly come before the Special Meeting.

     Record Date; Required Vote. Only BetzDearborn Shareholders of record at the close of business on September 4, 1998 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting. On the Record Date, there were 29,822,907 shares of Common Stock outstanding held by approximately 3,386 holders of record and 469,981 shares of Preferred Stock outstanding, all of which were held of record by Boston Safe Deposit & Trust Company, as trustee (the "KESOP Trustee") under the BetzDearborn Inc. Employee Stock Ownership and 401(k) Plan (the "KESOP"). Under the terms of the KESOP, the KESOP Trustee is required to vote shares allocated to participants' accounts in accordance with their instructions and otherwise in accordance with the terms of the KESOP and applicable law. The Merger Proposal requires the affirmative vote of (i) the holders of a majority of the outstanding shares of Common Stock and Preferred Stock, voting together, and (ii) of holders of at least two-thirds of the outstanding shares of Common Stock and Preferred Stock, voting together, represented in person or by proxy at the Special Meeting. The Adjournment Proposal requires the affirmative vote of the holders of a majority of the Common Stock and Preferred Stock, voting together, present in person or represented by proxy at the Special Meeting. See "The Special Meeting--Record Date; Vote Required; Voting at the Special Meeting."

     If, in a proxy submitted on behalf of a BetzDearborn Shareholder by a person acting solely in a representative capacity, the proxy is marked clearly to indicate that the shares represented thereby are not being voted with respect to the Merger Proposal or the Adjournment Proposal, then such proxy will be counted as present for the purpose of establishing a quorum at the Special Meeting, and such "non-votes" will have the effect of a negative vote with respect to such proposal. Additionally, proxies submitted abstaining with respect to the Merger Proposal or the Adjournment Proposal will be counted as present for the purpose of establishing a quorum at the Special Meeting, and such abstentions will have the effect of a vote against such proposals.

     In the event that BetzDearborn has the right to terminate the Merger Agreement for any reason, the BetzDearborn Board may make determinations (i) whether to terminate the Merger Agreement or to waive the condition that gives rise to such right to terminate the Merger Agreement and proceed to the consummation of the Merger and (ii) if it determines to waive the condition giving rise to such right to terminate and proceed to the consummation of the Merger, whether or not to resolicit the approval of the Merger Proposal. See "The Merger Agreement--Termination."

     RECOMMENDATION OF THE BOARD OF DIRECTORS. THE BETZDEARBORN BOARD HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, BETZDEARBORN AND THE BETZDEARBORN SHAREHOLDERS. ACCORDINGLY, THE BETZDEARBORN BOARD UNANIMOUSLY RECOMMENDS THAT BETZDEARBORN SHAREHOLDERS VOTE FOR THE MERGER PROPOSAL AND THE ADJOURNMENT PROPOSAL.

     Stock Owned by Directors and Executive Officers of BetzDearborn. As of the Record Date, the directors and executive officers of BetzDearborn may be deemed to be beneficial owners of less than 1% of the outstanding Common Stock and less than 1% of the outstanding Preferred Stock, and each such person has advised BetzDearborn that such person intends to vote in favor of the Merger Proposal and the Adjournment Proposal. See "The Special Meeting--Record Date; Vote Required; Voting at the Special Meeting."

     Proxies. All shares of Common Stock and Preferred Stock that are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to the vote at the Special Meeting, and not duly and timely revoked, will be voted at the Special Meeting in accordance with the instructions indicated thereon. If no instructions are indicated, such proxies will be voted FOR the Merger Proposal and the Adjournment Proposal.

     If any other matters incidental to the Merger are properly presented for consideration at the Special Meeting (or any adjournments or postponements thereof), the persons named in the enclosed form of Proxy and voting thereunder will have discretion to vote on such matters in accordance with their best judgment, unless authorization to use such discretion is withheld.

     Revocability of Proxies. Any proxy given pursuant to this solicitation may be revoked by filing with the Secretary of BetzDearborn, before the taking of the vote at the Special Meeting, a written notice of revocation. BetzDearborn Shareholders who require assistance in changing or revoking a proxy should contact BetzDearborn's proxy solicitor, D.F. King & Co., Inc., 77 Water Street, 20th Floor, New York, New York 10005 or by telephone at (800) 659-5550.

     Dissenters Rights. Under Pennsylvania law, BetzDearborn Shareholders have certain rights to demand payment of "fair value" (as defined in Annex C hereto) for their shares in connection with the Merger. BetzDearborn Shareholders who do not follow the requirements of Pennsylvania law with respect to dissenters rights will only be entitled to receive the Merger Consideration. See "Rights of Dissenting Shareholders" and Annex C hereto.

                                   THE MERGER

GENERAL; MERGER CONSIDERATION

     On July 30, 1998, Hercules, Merger Sub and BetzDearborn entered into the Merger Agreement. Subject to the terms and conditions of the Merger Agreement, each share of Common Stock issued and outstanding immediately prior to the Effective Time (as defined below) (other than shares held by Hercules, Merger Sub or any other wholly owned subsidiary of Hercules or BetzDearborn, which will be cancelled, and other than shares with respect to which the holder thereof exercises dissenters rights under Pennsylvania law) will be converted into and represent the right to receive $72.00 in cash, without interest (the "Merger Consideration"). Shares of Preferred Stock will be automatically converted into shares of Common Stock immediately prior to the Effective Time, with such Common Stock converted into the right to receive the Merger Consideration at the Effective Time.

     Pursuant to the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into BetzDearborn, with BetzDearborn continuing as the Surviving Corporation of the Merger.

BETZDEARBORN OPTIONS AND RESTRICTED SHARES

     At the Effective Time, each stock option (a "Stock Option") to purchase shares of Common Stock pursuant to BetzDearborn's 1981 or 1987 Employee Stock Option Plans or BetzDearborn's 1997 Employee Stock Purchase Plan (the "ESPP") outstanding at the Effective Time, whether or not exercisable will, at the Effective Time, be cancelled and will thereupon be converted into the right to receive cash, without interest, in the amount equal to the product of (a) the number of shares of Common Stock issuable upon exercise of such Stock Option (the "Option Shares") multiplied by (b) the amount by which the Merger Consideration exceeds the per share exercise price with respect to such Option Shares; provided, that each Stock Option granted under the ESPP will be deemed for purposes of the Merger Agreement to have a per share exercise price of zero.

     In addition, any and all restrictions pursuant to BetzDearborn's Employee Stock Incentive Plan (the "Stock Incentive Plan") on the ownership of each share of Common Stock issued pursuant to the Stock Incentive Plan and outstanding immediately prior to the Effective Time (the "Restricted Shares") will lapse at the Effective Time.

     As of the Record Date, 3,735,936 shares of Common Stock were issuable upon the exercise of outstanding Stock Options. The weighted average exercise price per share of all Stock Options outstanding as of the Record Date (other than those granted under the ESPP) is $53.84. As of the Record Date, 139,282 Restricted Shares were outstanding. See "The Merger Agreement--Stock Options and Restricted Shares."

EFFECTIVE TIME OF THE MERGER; CLOSING DATE

     The Merger will become effective (the "Effective Time") upon the filing of duly executed articles of merger with the office of the Department of State of the Commonwealth of Pennsylvania or at such later time as shall be specified in the articles of merger. This filing will be made as soon as practicable following the closing of the Merger which will occur on a day to be specified by the parties (the "Closing Date") which will be no later than the second business day after the satisfaction or waiver of all conditions set forth in the Merger Agreement, or such other date as agreed by the parties. See "The Merger Agreement--Conditions to the Merger." Subject to the satisfaction or waiver of the conditions to the Merger set forth in the Merger Agreement, BetzDearborn and Hercules currently intend for the Closing Date for consummation of the Merger to be October 15, 1998.

CONDITIONS TO CONSUMMATION OF THE MERGER

     The obligations of Hercules, Merger Sub and BetzDearborn to effect the Merger are subject to the fulfillment at or prior to the Effective Time of the following conditions:

          o approval of the Merger Agreement by the BetzDearborn Shareholders in accordance with applicable law and the rules of the NYSE;

          o no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or governmental body or authority which prohibits the consummation of the transactions contemplated by the Merger Agreement, including the Merger, substantially on the terms contemplated thereby, and shall continue to be in effect; and

          o any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or been terminated and any other approvals of any governmental entity shall have been obtained, except where the failure to obtain such other approvals of any governmental entity would not have a Material Adverse Effect (as defined under "The Merger Agreement--Representations and Warranties") on BetzDearborn or Hercules, as the case may be.

     The obligations of Hercules and Merger Sub to effect the Merger are further subject to the receipt of certain closing certificates and the satisfaction of, or waiver by Hercules, of the following conditions:

          o the representations and warranties of BetzDearborn contained in the Merger Agreement that are qualified by reference to a Material Adverse Effect on BetzDearborn shall be true and correct and the representations and warranties that are not so qualified shall be true and correct except where the failure to be true and correct would not have a Material Adverse Effect on BetzDearborn or on the ability of BetzDearborn to consummate the transactions contemplated by the Merger Agreement, in each case as of the date of the Merger Agreement and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time, as though made at and as of the Effective Time; and

          o BetzDearborn shall have performed all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time except where the failure to so perform would not have a Material Adverse Effect on BetzDearborn or on the ability of BetzDearborn to consummate the transactions contemplated by the Merger Agreement.

     The obligations of BetzDearborn to effect the Merger are further subject to the receipt of certain closing certificates and the satisfaction of, or waiver by BetzDearborn, of the following conditions:

          o the representations and warranties of Hercules and Merger Sub contained in the Merger Agreement that are qualified by reference to a Material Adverse Effect on Hercules shall be true and correct and the representations and warranties that are not so qualified shall be true and correct except where the failure to be true and correct would not have a Material Adverse Effect on Hercules or on the ability of Hercules or Merger Sub to consummate the transactions contemplated by the Merger Agreement, in each case as of the date of the Merger Agreement and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time, as though made at and as of the Effective Time; and

          o each of Hercules and Merger Sub shall have performed all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time except where the failure to so perform would not have a Material Adverse Effect on Hercules or on the ability of Hercules or Merger Sub to consummate the transactions contemplated by the Merger Agreement.

     See "The Merger--Regulatory Approvals" and "The Merger
Agreement--Representations and Warranties," "--Covenants" and "--Conditions to the Merger."

TERMINATION

     The Merger Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger Agreement by the BetzDearborn Shareholders

          o  by the mutual written consent of BetzDearborn and Hercules;

          o by either BetzDearborn or Hercules, if (i) the Closing Date shall not have occurred on or before February 28, 1999 (the "Termination Date") and (ii) the party so seeking to terminate the Merger Agreement has not breached in any material respect its obligations under the Merger Agreement in any manner that has contributed to the failure to consummate the Merger on or before such date;

          o by either BetzDearborn or Hercules, if (i) a statute, rule, regulation or executive order has been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated in the Merger Agreement or
             (ii)(A) an order, decree, ruling or injunction has been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated in the Merger Agreement and such order, decree, ruling or injunction has become final and non-appealable and (B) the party seeking to so terminate the Merger Agreement has used all reasonable efforts to remove such order, decree, ruling or injunction;

          o by either BetzDearborn or Hercules, if the approval of the BetzDearborn Shareholders has not been obtained by reason of the failure to obtain the required vote at a duly held meeting of BetzDearborn Shareholders or of any adjournment, postponement or continuation thereof;

          o by BetzDearborn pursuant to the provisions described under "The Merger Agreement--No Solicitation," except that BetzDearborn may not terminate pursuant to such provisions unless and until (i) BetzDearborn shall have complied with its obligations described under "The Merger Agreement--No Solicitation," and (ii) BetzDearborn shall simultaneously pay to Hercules the Hercules Termination Fee (as defined below) and, to the extent required by the Merger Agreement, the Hercules Expense Amount (as defined below);

          o by Hercules, if the BetzDearborn Board shall have approved or recommended any Takeover Proposal (as defined below);

          o by BetzDearborn, if any person or group (other than any party to the Merger Agreement or any of its subsidiaries or affiliates) acquires, prior to the Effective Time, or if prior to the Effective Time, Hercules enters into an agreement pursuant to which any person or group is to acquire, more than 50% of the issued and outstanding voting securities of Hercules; or

          o by either BetzDearborn or Hercules, if there has been a material breach by the other of any of its representations, warranties, covenants or agreements contained in the Merger Agreement which, if not cured would cause the conditions set forth in the Merger Agreement not to be satisfied, and such breach has not been cured within 30 days after notice thereof shall have been received by the party alleged to be in breach.

     Under certain circumstances described in detail below (see "The Merger Agreement--Termination Fees"), in the event of termination of the Merger Agreement, BetzDearborn has agreed to pay Hercules a fee (the "Hercules Termination Fee") equal to $76 million and, subject to certain conditions, an amount (the "Hercules Expense Amount") equal to $15 million in respect of Hercules' expenses in connection with the Merger Agreement. Under certain circumstances described in detail below (see "The Merger Agreement--Termination Fees"), in the event of termination of the Merger Agreement, Hercules has agreed to pay BetzDearborn a fee (the "BetzDearborn Termination Fee") equal to $76 million and an amount (the "BetzDearborn Expense Amount") equal to $15 million in respect of BetzDearborn's expenses in connection with the Merger Agreement.

ACCOUNTING TREATMENT

     The Merger will be treated as a "purchase" for accounting purposes. See "The Merger--Accounting Treatment."

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     The BetzDearborn Board has unanimously determined that the terms of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, BetzDearborn and the BetzDearborn Shareholders. ACCORDINGLY, THE BETZDEARBORN BOARD UNANIMOUSLY RECOMMENDS THAT BETZDEARBORN SHAREHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER PROPOSAL AND THE ADJOURNMENT PROPOSAL.

     In reaching its unanimous determination that the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of BetzDearborn and the BetzDearborn

Shareholders, the BetzDearborn Board considered the following factors in addition to those factors more fully described in "The Merger--Reasons for the Merger; Recommendation of the Board of Directors."

          o the fact that the $72.00 per share Merger Consideration to be received by BetzDearborn Shareholders in the Merger represents a substantial premium over the recent market prices of Common Stock prior to the announcement of the signing of the Merger Agreement (approximately 101% over the closing price of the Common Stock on the last full trading day prior to announcement of the signing of the Merger Agreement);

          o the facts that the Merger Consideration is all cash and that the Merger is not subject to any financing contingencies (see "The Merger Agreement--The Merger" and "--Conditions to the Merger");

          o the BetzDearborn Board's evaluation of a number of strategic alternatives, including a major restructuring of BetzDearborn, an alliance or joint venture with certain of its suppliers and competitors, various acquisitions and business combinations and a merger with another participant in the industry or a strategic partner, and the conclusion of the BetzDearborn Board that the Merger was the most favorable strategic alternative, in terms of value to be received by the BetzDearborn Shareholders, based on its own judgment, the advice of senior management and the financial advice of J.P. Morgan (see "The Merger--Background of the Merger");

          o information relating to the financial condition, results of operations, capital levels, asset quality and prospects of the Company (see "Selected Consolidated Financial Data"), and management's assessment of the prospects of the Company; and

          o the terms of the Merger Agreement as reviewed by the Board with its legal advisors, including the ability of BetzDearborn, under certain circumstances, to terminate the Merger Agreement and enter into an agreement with respect to a Superior Proposal (as defined below) (see "The Merger Agreement").

See "The Merger--Reasons for the Merger; Recommendation of the Board of Directors."

OPINION OF BETZDEARBORN'S FINANCIAL ADVISOR

     On July 30, 1998, J.P. Morgan delivered to the BetzDearborn Board its written opinion (the "J.P. Morgan Opinion") to the effect that, as of such date and based upon and subject to certain matters stated therein, the Merger Consideration is fair, from a financial point of view, to shareholders of BetzDearborn. A copy of the J.P. Morgan Opinion, which sets forth a description of the assumptions made, matters considered and limits of its review, is attached to this Proxy Statement as Annex B. BetzDearborn Shareholders are urged to read carefully the J.P. Morgan Opinion in its entirety. See "The Merger--Opinion of BetzDearborn's Financial Advisor."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the BetzDearborn Board with respect to the Merger Agreement, BetzDearborn Shareholders should be aware that certain officers and directors of BetzDearborn (or their affiliates) have employment agreements, stock options, directors' and officers' indemnification and insurance policies and employment opportunities, which give them interests in the Merger that are different from and in addition to the interests of BetzDearborn Shareholders generally. See "The Merger--Interests of Certain Persons in the Merger" and "The Merger Agreement--Corporate Matters."

     The Merger Agreement provides that, at or prior to the Effective Time, Hercules will (i) cause each of R. Keith Elliott, currently Chairman and Chief Executive Officer of Hercules, and William R. Cook, currently Chairman and Chief Executive Officer of BetzDearborn, to be appointed Co-Chief Executive Officers of Hercules, (ii) establish and maintain for so long as Messrs. Elliott and Cook serve as Co-Chief Executive Officers an "Office of the Chairman," comprised of Mr. Elliott, who shall serve as Chairman, Mr. Cook who shall serve as Vice Chairman, and Vincent J. Corbo, currently President of Hercules, who shall serve as President and Chief Operating Officer, (iii) provide that Larry V. Rankin, currently Executive Vice President of BetzDearborn, shall be appointed Senior Vice President (BetzDearborn Non-Paper Operations) of Hercules, and (iv) increase the size of its Board of Directors to 14 members and elect four current directors of BetzDearborn chosen by the BetzDearborn Board, including Mr. Cook, to fill the resulting vacancies. See "The Merger--Interests of Certain Persons in the Merger" and "The Merger Agreement--Corporate Matters."

     The BetzDearborn Board recognized these interests and took these interests into account in approving the Merger Agreement and the transactions contemplated thereby.

EMPLOYEE MATTERS

     Pursuant to the Merger Agreement, following the Effective Time, Hercules and the Surviving Corporation will (i) select employees for continued employment based upon a process providing equal opportunity and fairness to BetzDearborn Employees and individuals who are employees of Hercules and its Subsidiaries immediately before the Effective Time ("Hercules Employees") and (ii) deal fairly with both BetzDearborn Employees and Hercules Employees without regard to their prior affiliation.

TREATMENT OF KESOP IN AND FOLLOWING THE MERGER

     Under the terms of BetzDearborn's articles of incorporation, the Preferred Stock will be automatically converted into Common Stock immediately prior to the Effective Time, with such Common Stock converted into the right to receive the Merger Consideration upon consummation of the Merger. In order to permit the KESOP to continue to qualify as an employee stock ownership plan, the trustee of the KESOP will then reinvest such Merger Consideration in Hercules common stock. This treatment will apply both to shares allocated to the accounts of KESOP participants and to shares that have not yet been allocated. The KESOP participants will be fully vested in their account balances as of the Effective Time. Unallocated shares will continue to be allocated following the Effective Time over time, as required by applicable law and the terms of the KESOP. See "The Merger Agreement--Employer and Employee Benefit Plans."

REGULATORY APPROVALS

     Under the HSR Act and the rules that have been promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated unless certain filings have been submitted to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the FTC and certain waiting period requirements have been satisfied. On August 24, 1998, Hercules and BetzDearborn submitted the required filings to the FTC and the Antitrust Division. The waiting period under the HSR Act is currently scheduled to expire on September 23, 1998.

     The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. At any time before or after the consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking the divestiture of substantial assets of BetzDearborn or Hercules. Private parties and state attorneys general may also bring actions under the antitrust laws under certain circumstances. BetzDearborn and Hercules believe that the consummation of the Merger will not violate the antitrust laws. There can be no assurance, however, that a challenge to the Merger on antitrust grounds will not be made, or, if such a challenge is made, what the result will be.

     Under Regulation (EEC) No. 4064/89 of the Council of the European Union, the Merger may not be consummated until the Commission of the European Communities (the "European Commission") has granted its approval thereof or such approval has been deemed to have been granted. On September 2, 1998, the requisite notification was filed with respect to the Merger with the European Commission. The waiting period applicable to this filing will expire on October 5, 1998, unless earlier terminated or the European Commission determines to enter into a second phase of investigation.

     In addition, BetzDearborn and Hercules will make mandatory pre-Merger filings with the relevant governmental authorities in Australia and Poland and any other jurisdiction in which similar filings are required. The parties must observe certain waiting periods with respect to these filings. The parties anticipate that they will receive the requisite clearances or approvals within a reasonable time, although there can be no assurance that this will be the case.

     Other than as described in this Proxy Statement, BetzDearborn believes that consummation of the Merger does not require the approval of any federal, state or foreign agency. Certain state, federal and foreign filings will be required in connection with consummation of the Merger. See "The Merger--Regulatory Approvals."

EXCHANGE PROCEDURES

     As soon as reasonably practicable after the Effective Time, American Stock Transfer & Trust Co., or such other bank or trust company designated by Hercules and reasonably satisfactory to BetzDearborn (the "Exchange Agent"), will mail to each holder of record of a certificate which immediately prior to the Effective Time represented outstanding shares of Common Stock or Preferred Stock (a "Certificate") whose shares were converted into the right to receive the Merger Consideration (i) a letter of transmittal, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the product of the Merger Consideration multiplied by the number of shares of Common Stock represented by such Certificate (including, with respect to Certificates representing Preferred Stock, the number of shares of Common Stock into which such Preferred Stock have been converted immediately prior to the Effective
Time), and the Certificate so surrendered shall forthwith be cancelled. See "The Merger Agreement--Merger Consideration." BETZDEARBORN SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The Merger will be a taxable transaction to BetzDearborn Shareholders. For federal income tax purposes, BetzDearborn Shareholders will generally recognize gain or loss in the Merger in an amount determined by the difference between the cash received and their tax basis in the Common Stock exchanged therefor. For further information regarding certain federal income tax consequences to BetzDearborn Shareholders, see "Certain United States Federal Income Tax Consequences."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of September 4, 1998, the directors and executive officers of BetzDearborn may be deemed to be the beneficial owners, in the aggregate, of 189,989 shares of Common Stock (excluding certain shares which could be acquired upon the exercise of options), representing less than 1% of the outstanding Common Stock, and of 1,530 shares of Preferred Stock, representing less than 1% of the outstanding Preferred Stock. To the knowledge of BetzDearborn, such directors and executive officers intend to vote their outstanding shares of Common Stock for approval of the Merger Proposal and for approval of the Adjournment Proposal. See "Security Ownership of Certain Beneficial Owners and Management."

                         MARKET PRICES OF COMMON STOCK

     The Common Stock is traded on the NYSE under the symbol "BTL." On July 29, 1998, the last full trading day prior to the execution, delivery and public announcement of the Merger Agreement, the closing price per share of Common Stock was $35.88, as reported on the NYSE Composite Tape. On September 3, 1998, the most recent practicable date prior to the mailing of this Proxy Statement, the closing price per share of Common Stock was $62.44. For additional information concerning historical market prices of the Common Stock and dividends paid thereon, see "Market Prices of Common Stock."

                      SELECTED CONSOLIDATED FINANCIAL DATA

     Certain selected historical financial data of BetzDearborn is set forth under "Selected Consolidated Financial Data." That information should be read in conjunction with the financial statements and related notes incorporated by reference in this Proxy Statement. See "Selected Consolidated Financial Data" and "Incorporation of Certain Documents by Reference."

                              THE SPECIAL MEETING

GENERAL

     This Proxy Statement is being furnished to BetzDearborn Shareholders in connection with the solicitation of proxies by the BetzDearborn Board for use at the Special Meeting to be held on October 8, 1998, at BetzDearborn's headquarters, 4636 Somerton Road, Trevose, Pennsylvania 19053, commencing at 11:00 a.m., local time, and at any adjournment or postponement thereof.

     This Proxy Statement, the Letter to BetzDearborn Shareholders, the Notice of the Special Meeting and the form of proxy for use at the Special Meeting are first being mailed to BetzDearborn Shareholders on or about September 8, 1998.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, BetzDearborn Shareholders will consider and vote on:

          1. The Merger Proposal, which is a proposal to approve and adopt the Merger Agreement, pursuant to which, among other things, (i) Merger Sub will be merged with and into BetzDearborn with the result that BetzDearborn will be the Surviving Corporation and will become a wholly owned subsidiary of Hercules, and (ii) each outstanding share (other than shares held by Hercules, Merger Sub or any other subsidiary of Hercules or any wholly owned subsidiary of BetzDearborn, which will be canceled, and other than shares with respect to which the holder thereof exercises dissenters rights under Pennsylvania law) of Common Stock will be converted into $72.00 in cash, without interest. A copy of the Merger Agreement is attached as Annex A to this Proxy Statement.

          2. The Adjournment Proposal, which is a proposal for the adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposal.

          3. Such other business as may properly come before the Special
             Meeting.

RECORD DATE; VOTE REQUIRED; VOTING AT THE SPECIAL MEETING

     The BetzDearborn Board has fixed September 4, 1998 as the Record Date for determination of BetzDearborn Shareholders entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of Common Stock or Preferred Stock of record at the close of business on the Record Date, will be entitled to notice of and to vote at the Special Meeting. Each holder of record of Common Stock or Preferred Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by a properly executed proxy, at the Special Meeting. As of the Record Date, there were 29,822,907 shares of Common Stock outstanding and entitled to vote which were held by approximately 3,386 holders of record, and 469,981 shares of Preferred Stock outstanding and entitled to vote, all of which were held of record by the KESOP Trustee under the KESOP. Under the terms of the KESOP, the KESOP Trustee is required to vote shares allocated to participants' accounts in accordance with their instructions and otherwise in accordance with the terms of the KESOP and applicable law.

     The affirmative vote of (i) the holders of a majority of the outstanding shares of Common Stock and Preferred Stock, voting together, and (ii) of holders of at least two-thirds of the outstanding shares of Common Stock and Preferred Stock, voting together, represented in person or by proxy at the Special Meeting is required to approve the Merger Proposal. The affirmative vote of holders of a majority of the shares of Common Stock and Preferred Stock, voting together, present in person or represented by proxy at the Special Meeting is required to approve the Adjournment Proposal. As of

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the Record Date, the directors and executive officers of BetzDearborn may be deemed to be beneficial owners of less than 1% of the outstanding shares of Common Stock and of less than 1% of the outstanding shares of Preferred Stock, and each such person has advised BetzDearborn that such person intends to vote in favor of the Merger Proposal and the Adjournment Proposal.

     In the event that BetzDearborn has the right to terminate the Merger Agreement for any reason, the BetzDearborn Board may make determinations (i) whether to terminate the Merger Agreement or to waive the condition that gives rise to such right to terminate the Merger Agreement and proceed to the consummation of the Merger, and (ii) if it determines to waive the condition giving rise to such right to terminate and proceed to the consummation of the Merger, whether or not to resolicit the approval of the Merger Proposal. See "The Merger Agreement--Termination."

VOTING OF PROXIES

     All BetzDearborn Shareholders who are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at such meeting and not duly and timely revoked will have their shares voted at such meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted, in the case of BetzDearborn Shareholders, FOR approval and adoption of the Merger Proposal and the Adjournment Proposal.

     If any other matters are properly presented at the Special Meeting for consideration, the persons named in the enclosed form of proxy, and acting thereunder, will have discretion to vote on such matters in accordance with their best judgment (unless authorization to use such discretion is withheld). BetzDearborn is not aware of any matters expected to be presented at the Special Meeting other than as described in the Notice of Special Meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by filing with the Secretary of BetzDearborn before the taking of the vote at the Special Meeting, a written notice of revocation. In order to vote in person at the Special Meeting, BetzDearborn Shareholders must attend the Special Meeting and cast their votes in accordance with the voting procedures established for such meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy must be sent so as to be delivered at or before the taking of the vote at the meeting, to BetzDearborn Inc., 4636 Somerton Road, Trevose, Pennsylvania 19053,
Telecopy: (215) 953-5536, Attention: Secretary.

     BetzDearborn Shareholders who require assistance in changing or revoking a proxy should contact D.F. King & Co., Inc., at the addresses or phone numbers provided in this Proxy Statement under the caption "Available Information."

     Broker non-votes and abstaining votes will not be counted in favor of the Merger Proposal or the Adjournment Proposal and will not be treated as votes cast with respect to such proposals. Abstentions and broker non-votes will have the same effect as votes against the Merger Proposal and against the Adjournment Proposal.

SOLICITATION OF PROXIES

     The expenses of the solicitations for the Special Meeting will be borne by BetzDearborn. In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of BetzDearborn in person or by telephone, telegram or other means of communication. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. BetzDearborn has retained D.F. King & Co., Inc., at an estimated cost of $10,000, plus reimbursement of expenses, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements will also be made by BetzDearborn with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and BetzDearborn will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

DISSENTERS RIGHTS

     Under Pennsylvania law, BetzDearborn Shareholders have certain rights to demand payment of "fair value" (as defined in Annex C hereto) for their shares in connection with the Merger Agreement and the consummation of the transactions contemplated thereby. BetzDearborn Shareholders who do not follow the requirements of Pennsylvania law with respect to dissenters rights will only be entitled to receive the Merger Consideration. See "Rights of Dissenting Shareholders" and Annex C hereto.

                                   THE MERGER

BACKGROUND OF THE MERGER

     In early 1998, BetzDearborn's management was evaluating various strategic alternatives in an effort to seek to enhance the performance of BetzDearborn and to increase shareholder value. Among other alternatives, BetzDearborn's management explored an alliance or joint venture with certain of its suppliers and competitors, various acquisitions and business combinations.

     At the end of January, 1998, following preliminary discussions regarding a strategic marketing alliance or joint venture among BetzDearborn's and Hercules' respective paper businesses, R. Keith Elliott, Chairman and Chief Executive Officer of Hercules, approached William R. Cook, Chairman and Chief Executive Officer of BetzDearborn, and in an informal discussion raised the possibility of a business combination between BetzDearborn and Hercules. Shortly thereafter, Mr. Cook expressed to Mr. Elliott a lack of interest in such a combination.

     In April, 1998, Messrs. Cook and Elliott again discussed the possibility of a business combination and agreed to hold further talks through representatives of their respective companies. Following preliminary consultation with its financial advisor, J.P. Morgan, BetzDearborn determined to consider whether such a business combination might be beneficial to BetzDearborn's shareholders and other constituencies, in light of the other alternatives the BetzDearborn Board and management were exploring. Shortly thereafter, Larry Rankin, Senior Vice President of BetzDearborn, George L. James, III, Senior Vice President and Chief Financial Officer of BetzDearborn, and Harry J. Tucci, Senior Vice President, Corporate Development, of Hercules, met to discuss the possibility of a business combination. In May 1998, Hercules and BetzDearborn entered into a confidentiality agreement. Thereafter, Messrs. Rankin, James and Tucci, as well as George Mackenzie, Senior Vice President and Chief Financial Officer of Hercules, met again and made preliminary presentations to each other regarding their respective companies. Such individuals met again shortly thereafter, together with representatives of J.P. Morgan and SBC Warburg Dillon Read Inc. ("Dillon Read"), financial advisors to BetzDearborn and Hercules, respectively, to discuss and exchange preliminary financial analyses.

     In the first half of June, members of senior management of BetzDearborn and Hercules, in certain cases together with representatives of J.P. Morgan and Dillon Read, met to discuss synergies in the companies' paper businesses which potentially could be realized in a business combination, as well as structural and social issues relating to a potential transaction.

     The BetzDearborn Board held a regularly scheduled meeting on June 18, at which the BetzDearborn Board was informed of the discussions relating to the potential business combination, and was updated by BetzDearborn's management regarding the current prospects of BetzDearborn's business.

     At the end of June, members of senior management of BetzDearborn and Hercules held further discussions regarding synergies in areas other than the paper business, including technology synergies, which were potentially realizable in a combination.

     Also at the end of June, BetzDearborn formally retained J.P. Morgan to act as financial advisors to BetzDearborn in respect of a possible business combination.

     On June 30, the BetzDearborn Board held a special meeting to receive an update from BetzDearborn's management regarding discussions with Hercules, and to receive advice from BetzDearborn's legal and financial advisors. While the BetzDearborn Board took no action at such meeting regarding any possible transaction, the consensus of the BetzDearborn Board was that management should continue its discussions with Hercules, as well as consider the restructuring of its business.

     Following discussions at the BetzDearborn Board's June 30th meeting, BetzDearborn inquired as to Hercules' willingness to pursue a stock-for-stock merger or a combination cash-and-stock merger transaction that would be tax-free to all or some of the BetzDearborn Shareholders. In the first half of July, members of senior management of BetzDearborn and Hercules, in certain cases together with representatives of J.P. Morgan and Dillon Read, met to discuss various alternative structures for a business combination and related matters with respect to a potential transaction between the two companies. Following an analysis of various transaction structures, Hercules indicated that it was willing to offer the highest per share consideration to the BetzDearborn Shareholders in a cash transaction that would be structured as a one-step merger transaction.

     On July 20, the BetzDearborn Board held a special meeting at which it was updated on discussions with Hercules. Over the course of several days following the July 20th BetzDearborn Board meeting, members of senior management of BetzDearborn and Hercules met to discuss a number of issues regarding a potential combination, including how a transaction could be structured, as well as social and valuation issues. Also during this time, a draft merger agreement was exchanged between counsel for the parties. Negotiations with respect to the terms of a definitive merger agreement commenced between BetzDearborn and Hercules, and their respective counsel, and continued through the evening of July 29.

     On July 27, Mr. Cook attended a meeting of the Board of Directors of Hercules, at which he gave an overview of BetzDearborn. Later the same day, Mr. Cook met with the Compensation Committee of the Board of Directors of Hercules to discuss the possibility and terms of his becoming a Co-Chief Executive Officer of the combined company.

     On July 28, the BetzDearborn Board held a special meeting, among other things, to be updated regarding discussions with Hercules by BetzDearborn's management and its legal and financial advisors. At this meeting, BetzDearborn management made a presentation to the BetzDearborn Board regarding a possible restructuring of its business if the transaction with Hercules were not pursued. The BetzDearborn Board discussed the proposed terms and conditions of the possible merger with Hercules, as well as the remaining open issues in the negotiations with Hercules, and authorized management to continue negotiations. Following this meeting, negotiations regarding the draft merger agreement continued between BetzDearborn and Hercules, and their respective counsel.

     The BetzDearborn Board held a meeting on July 29, at which time the BetzDearborn Board was updated as to the negotiations which had occurred since the prior Board meeting and the changes to the proposed terms and conditions of the Merger Agreement and the transactions contemplated thereby. Following a presentation by J.P. Morgan and extensive deliberations and discussions, the BetzDearborn Board approved and adopted the Merger Agreement and the transactions contemplated thereby and an amendment to each of BetzDearborn's 1988 Rights Agreement (as restated by its 1992 Rights Agreement) and 1998 Rights Agreement to exempt the execution of the Merger Agreement and the consummation of the transactions contemplated thereby from triggering certain provisions of such Rights Agreements.

     On July 30, BetzDearborn and Hercules executed the definitive Merger Agreement and issued a joint press release announcing the Merger.

REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The BetzDearborn Board, in the course of reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, consulted with BetzDearborn's legal and financial advisors as well as with BetzDearborn's management and considered a number of factors, including the following material factors (the order of which does not necessarily reflect the relative significance of the various factors considered):

            (i) the fact that the $72.00 per share Merger Consideration to be received by BetzDearborn Shareholders in the Merger represents a substantial premium over the recent market prices of Common Stock prior to the announcement of the signing of the Merger Agreement. The premium to be received by BetzDearborn Shareholders was approximately 101% over the closing price of the Common Stock on the last full trading day prior to announcement of the signing of the Merger Agreement, and approximately 47.8% over the average closing price of the Common Stock for the 90 trading days prior to the date of the announcement;

            (ii) the facts that the Merger Consideration is all cash and that the Merger is not subject to any financing contingencies (see "The Merger Agreement--The Merger" and "The Merger Agreement--Conditions to the Merger");

           (iii) the BetzDearborn Board's knowledge of the business, operations, properties, assets, financial condition and operating results of BetzDearborn, as well as information relating to the financial condition, results of operations, capital levels, asset quality and prospects of BetzDearborn (see "Selected Consolidated Financial Data"), and management's assessment of the prospects of BetzDearborn;

           (iv) the current and prospective environment in which BetzDearborn operates, including foreign, national and local economic conditions, the competitive environment for specialty chemical companies in which customers are increasingly consolidating purchases among fewer suppliers and the apparent trend toward consolidation in the specialty chemicals industry;

            (v) the presentation by J.P. Morgan and its opinion that, as of the date of such opinion, the Merger Consideration is fair, from a financial point of view, to shareholders of BetzDearborn (see "--Opinion of BetzDearborn's Financial Advisor");

           (vi) the BetzDearborn Board's evaluation of a number of strategic alternatives, including a major restructuring of BetzDearborn, an alliance or joint venture with certain of its suppliers and competitors, various acquisitions and business combinations and a merger with another participant in the industry or a strategic partner, and the conclusion of the BetzDearborn Board that the Merger was the most favorable strategic alternative, in terms of value to be received by the BetzDearborn Shareholders, based on its own judgment, the advice of senior management and the financial advice of J.P. Morgan (see "--Background of the Merger");

           (vii) the opportunity to align BetzDearborn with a world class company that offers the opportunity to obtain significant cost savings and to better position the combined company for long-term growth;

          (viii) the fact that Hercules' technologies are complementary to the process chemical technologies offered by BetzDearborn, which will allow the combined company to have the largest technology portfolio of any supplier to the pulp and paper industry;

           (ix) the terms of the Merger Agreement as reviewed by the Board with its legal advisors (see "The Merger Agreement");

            (x) the terms of the Merger Agreement which provide that, under certain circumstances and subject to certain conditions more fully described under "The Merger Agreement--No Solicitation," "--Termination" and "--Termination Fees," BetzDearborn can furnish information to and conduct negotiations with a third party and could terminate the Merger Agreement and enter into an agreement relating to a Superior Proposal;

           (xi) the terms of the Merger Agreement providing for adoption of a severance policy to be applicable to BetzDearborn and Hercules employees following the Merger;

           (xii) the fact that the BetzDearborn Shareholders will not have a continuing equity interest in the combined company and, thus, will not participate in any future growth of the combined company, absent an independent investment in stock of Hercules; and

          (xiii) the BetzDearborn Board's awareness and assessment of (i) the potential that, under certain circumstances, following the Merger, certain payments might be made pursuant to certain employment agreements previously entered into with certain of BetzDearborn's executives and (ii) the facts that at or prior to the Effective Time Mr. Cook will be appointed Co-Chief Executive Officer, Vice Chairman and a member of the Office of the Chairman of Hercules, that four current directors of BetzDearborn, including Mr. Cook, will be appointed to the Board of Directors of Hercules and that Mr. Rankin will be appointed Senior Vice President (BetzDearborn Non-Paper Operations) of Hercules (see "--Interests of Certain Persons in the Merger").

     The foregoing discussion of the information and factors considered by the BetzDearborn Board is not meant to be exhaustive but is believed to include the material factors considered by the BetzDearborn Board. The BetzDearborn Board did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Shareholders. In reaching its determination, the Board took the various factors into account collectively and the Board did not perform a factor-by-factor analysis. In addition, individual directors may have given different weights to different factors.

     FOR THE REASONS DISCUSSED ABOVE, THE BETZDEARBORN BOARD HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, BETZDEARBORN AND THE BETZDEARBORN SHAREHOLDERS.

ACCORDINGLY, THE BETZDEARBORN BOARD UNANIMOUSLY RECOMMENDS THAT BETZDEARBORN SHAREHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER PROPOSAL AND THE ADJOURNMENT PROPOSAL.

OPINION OF BETZDEARBORN'S FINANCIAL ADVISOR

     J.P. Morgan has acted as financial advisor to BetzDearborn in connection with the Merger. As part of its role as financial advisor to BetzDearborn, J.P. Morgan rendered to the BetzDearborn Board the J.P. Morgan Opinion as to the fairness, from a financial point of view, of the Merger Consideration to be received by the BetzDearborn shareholders in the Merger.

     The full text of the J.P. Morgan Opinion, dated July 30, 1998, is attached as Annex B to this Proxy Statement and is incorporated herein by reference. BetzDearborn Shareholders should read the J.P. Morgan Opinion for a discussion of assumptions made, matters considered and limitations on the review undertaken by J.P. Morgan in rendering its opinion. The summary of the J.P. Morgan Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

     No limitations were imposed by BetzDearborn on the scope of J.P. Morgan's investigation or the procedures to be followed by J.P. Morgan in rendering its opinion, except that J.P. Morgan was not authorized to solicit, and did not solicit, any indications of interest from any third party with respect to a purchase of all or a part of BetzDearborn's business. J.P. Morgan was not requested to and did not make any recommendation to the BetzDearborn Board as to the form or amount of the consideration to be received by the shareholders of BetzDearborn, which was determined through arm's-length negotiations between the parties. In arriving at its opinion, J.P. Morgan did not ascribe a specific range of values to BetzDearborn, but rather made its determination as to the fairness, from a financial point of view, of the Merger Consideration to be received by the shareholders of BetzDearborn in the Merger on the basis of the financial and comparative analyses described below. The J.P. Morgan Opinion is for the use and benefit of the BetzDearborn Board and was rendered to the BetzDearborn Board in connection with the BetzDearborn Board's consideration of the Merger. The J.P. Morgan Opinion is not intended to be and does not constitute a recommendation to any BetzDearborn Shareholder as to how such Shareholder should vote with respect to the Merger. J.P. Morgan was not requested to opine as to, and the J.P. Morgan Opinion does not address, BetzDearborn's underlying business decision to proceed with or effect the Merger.

     In arriving at its opinion, J.P. Morgan reviewed (i) the Merger Agreement;
(ii) certain publicly available information concerning the business of BetzDearborn and of certain other companies engaged in businesses comparable to those of BetzDearborn, and the reported market prices for certain other companies' securities deemed comparable; (iii) publicly available terms of certain transactions involving companies comparable to BetzDearborn and the consideration received for such companies; (iv) current and historical market prices of the Common Stock; (v) the audited financial statements of BetzDearborn for the fiscal year ended December 31, 1997, and the unaudited financial statements of BetzDearborn for the period ended March 31, 1998; (vi) certain internal financial analyses and forecasts prepared by BetzDearborn and its management; and (vii) the terms of other business combinations that J.P. Morgan deemed relevant.

     In giving its opinion, J.P. Morgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to it by BetzDearborn or otherwise reviewed by J.P. Morgan, and has not assumed any responsibility or liability therefor. J.P. Morgan has not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to J.P. Morgan. In relying on financial analyses and forecasts provided to it, J.P. Morgan has assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of BetzDearborn to which such analyses or forecasts relate. J.P. Morgan has also assumed that the Merger and the other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement.

     The projections furnished to J.P. Morgan for BetzDearborn were prepared by the BetzDearborn management. BetzDearborn does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan's analysis of the Merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

     The J.P. Morgan Opinion is based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, July 30, 1998, the date of its opinion. Subsequent developments may affect the J.P. Morgan Opinion, and J.P. Morgan does not have any obligation to update, revise or reaffirm its opinion.

     In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion.

  Discounted Cash Flow Analysis

     J.P. Morgan calculated the unlevered free cash flows that BetzDearborn is expected to generate during fiscal years 1998 through 2007 based upon a set of financial projections through the years ended 2002 prepared by the management of BetzDearborn (the "Projections") and extended through the years ended 2007 by J.P. Morgan to reflect reasonable growth in revenues and operating earnings during the period from 2002 to 2007. In addition, J.P. Morgan calculated the unlevered free cash flows that BetzDearborn is expected to generate during fiscal years 1998 through 2007 based upon financial projections, adjusted upward by management to reflect a cost savings program which would result in annual cost savings of $25 million and higher operating margins during the 1998 to 2002 period (the "Restructuring Projections") and extended through the years ended 2007 by J.P. Morgan to reflect reasonable growth in revenues and operating earnings during the period from 2002 to 2007. J.P. Morgan also calculated a range of terminal firm values of BetzDearborn at the end of the ten year period ending 2007 by applying a firm value/earnings before interest, taxes and depreciation and amortization ("EBITDA") multiple of 7.0x to 8.0x to the projected year 2007 EBITDA. The unlevered free cash flows and the range of terminal values were then discounted to present values using a range of discount rates from 9.0% to 9.75%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of BetzDearborn. Based on the Projections and a discount rate range of 9.0% to 9.75%, the discounted cash flow analysis indicated a range of firm values of between $2.5 billion and $2.8 billion for BetzDearborn, or $58 to $68 per share of Common Stock on an unlevered basis. Based on the Restructuring Projections and a discount rate range of 9.0% to 9.75%, the discounted cash flow analysis indicated a range of firm values of between $2.7 billion and $3.1 billion for BetzDearborn, or $65 to $76 per share of Common Stock on an unlevered basis. If annual cost savings of $40 million could be achieved, the discounted cash flow analysis indicated a range of firm values of between $69 to $80 per share of Common Stock on an unlevered basis.

  Public Trading Multiples

     Using publicly available information, J.P. Morgan compared selected financial data of BetzDearborn with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to the business of BetzDearborn. The companies selected by J.P. Morgan were A. Schulman Inc., Albemarle Corporation, Cytec Industries Inc., Hercules Inc., Ethyl Corporation, Ecolab Inc., Ferro Corporation, H.B. Fuller Company, Lubrizol Corporation, M.A. Hanna Company, Morton International Inc., Nalco Chemical Company, Rohm & Haas Company, and Witco Corporation. These companies were selected, among other reasons, because their businesses operations, in aggregate, are similar to those of BetzDearborn. J.P. Morgan used the average projected 1998 and 1999 firm value/earnings before interest and taxes ("EBIT"), firm value/EBITDA, and equity value/net income for its analysis.

     The average multiple of 10.0x 1998 EBIT and 8.9x 1999 EBIT were applied to the Restructuring Projections for 1998 and 1999, yielding an implied stand alone trading value range of $35 to $44 per share. The average multiple of 7.0x 1998 EBITDA and 6.4x 1999 EBITDA were applied to the Restructuring Projections for 1998 and 1999, yielding an implied stand alone trading value range of $39 to $47 per share. The average multiple of 14.6x 1998 net income and 12.7x 1999 net income were applied to the Restructuring Projections for 1998 and 1999, yielding an implied stand alone trading value range of $40 to $49 per share. If each of these multiples were applied to the Projections for 1998 and 1999, the implied stand alone trading value ranges would, in each case, be lower than as set forth above.

  Selected Transaction Analysis

     J.P. Morgan reviewed and analyzed a number of recent transactions involving other companies in the specialty chemicals industry that it deemed comparable to the Merger. The following recent transactions were reviewed and analyzed (target/acquiror): Allied Colliods Group plc/Ciba Spezialitaeten Chemie AG; NL Industries Inc. (Rheox)/Elementis plc; Freedom Chemical Company/The B.F. Goodrich Company; Triarc Companies, Inc. (C.H. Patrick & Co. Inc.)/The
B.F. Goodrich Company; Holliday Chemical Holdings plc/Yule Catto & Co. plc; Melamine Chemicals Inc./Borden Chemicals & Plastics L.P.; Gibson Chemical Industries Ltd./Ecolab Inc.; BioWhittaker Inc./Cambrex Corporation; Prestone Products Corporation/AlliedSignal Inc.; Degussa AG/VEBA AG; Laporte plc (U.S. Adhesives and Sealants)/Sovereign Speciality Chemicals Inc.; Unilever N.V. (Specialty Chemicals)/Imperial Chemical Industries plc; Petrolite Corporation/Baker Hughes, Inc.; Hercules Inc. and Mallinckrodt Inc. (50/50 Tastemaker Joint Venture)/Roche Holdings, Inc.; U.S. Industries, Inc. (SCM Metals)/OM Group, Inc.; CPS Chemical Co. Inc./Allied Colloids Group plc; Loctite Corp./Henkel Kgaa; Sandoz AG (Master Builders Technologies)/VIAG AG, (SKW Trostberg AG); Royal Dutch Petroleum Co. (Shell Fine Chemicals)/Inspec Group plc; Uniroyal Chemical Co. Inc./Crompton & Knowles Corporation; W.R. Grace & Co. (Dearborn)/Betz Laboratories Inc.; Molson Companies Ltd. (Diversey)/Unilever N.V.; and Merck & Co., Inc. (Calgon Water Management)/English China Clays plc. J.P. Morgan noted that no transaction reviewed was identical to the Merger, and that, accordingly, an assessment of the results of the following analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of BetzDearborn and other factors that would affect the transaction value of the companies to which it is being compared. Among other factors, J.P. Morgan indicated that the merger and acquisition transaction environment varies over time because of macroeconomic factors such as industry results, the business cycle and growth expectations. J.P. Morgan reviewed each acquiree's ratio of firm value to last twelve months' EBITDA, (median and mean ratio of 10.6x and 9.7x, respectively), EBIT (median and mean ratio of 14.4x and 12.9x, respectively), and equity value to last twelve months' net income (median and mean ratio of 24.1x and 23.3x, respectively) J.P. Morgan applied the average multiple derived from such analysis to BetzDearborn's 1997 EBITDA, EBIT, and net income, and arrived at an estimated range of equity values for the Common Stock of between $72 and $75 per share.

  Control Premium Analysis

     J.P. Morgan also analyzed the distribution of control premiums (i.e., the final per share transaction price paid divided by the per share price five days prior to the initial offer) paid in 1,217 transactions in the U.S. between 1993 and 1997. As shown by this analysis, 96.5% of control premiums paid in such transactions were less than 100%, and 3.5% of control premiums paid in such transactions were equal to or greater than 100%. J.P. Morgan also noted that only 2.5% of announced transactions in the first six months of 1998 have had control premiums of more than 100%. The control premium to be paid in the Merger is greater than 100%.

     The summary set forth above does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the summary set forth above and its analysis must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. J.P. Morgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which J.P. Morgan based its analyses are set forth above under the description of each such analysis. J. P Morgan's analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values my be higher or lower than those indicated. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

     J.P. Morgan is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The BetzDearborn Board selected J.P. Morgan because of its expertise, reputation and familiarity with BetzDearborn in particular and the specialty chemicals industry in general, and because its investment banking professionals have substantial experience in transactions similar to the Merger.

     As compensation for the services of J.P. Morgan in connection with the Merger, including rendering its opinion, BetzDearborn has agreed to pay J.P. Morgan a fee (the "Success Fee") in an amount equal to 0.35% of the Transaction Value; provided, that in the event BetzDearborn receives an unsolicited offer from one or more parties in connection with an extraordinary transaction, the Success Fee shall be in an amount equal to 0.45% of the Transaction Value. "Transaction Value" means the aggregate amount of consideration received by BetzDearborn and/or the BetzDearborn Shareholders in the Merger, plus the amount of debt securities or other liabilities of BetzDearborn assumed, redeemed or remaining outstanding in connection with the Merger, plus, without duplication, the value of any securities, cash or other assets distributed to the BetzDearborn Shareholders. The Success Fee shall be payable upon consummation of the Merger. In addition, BetzDearborn has agreed that if it receives the BetzDearborn Termination Fee and/or the BetzDearborn Expense Amount, then BetzDearborn will pay J.P. Morgan a fee in an amount equal to the lesser of $15 million or 25% of such amounts, net of expenses and before taxes, paid or payable to BetzDearborn. BetzDearborn also has agreed to reimburse J.P. Morgan for reasonable out-of-pocket expenses incurred in connection with the Merger and to indemnify J.P. Morgan and certain related persons for certain liabilities that may arise out of its engagement by BetzDearborn and the rendering of its opinion.

     J.P. Morgan is acting as financial advisor to BetzDearborn in connection with the Merger. J.P. Morgan has also performed various investment banking services for BetzDearborn in the past and has received customary fees for such services. In the ordinary course of its business, J.P. Morgan may actively trade in BetzDearborn and Hercules securities for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, J.P. Morgan is serving as Co-Arranger and Co-Syndication Agent for the Facilities (as defined below).

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the BetzDearborn Board with respect to the Merger Agreement, BetzDearborn Shareholders should be aware that certain officers and directors of BetzDearborn (or their affiliates) have interests in the Merger that are different from and in addition to the interests of BetzDearborn Shareholders generally. The BetzDearborn Board was aware of these interests and took these interests into account in approving the Merger Agreement and the transactions contemplated thereby.

  Employment Agreements

     BetzDearborn has entered into employment agreements with its executive officers, under which the executives are entitled to certain severance benefits in the event of the termination of their employment under certain specified circumstances. Hercules has agreed, in the Merger Agreement, that all individuals with such agreements will be deemed to have experienced a termination for "Good Reason" under their agreements and will be entitled to receive the specified severance benefits as a result (unless otherwise agreed by the executive). Such severance benefits (the "Severance Benefits") will include
(i) a lump sum cash payment equal to three times the sum of (A) the executive's base salary and (B) the greater of (I) the incentive bonus that would have been payable to the executive for the fiscal year that includes the date of termination, computed at target, and (II) the average of the incentive bonuses paid to the executive during the three most recent fiscal years ending before the date of termination (or such shorter period as the executive has been employed by BetzDearborn) (the "Cash Payment"); (ii) continued welfare benefits for three years or a lump sum cash payment in lieu thereof; and (iii) a lump sum cash payment equal to the present value (using a discount rate of 7.25%) of the additional retirement benefits (expressed as a lump sum) that the executive would have been entitled to receive if he or she had remained employed for another three years. Moreover, each executive is entitled to receive an additional payment to the extent necessary to make him or her whole for any excise tax on "excess parachute payments" that may be imposed on him or her. Each executive is subject to certain restrictive covenants regarding confidential information and noncompetition for two years after termination of employment, and a violation of the noncompetition covenant could result in the executive's being required to return a portion of the severance payments described above. As noted below, Mr. Cook and Mr. Rankin are discussing with Hercules the possibility of waiving some or all of their rights under their respective agreements in exchange for continued employment after the Merger on the terms and conditions described below. Their total Severance Benefits (before any such waiver) would be approximately $4.77 million for Mr. Cook and approximately $2.55 million for Mr. Rankin, assuming all such Severance Benefits were provided in cash. If all of the other executive officers were to receive such payments, the approximate aggregate amount of their Severance Benefits would be $9.29 million, assuming all such Severance Benefits were provided in cash.

     Hercules is currently discussing with Messrs. Cook and Rankin the terms and conditions on which they may agree to be employed by Hercules following the Merger. It is expected that Mr. Cook will be appointed Vice Chairman of the Board of Hercules and co-Chief Executive Officer of Hercules, effective upon the Merger. The terms and conditions of his employment that are being discussed would include cash compensation consisting of (i) effective immediately after the Merger, a base salary of $700,000 and a bonus opportunity of 70% of base salary; (ii) beginning 9 months from the Merger, a base salary of $750,000 and a bonus opportunity of 80% of base salary; and (iii) beginning 18 months from the Merger, a base salary based upon competitive market conditions and a bonus opportunity of 90% of base salary, in each case on a pro rata basis. In addition, Mr. Cook would receive a grant of Hercules restricted stock, the amount of which is being discussed. Such restricted stock would vest in three equal installments at the end of the 8th, 16th and 24th months following the Merger, with accelerated vesting in the event of termination of Mr. Cook's employment by Hercules without cause, by Mr. Cook for good reason, or upon his death or disability, or, after the 8th month anniversary of the Merger, by the executive because of unforeseen financial emergency or other family circumstances. Additional shares of unrestricted stock would be granted as and when such restricted stock vests, if and to the extent that at the time of vesting, the value of the restricted stock had declined since grant. Further, Mr. Cook would invest 2/3 of the after-tax proceeds that he receives from the cashout of his BetzDearborn restricted stock and BetzDearborn options in unrestricted Hercules common stock. Mr. Cook would also receive, in lieu of all options that would otherwise be granted to him under Hercules's plans for the three years after the Merger, a grant of Performance Accelerated Stock Options with respect to the following number of shares of Hercules common stock: 500,000 shares upon the Merger; 250,000 shares on September 30, 1999; and 250,000 shares on June 30, 2000. Mr. Cook would also receive pension benefits no less favorable than those available under the "rule of 85" under BetzDearborn's qualified and nonqualified pension plans, and fringe benefits comparable to those provided to Mr. Elliott. In the event of a termination of Mr. Cook's employment without cause, or by Mr. Cook for "good reason," he would receive severance pay based upon three, two or one year's salary and target bonus (depending upon whether the termination occurred during the first, second or third year following the Merger). Mr. Cook would also receive a standard Hercules change-of-control employment agreement, and would continue to be entitled to receive payments as necessary to make him whole for any excise tax on "excess parachute payments" that may be imposed on him. See "--Officers of Hercules" and "--Hercules Board of Directors."

     It is also expected that the terms and conditions of employment offered by Hercules to Mr. Rankin will include an annual salary of $325,000 with a target bonus and long-term incentive compensation designed so that his total compensation opportunity will be comparable to that of peer executives of Hercules. Mr. Rankin would also receive a grant of Hercules restricted stock, the amount of which is being discussed. Such restricted stock would vest on the same terms and conditions as those with respect to Mr. Cook's restricted stock described in the immediately preceding paragraph. Additional shares of unrestricted Hercules stock would be granted as and when such restricted stock vests, if and to the extent that at the time of vesting, the value of the restricted stock had declined since grant. Mr. Rankin would also be required to comply with Hercules' stock ownership guidelines within three years after the Merger, would receive a standard Hercules change-of-control agreement, and would continue to be entitled to receive payments as necessary to make him whole for any excise tax on "excess parachute payments" that may be imposed on him. Mr. Rankin would also receive pension benefits no less favorable than those available under the "rule of 85" under BetzDearborn's qualified and nonqualified pension plans.

  Stock Options, Restricted Shares and KESOP

     Pursuant to the Merger Agreement, each Stock Option (including those held by directors and executive officers) outstanding at the Effective Time, whether or not exercisable, will, at the Effective Time, be cancelled and will thereupon be converted into the right to receive cash, without interest, in the amount, if any, equal to the product of (a) the number of Option Shares multiplied by (b) the amount, if any, by which the Merger Consideration exceeds the per share exercise price with respect to such Option Shares; provided, that each Stock Option granted under the ESPP will be deemed for purposes of the Merger Agreement to have a per share exercise price of zero.

     In addition, the Merger Agreement provides that any and all restrictions pursuant to the Stock Incentive Plan on the ownership of each Restricted Share will lapse at the Effective Time.

     As of September 4, 1998, the number of unexercised and effective Stock Options held by the directors and executive officers of BetzDearborn as a group was 552,836 and the number of Restricted Shares held by the directors and executive officers of BetzDearborn as a group was 48,906.

     Also pursuant to the Merger Agreement, all employees of BetzDearborn (including its executive officers) will be fully vested in their account balances, as of immediately before the Merger, in the KESOP.

  Officers of Hercules

     The Merger Agreement provides that, at or prior to the Effective Time, Hercules will (i) cause each of Messrs. Elliott and Cook to be appointed Co-Chief Executive Officer of Hercules, (ii) establish and maintain for so long as Messrs. Elliott and Cook serve as Co-Chief Executive Officers of Hercules an "Office of the Chairman," comprised of Mr. Elliott, who shall serve as Chairman, Mr. Cook, who shall serve as Vice Chairman, and Vincent J. Corbo, currently President of Hercules, who shall serve as President and Chief Operating Officer of Hercules, (iii) provide that (A) Larry V. Rankin, currently Executive Vice President of BetzDearborn shall be appointed Senior Vice President (BetzDearborn Non-Paper Operations), (B) certain officers and senior management reporting to the Chief Operating Officer shall be determined by Messrs. Elliott, Cook and Corbo and (C) certain other officers and senior management reporting to the Co-Chief Executive Officers shall be determined by Messrs. Elliott and Cook. See "--Hercules Board of Directors" and "The Merger Agreement--Corporate Matters."

  Hercules Board of Directors

     Pursuant to the Merger Agreement, at or prior to the Effective Time, Hercules will increase the size of its Board of Directors to 14 members and elect four current directors of BetzDearborn chosen by the BetzDearborn Board, including Mr. Cook, to fill the resulting vacancies. As of the date of this Proxy Statement, the BetzDearborn Board had made no decision as to the identity of the current BetzDearborn directors to be appointed to the Hercules Board. See "--Officers of Hercules" and "The Merger Agreement--Corporate Matters."

  Directors' and Officers' Indemnification and Insurance

     Pursuant to the Merger Agreement and subject to certain limitations, Hercules has agreed that all rights to indemnification existing in favor of any director, officer, employee or agent of BetzDearborn or its Subsidiaries (the "Indemnified Parties") as provided in the articles of incorporation, by-laws or comparable organizational documents of BetzDearborn or its Subsidiaries or in previously disclosed indemnification agreements with BetzDearborn or any of its Subsidiaries will survive the Merger and will continue in full force and effect for a period of not less than six years from the Effective Time. In addition, the Surviving Corporation shall maintain, subject to certain limitations, for a period of at least six years, policies of director's and officer's liability insurance and fiduciary liability insurance comparable to those currently maintained by BetzDearborn with respect to claims arising from facts or events that occurred at or before the Effective Time. See "The Merger Agreement--Covenants."

ACCOUNTING TREATMENT

     The Merger will be accounted for under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations," as amended. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the Effective Time (with the excess of the purchase price after such allocation being recorded as goodwill).

REGULATORY APPROVALS

     Under the HSR Act and the rules that have been promulgated thereunder by the FTC, the Merger may not be consummated unless certain filings have been submitted to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. On August 24, 1998, Hercules and BetzDearborn submitted the required filings to the FTC and the Antitrust Division. The waiting period under the HSR Act is currently scheduled to expire on September 23, 1998.

     The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. At any time before or after the consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking the divestiture of substantial assets of BetzDearborn or Hercules. BetzDearborn and Hercules believe that the consummation of the Merger will not violate the antitrust laws. There can be no assurance, however, that a challenge to the Merger on antitrust grounds will not be made, or, if such a challenge is made, what the result will be.

     Under Regulation (EEC) No. 4064/89 of the Council of the European Union, the Merger may not be consummated until the European Commission has granted its approval thereof or such approval has been deemed to have been granted. On September 2, 1998, the requisite notification was filed with respect to the Merger with the European Commission. The waiting period applicable to this filing will expire on October 5, 1998, unless earlier terminated or the European Commission determines to enter into a second phase of investigation.

     In addition, BetzDearborn and Hercules will make mandatory pre-Merger filings with the relevant governmental authorities in Australia and Poland and any other jurisdiction in which similar filings are required. The parties must observe certain waiting periods with respect to these filings. The parties anticipate that they will receive the requisite clearances or approvals within a reasonable time, although there can be no assurance that this will be the case.

     Other than as described in this Proxy Statement, consummation of the Merger does not require the approval of any federal, state or foreign agency. Certain state, federal and foreign filings will be required in connection with consummation of the Merger.

RIGHTS AGREEMENTS

     On February 12, 1998, the BetzDearborn Board declared a dividend distribution of one Right granted under BetzDearborn's 1998 Rights Agreement for each outstanding share of Common Stock to BetzDearborn Shareholders of record at the close of business on September 19, 1998 (the expiration date of the Rights granted under BetzDearborn's 1998 Rights Agreement).

     BetzDearborn has entered into an amendment to each of its 1988 Rights Agreement (as restated by its 1992 Rights Agreement) and 1998 Rights Agreement to exempt the execution of the Merger Agreement and the consummation of the transactions contemplated thereby from triggering certain provisions of such Rights Agreements.

FINANCING OF MERGER

     In connection with the transactions contemplated by the Merger Agreement, NationsBank, N.A. has delivered to Hercules its commitment, subject to certain terms and conditions, to provide up to $4.5 billion in senior credit facilities (the "Facilities"). Hercules anticipates using funds borrowed under the Facilities, in part, (i) to pay the Merger Consideration and related fees and expenses and (ii) to refinance existing indebtedness of Hercules and BetzDearborn. NationsBank, N.A. is currently in the process of assembling a syndicate of institutions to syndicate the Facilities. Pursuant to the Merger Agreement, Hercules and Merger Sub have represented and warranted that they will have available at the Effective Time all funds necessary to consummate the transactions contemplated by the Merger Agreement.

                              THE MERGER AGREEMENT

     The following is a summary of material provisions of the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement. This summary is qualified in its entirety by reference to the Merger Agreement which is attached as Annex A hereto and is incorporated herein by this reference.

THE MERGER

     The Merger Agreement provides that Merger Sub will be merged with and into BetzDearborn, with BetzDearborn continuing as the Surviving Corporation of the Merger, subject to the requisite approval of BetzDearborn Shareholders and the satisfaction or waiver of the other conditions to the Merger. The Merger will become effective at the Effective Time upon the filing of duly executed articles of merger with the office of the Department of State of the Commonwealth of Pennsylvania or at such later time as is agreed to by the parties. This filing will be made on the Closing Date following the closing of the Merger which will be no later than the second business day after the satisfaction or waiver of the conditions as described under "--Conditions to the Merger" or at such other date as agreed to by the parties. Subject to the satisfaction or waiver of the conditions to the Merger set forth in the Merger Agreement, BetzDearborn and Hercules currently intend for the Closing Date for consummation of the Merger to be October 15, 1998.

MERGER CONSIDERATION

     Each share of Common Stock outstanding at the Effective Time (other than shares owned by BetzDearborn, Hercules, Merger Sub or any other subsidiary of Hercules or any wholly owned subsidiary of BetzDearborn, which will be cancelled and retired, and other than shares with respect to which the holder thereof exercises dissenters rights under Pennsylvania law) will be converted into the right to receive $72.00 in cash, without interest (the "Merger Consideration").

STOCK OPTIONS AND RESTRICTED SHARES

     Pursuant to the Merger Agreement, each Stock Option outstanding at the Effective Time, whether or not exercisable, will, at the Effective Time, be cancelled and will thereupon be converted into the right to receive cash, without interest, in the amount, if any, equal to the product of (a) the number of Option Shares multiplied by (b) the amount, if any, by which the Merger Consideration exceeds the per share exercise price with respect to such Option Shares; provided, that each Stock Option granted under the ESPP will be deemed for purposes of the Merger Agreement to have a per share exercise price of zero.

     In addition, the Merger Agreement provides that any and all restrictions pursuant to the Stock Incentive Plan on the ownership of each Restricted Share will lapse at the Effective Time. For additional information, including information regarding the number of outstanding Stock Options and Restricted Shares, see "The Merger--Interests of Certain Persons in the Merger."

EXCHANGE PROCEDURES

     As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a Certificate whose shares were converted into the right to receive the Merger Consideration (i) a letter of transmittal, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the product of the Merger Consideration multiplied by the number of shares of Common Stock represented by such Certificate (including, with respect to

Certificates representing Preferred Stock, the number of shares of Common Stock into which such Preferred Stock has been converted immediately prior to the Effective Time), and the Certificate so surrendered shall forthwith be cancelled.

     Until so surrendered, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration into which the Common Stock formerly represented by such Certificate (including, with respect to Certificates that represented Common Stock into which Preferred Stock was converted immediately prior to the Effective Time) has been converted. No interest will be paid or will accrue on any cash payable to holders of Certificates.

     BETZDEARBORN SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of BetzDearborn, Hercules and the Merger Sub. Representations and warranties of BetzDearborn include those relating to organization, capitalization, corporate authority and conflicts with other agreements, reports filed with the Commission, undisclosed liabilities, permits and violations of law, environmental matters, employee benefit plans, certain changes and events since March 31, 1998, investigations and litigation, tax matters, intellectual property and labor matters. Representations and warranties of Hercules and Merger Sub include those relating to organization, corporate authority and conflicts with other agreements, litigation and ownership of BetzDearborn stock. In addition, Hercules and Merger Sub have represented and warranted that they will have available at the Effective Time all funds necessary to consummate the transactions contemplated by the Merger Agreement. The representations and warranties made by the parties in the Merger Agreement will not survive the Effective Time, although it is a condition to each of Hercules' and Merger Sub's, on the one hand, and BetzDearborn's, on the other hand, obligations under the Merger Agreement that the representations and warranties of the other party which are qualified by reference to a Material Adverse Effect on such party shall be true and correct and the representations and warranties that are not so qualified will be true and correct except where the failure to be true and correct would not have a Material Adverse Effect on the party or on the ability of the party to consummate the transactions contemplated by the Merger Agreement, in each case as of the date of the Merger Agreement and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made at and as of the Effective Time. See "--Conditions to the Merger."

     For purposes of the Merger Agreement, "Material Adverse Effect" means, with respect to any entity, such state of facts, event, change or effect that has had, or would reasonably be expected to have, a material adverse effect on the business, assets or financial condition of such entity and its Subsidiaries, taken as a whole.

COVENANTS

     Mutual Covenants. Under the Merger Agreement, BetzDearborn and Hercules have agreed to:

          o promptly make their respective filings and thereafter make any other required submissions under the HSR Act;

          o use all reasonable efforts to cooperate with one another in (A) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby and
            (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals; and

          o use all reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Merger Agreement, including taking all such further action as reasonably may be necessary to resolve such objections, if any, as the FTC, the Antitrust Division, state antitrust enforcement authorities or competition authorities of any other jurisdiction or any other person may assert under relevant antitrust or competition laws with respect to the transactions contemplated by the Merger Agreement.

     Subject to certain limitations, BetzDearborn and Hercules have agreed in the Merger Agreement to furnish to one another and to one another's counsel all information as may be required in order to effect Hercules' covenant to cooperate with BetzDearborn to lift any injunction or remove any other impediment to the consummation of the transactions contemplated by the Merger Agreement and to use all reasonable efforts to lift or remove any such injunction or impediment, and to effect BetzDearborn's covenant to cooperate with Hercules to lift any injunction or remove any other impediment to the consummation of the transactions contemplated by the Merger Agreement and to use all reasonable efforts to lift or remove any such injunction or impediment.

     BetzDearborn and Hercules have also agreed in the Merger Agreement to consult with and provide each other the reasonable opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to the Merger Agreement or the transactions contemplated thereby and will not issue any such press release or other public statement or comment prior to such consultation, except, in any case, as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange.

     Covenants of Hercules and Merger Sub. The Merger Agreement provides that Hercules and Merger Sub will cooperate with BetzDearborn in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated by the Merger Agreement and will each use all reasonable efforts to lift or remove any such injunction or impediment.

     Hercules has agreed

          o that all rights to indemnification existing in favor of any Indemnified Party as provided in the articles of incorporation, by-laws or comparable organizational documents of BetzDearborn or its Subsidiaries or in previously disclosed indemnification agreements with BetzDearborn or any of its Subsidiaries will survive the Merger and will continue in full force and effect for a period of not less than six years from the Effective Time;

          o to guarantee the performance of the Surviving Corporation of its obligations described in the immediately preceding clause;

          o to indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts or omissions arising out of such individuals' services as officers, directors, employees or agents of BetzDearborn or any of its Subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees or directors of, or otherwise on behalf of BetzDearborn or any of its Subsidiaries, occurring prior to the Effective Time, including the transactions contemplated by the Merger Agreement;

          o that the provisions of the by-laws of BetzDearborn relating to indemnity and limitation of liability will not be rescinded, amended or modified prior to the sixth anniversary of the Effective Time; and

          o for a period of six years after the Effective Time, to cause, subject to certain limitations, the Surviving Corporation to maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by BetzDearborn (provided that Hercules may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to any claims arising from facts or events that occurred on or before the Effective Time.

     Hercules has agreed that none of Hercules, Merger Sub or any other Subsidiary of Hercules will acquire any shares of Common Stock at any time prior to the earlier to occur of (i) the Effective Time and (ii) the Termination Date.

     Covenants of BetzDearborn. Pursuant to the Merger Agreement, BetzDearborn has agreed that from and after the date of the Merger Agreement and prior to the Effective Time or the date, if any, on which the Merger Agreement is earlier terminated and except as may be required by law, as may be agreed in writing by Hercules or as may be expressly permitted pursuant to the Merger Agreement,
BetzDearborn:

          o will, and will cause each of its Subsidiaries to, conduct its operations in the ordinary course of business in substantially the same manner as heretofore conducted;

          o will use all reasonable efforts, and will cause each of its Subsidiaries to use all reasonable efforts, to preserve intact its business organization and goodwill, keep available the services of its key employees and preserve its relationships with those persons having business dealings with BetzDearborn and its Subsidiaries;

          o will report material matters and the general status of ongoing operations and will provide financial and operating data to Hercules to the extent reasonably requested by Hercules;

          o will not, and will not permit any of its Subsidiaries that is not wholly owned to, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of stock (other than regular quarterly cash dividends with record dates and payment dates consistent with past practice of not more than $.38 per share of Common Stock and $4.00 per share of Preferred Stock and, with respect to any Subsidiary of BetzDearborn that is not wholly owned by BetzDearborn, except as contractually required on the date hereof);

          o will not, and will not permit any of its Subsidiaries to, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of BetzDearborn which remains a wholly owned Subsidiary after consummation of such transaction;

          o will not, and will not permit any of its Subsidiaries to, enter into or amend any employment, severance or similar agreements or arrangements with any of their respective directors or executive officers or key employees, or adopt any new or amend any existing employee benefit plans, programs or arrangements, except as may be required by applicable law or an existing benefit plan of BetzDearborn or collective bargaining or similar agreement; provided, that BetzDearborn and any Subsidiary may engage in any of the following in the ordinary course of business with respect to key employees: hiring and terminating; conducting performance reviews; awarding merit increases in pay; and provision of severance payments and benefits; and provided, further, that BetzDearborn may implement an agreed upon retention plan for key employees of BetzDearborn and its Subsidiaries;

          o subject to the provisions described under "--No Solicitation," will not, and will not permit any of its Subsidiaries to, authorize, publicly announce or enter into an agreement with respect to, any merger, consolidation or business combination (other than the Merger);

          o will not propose or adopt any amendment to its charter or by-laws, or similar governing documents;

          o will not, and will not permit any of its Subsidiaries to, issue or authorize the issuance of, or agree to issue or sell any shares of their capital stock of any class, or any other equity interests (in each case, whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) other than the issuance of capital stock upon exercise of Stock Options outstanding on the date of the Merger Agreement and the release of shares of capital stock from restrictions pursuant to the terms in effect on the date of the Merger Agreement and other than any issuances, authorizations, agreements and sales (to BetzDearborn or any other wholly owned Subsidiary of BetzDearborn) by a wholly owned Subsidiary of BetzDearborn in the ordinary course of business;

          o will not, and will not permit any of its Subsidiaries to, purchase or redeem any shares of its capital stock, or any other equity interests or any rights, warrants or options to acquire any such shares or interests, except for any such purchases or redemptions by a wholly owned Subsidiary of BetzDearborn in the ordinary course of business;

          o will not, and will not permit any of its Subsidiaries to, incur, assume or prepay any material indebtedness or any other material liabilities, other than in the ordinary course of business consistent with past practice;

          o will not, and will not permit any of its Subsidiaries to, (A) make any material loans, advances or capital contributions to, or investments in, any other person, other than by BetzDearborn or a Subsidiary of BetzDearborn to or in BetzDearborn or any wholly owned Subsidiary of BetzDearborn or (B) pay, discharge or satisfy any claims, liabilities or obligations, in each case, other than indebtedness, issuances of debt securities, guarantees, loans, advances, capital contributions, investments, payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice;

          o will not sell, lease, license, mortgage or otherwise encumber or subject to any lien, or otherwise dispose of, any of its material properties or material assets, other than in the ordinary course of business consistent with past practice;

          o will not, and will not permit any of its Subsidiaries to, (A) make any material tax election, except those made in the ordinary course of business that are consistent with past practice and would not have an effect with respect to periods following the Merger, or settle or compromise any material tax liability or (B) change its fiscal year;

          o except as required by a governmental body or authority, will not change its methods of accounting (including make any material write-off or reduction in the carrying value of any assets) in effect at December 31, 1997, other than as required by changes in generally accepted accounting principles as agreed by BetzDearborn's independent auditors; and

          o will not, and will not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions or take any action which would (A) make any of its representations or warranties contained in the Merger Agreement untrue or incorrect in any material respect or (B) result in any of the conditions to the Merger set forth in the Merger Agreement not being satisfied.

For purposes of the Merger Agreement, "Subsidiaries" of any party means any corporation, partnership, association, trust or other form of legal entity of which (i) 50% or more of the outstanding voting securities are on the date of the Merger Agreement directly or indirectly owned by such party, or (ii) such party or any Subsidiary of such party is a general partner (excluding partnerships in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership).

     BetzDearborn has also agreed to:

          o afford to Hercules and to Hercules' officers, employees, accountants, counsel and other authorized representatives (except to the extent prohibited by applicable law as advised by counsel and except as may be limited by any confidentiality obligation contained in any contract with a third party) reasonable access during normal business hours, throughout the period prior to the earlier of the Effective Time or the Termination Date, to its and its Subsidiaries' properties, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities laws;

          o cooperate with Hercules in order to lift any injunctions or remove any impediment to the consummation of the transactions contemplated by the Merger Agreement;

          o use all reasonable efforts to lift or remove any such injunction or impediment; and

          o give Hercules the opportunity to participate in the defense or settlement of any shareholder litigation against BetzDearborn or its directors relating to the transactions contemplated by the Merger Agreement; provided, that no such settlement will be agreed to without Hercules' consent which will not be unreasonably withheld or delayed.

EMPLOYER AND EMPLOYEE BENEFIT PLANS

     For two years after the Effective Time, Hercules will, or will cause the Surviving Corporation to, provide employee (i) welfare benefits, (ii) pension and savings benefits, (iii) incentive compensation, (iv) executive benefits, (v) severance and (vi) other employee benefits for the benefit of employees of BetzDearborn, which, in the aggregate, are no less favorable than such benefits provided immediately prior to the Effective Time by BetzDearborn and its Subsidiaries. In addition, Hercules has agreed that any BetzDearborn Employee (as defined below) who has met the requirements of the "rule of 85" under any benefit plan of BetzDearborn that is a "pension plan" within the meaning of
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (as in effect as of the date of the Merger Agreement) (such plans, collectively, the "Company Pension Plans") on or before the Effective Time, or who would meet such requirements if he or she remained an active participant in such benefit plan until the second anniversary of the Effective Time, will be entitled to pension benefits no less favorable than the pension benefits to which he or she would be entitled under all Company Pension Plans (as in effect as of the date of the Merger Agreement) if he or she retired when he or she first met such requirements (regardless of whether or when he or she actually retires).

     Hercules has agreed to adopt, at or prior to the Effective Time, a severance plan in the form agreed to between the parties. From and after the Effective Time, Hercules will cause the Surviving Corporation to honor such severance plan.

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

     Pursuant to the Merger Agreement, BetzDearborn has amended the ESPP (i) to prohibit prior to the termination of the Merger Agreement the modification by any participant of any election thereunder the effect of which is to increase such participant's contributions to the plan above the level of such participant's contributions as of the date of the Merger Agreement and (ii) to provide that no further Stock Options will be granted thereunder, and that the Option Term (as defined in the ESPP) for the Stock Options granted thereunder on July 1, 1998 will end on the earlier of December 31, 1998 or the day on which occurs the Effective Time.

     Hercules has agreed that, following the Effective Time, it will provide, and will cause the Surviving Corporation and all of its other Subsidiaries to provide, to individuals who are employed by BetzDearborn and its Subsidiaries immediately before the Effective Time ("BetzDearborn Employees"), credit for all service with BetzDearborn and its Subsidiaries and their respective predecessors for all purposes (except where such credit would cause a duplication of benefits) under employee benefit plans and programs, as if such service were service with Hercules and its Subsidiaries. BetzDearborn, Hercules and the Surviving Corporation will take all steps necessary so that, effective at the Effective Time, all BetzDearborn Employees who are participants in the KESOP at the Effective Time are fully vested in their accounts in such plan.

     Under the terms of BetzDearborn's articles of incorporation, the Preferred Stock will be automatically converted into Common Stock immediately prior to the Effective Time, with such Common Stock converted into the right to receive the Merger Consideration upon consummation of the Merger. In order to permit the KESOP to continue to qualify as an employee stock ownership plan, the trustee of the KESOP will then reinvest such Merger Consideration in Hercules common stock. This treatment will apply both to shares allocated to the accounts of KESOP participants, and to shares that have not yet been allocated. Unallocated shares will continue to be allocated following the Effective Time over time, as required by applicable law and the terms of the KESOP.

     Pursuant to the Merger Agreement, following the Effective Time, Hercules and the Surviving Corporation will (i) select employees for continued employment based upon a process providing equal opportunity and fairness to BetzDearborn Employees and individuals who are Hercules Employees and (ii) deal fairly with both BetzDearborn Employees and Hercules Employees without regard to their prior affiliation.

NO SOLICITATION

     Pursuant to the Merger Agreement, BetzDearborn has agreed that it will not, nor will it permit its Subsidiaries to, nor will it authorize or permit any of its directors, officers, employees, attorneys, financial advisors, accountants, agents or other representatives or those of any of its Subsidiaries to, directly or indirectly through any person, (i) solicit or initiate (including by way of furnishing non-public information) any inquiries or the making of a proposal which constitutes a Takeover Proposal; or (ii) engage in, or continue, discussions or negotiations relating thereto; provided, that, so long as BetzDearborn complies in all respects with its covenants set forth in the Merger Agreement relating to no solicitation, BetzDearborn may engage in discussions or negotiations with, and, subject to entering into a confidentiality agreement substantially similar to the confidentiality agreement previously entered into between BetzDearborn and Hercules, furnish information concerning BetzDearborn and its Subsidiaries, businesses, properties or assets to, any bona fide third party which has made a bona fide unsolicited Superior Proposal (as defined below) if BetzDearborn promptly (but in no case later than 36 hours) notifies Hercules of the receipt of such Superior Proposal, including the material terms and conditions thereof (and any change in the material terms and conditions thereof) and, subject to the fiduciary duties of the BetzDearborn Board under applicable law, the identity of the person making such Superior Proposal.

     Except as expressly permitted by the terms of the Merger Agreement, neither the BetzDearborn Board nor any committee thereof may (a) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Hercules, the approval or recommendation of the Merger by the BetzDearborn Board or such committee or the Merger Agreement (except as required by their fiduciary duties under applicable law), (b) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal or (c) cause BetzDearborn to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement, arrangement or understanding (each, an "Acquisition Agreement") related to any Takeover Proposal, or to redeem or otherwise render inapplicable BetzDearborn's 1988 Rights Agreement (as restated by its 1992 Rights Agreement), 1998 Rights Agreement or the Rights granted under such Rights Agreements in response to any Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the adoption of the Merger Agreement by the BetzDearborn Shareholders, the BetzDearborn Board receives a Superior Proposal (that is not subject to any financing condition), the BetzDearborn Board may, if it determines in good faith, by resolution duly adopted after consultation with its outside counsel (who may be its regularly engaged outside counsel), that the failure to take such action would reasonably be expected to constitute a breach of its fiduciary duties under applicable law, (a) withdraw or modify its approval or recommendation of the Merger or the Merger Agreement and (b) approve or recommend such Superior Proposal and terminate the Merger Agreement as permitted pursuant to the terms described under "--Termination" (and concurrently with or immediately after such termination cause BetzDearborn to enter into a definitive agreement with respect to such Superior Proposal) but only at a time that is after the third business day following Hercules' receipt of written notice from BetzDearborn advising Hercules that the BetzDearborn Board has received a Superior Proposal, providing Hercules with a copy of such Superior Proposal and identifying the person making such Superior Proposal with the intent of enabling Hercules to agree to a modification of the terms and conditions of the Merger Agreement so that the transactions contemplated in it may be effected.

     As used in the Merger Agreement, (x) "Takeover Proposal" means any inquiry, proposal or offer made by a third party prior to the shareholder vote at a shareholder meeting for any acquisition of 20% or more of the assets, or 20% or more of the voting securities, of BetzDearborn or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of BetzDearborn or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving BetzDearborn or any of its Subsidiaries, other than the transactions contemplated by the Merger Agreement and (y) "Superior Proposal" means a Takeover Proposal made on terms that a majority of the members of the BetzDearborn Board determines in good faith (after consultation with an independent financial advisor) is more favorable than the transactions contemplated by the Merger Agreement if such Takeover Proposal were to be consummated.

CORPORATE MATTERS

     Pursuant to the Merger Agreement, Hercules has agreed that, at or prior to the Effective Time, it will (i) increase the size of its Board of Directors to 14 members and elect four current directors of BetzDearborn selected by the BetzDearborn Board, including Mr. Cook, to fill the vacancies created thereby;
(ii) cause each existing committee of its Board of Directors to be comprised of the current members thereof plus a number of the former directors of BetzDearborn such that approximately one-third of the directors on each such committee will be former directors of BetzDearborn; (iii) cause each of Messrs. Elliott and Cook to be appointed Co-Chief Executive Officer of Hercules; (iv) establish and maintain for so long as Messrs. Elliott and Cook serve as Co-Chief Executive Officers of Hercules an "Office of the Chairman," comprised of Mr. Elliott, who will serve as Chairman, Mr. Cook who will serve as Vice Chairman and Mr. Corbo who will serve as President and Chief Operating Officer of

Hercules; (v) provide that (A) George MacKenzie will continue to serve as Senior Vice President and Chief Financial Officer of Hercules, (B) Mr. Rankin will be appointed Senior Vice President (BetzDearborn Non-Paper Operations), (C) Dominick Di Donna, currently Senior Vice President, International and General Manager, Paper Technology of Hercules, will be appointed Senior Vice President (Paper Operations), (D) all other officers and senior management reporting to the Chief Operating Officer will be determined by Messrs. Elliott, Cook and Corbo and (E) all other officers and senior management reporting to the Co-Chief Executive Officers will be determined by Messrs. Elliott and Cook.

     Pursuant to the Merger Agreement, from and after the Effective Time, (i) unless tax and other considerations result in another location being more favorable to Hercules, Hercules will continue to maintain its corporate headquarters in Wilmington, Delaware and all other specific business headquarters will be determined by Messrs. Elliott and Cook; (ii) Hercules will conduct its businesses under the "Hercules" name provided that (A) the water treatment business of Hercules and the Surviving Corporation will be conducted under the "BetzDearborn" name and (B) as determined by Messrs. Elliott and Cook, certain businesses of the Surviving Corporation will be conducted under the "Hercules/BetzDearborn" name.

CONDITIONS TO THE MERGER

     Mutual Conditions. The obligations of Hercules, BetzDearborn and Merger Sub to effect the Merger are subject to the fulfillment at or prior to the Effective Time of the following conditions:

          o the approval of the BetzDearborn Shareholders shall have been obtained in accordance with applicable law and the rules of the NYSE;

          o no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or governmental body or authority which prohibits the consummation of the transactions contemplated by the Merger Agreement, including the Merger, substantially on the terms contemplated hereby, and shall continue to be in effect; and

          o any applicable waiting period under the HSR Act shall have expired or been terminated and any other approvals of any governmental entity shall have been obtained, except where the failure to obtain such other approvals of any governmental entity would not have a Material Adverse Effect on BetzDearborn or Hercules, as the case may be.

     Conditions to Obligations of BetzDearborn to Effect the Merger. The obligation of BetzDearborn to effect the Merger is further subject to the fulfillment of the following conditions:

          o the representations and warranties of Hercules and Merger Sub that are qualified by reference to a Material Adverse Effect on Hercules shall be true and correct and the representations and warranties that are not so qualified shall be true and correct except where the failure to be true and correct would not have a Material Adverse Effect on Hercules or on the ability of Hercules or Merger Sub to consummate the transactions contemplated by the Merger Agreement, in each case as of the date of the Merger Agreement and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time, as though made at and as of the Effective Time; and

          o each of Hercules and Merger Sub shall have performed all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time except where the failure to so perform would not have a Material Adverse Effect on Hercules or on the ability of Hercules or Merger Sub to consummate the transactions contemplated by the Merger Agreement.

     Conditions to Obligations of Hercules and Merger Sub to Effect the Merger. The obligation of Hercules and Merger Sub to effect the Merger is further subject to the fulfillment of the following conditions:

          o the representations and warranties of BetzDearborn that are qualified by reference to a Material Adverse Effect on BetzDearborn shall be true and correct and the representations and warranties that are not so qualified shall be true and correct except where the failure to be true and correct would not have a Material Adverse Effect on BetzDearborn or on the ability of BetzDearborn to consummate the transactions contemplated by the Merger Agreement, in each case as of the date of the Merger Agreement and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time, as though made at and as of the Effective Time; and

          o BetzDearborn shall have performed all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time except where the failure to so perform would not have a Material Adverse Effect on BetzDearborn or on the ability of BetzDearborn to consummate the transactions contemplated by the Merger Agreement.

TERMINATION

     The Merger Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after the approval by the BetzDearborn Shareholders, (a) by the mutual written consent of BetzDearborn and Hercules;
(b) by either BetzDearborn or Hercules, if (i) the Closing Date shall not have occurred on or before the Termination Date, February 28, 1998, and (ii) the party so seeking to terminate the Merger Agreement has not breached in any material respect its obligations under the Merger Agreement in any manner that has contributed to the failure to consummate the Merger on or before such date;
(c) by either BetzDearborn or Hercules, if (i) a statute, rule, regulation or executive order has been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated in the Merger Agreement or (ii)(A) an order, decree, ruling or injunction has been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated in the Merger Agreement and such order, decree, ruling or injunction has become final and non-appealable and
(B) the party so seeking to terminate the Merger Agreement has used all reasonable efforts to remove such order, decree, ruling or injunction; (d) by either BetzDearborn or Hercules, if the approval of the BetzDearborn Shareholders has not been obtained by reason of the failure to obtain the required vote at a duly held meeting of BetzDearborn Shareholders or of any adjournment, postponement or continuation thereof; (e) by BetzDearborn pursuant to the provisions described under "--No Solicitation," except that BetzDearborn may not terminate pursuant to such provisions unless and until (i) BetzDearborn shall have complied with its obligations described under "--No Solicitation" and
(ii) BetzDearborn shall simultaneously pay to Hercules the Hercules Termination Fee and, to the extent required by the Merger Agreement, the Hercules Expense Amount; (f) by Hercules, if the BetzDearborn Board shall have approved or recommended any Takeover Proposal; (g) by BetzDearborn, if any person or group (other than any party to the Merger Agreement or any of its Subsidiaries or affiliates) acquires prior to the Effective Time, or if prior to the Effective Time, Hercules enters into an agreement pursuant to which any person or group is to acquire, more than 50% of the issued and outstanding voting securities of Hercules; or (h) by either BetzDearborn or Hercules, if there has been a material breach by the other of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, which if not cured would cause certain of the conditions set forth in the Merger Agreement not to be satisfied, and such breach has not been cured within 30 days after notice thereof shall have been received by the party alleged to be in breach.

     The Merger Agreement provides that, from and after termination of the Merger Agreement, Hercules and its controlled affiliates are prohibited from acquiring any Common Stock prior to May 7, 1999; provided, that nothing prohibits Hercules or any of its controlled affiliates from commencing a tender offer or exchange offer for Common Stock pursuant to Section 14(d) of the Exchange Act prior to such time so long as no Common Stock is acquired prior to such time.

TERMINATION FEES

     If (i) the Merger Agreement is terminated by BetzDearborn pursuant to the provisions described under "--No Solicitation,"

     (ii) the Merger Agreement is terminated by Hercules if the BetzDearborn Board shall have approved or recommended any Takeover Proposal, or

     (iii) (A) prior to the termination of the Merger Agreement, a Takeover Proposal is publicly proposed or publicly disclosed, (B) the Merger Agreement is terminated by BetzDearborn pursuant to the provisions described in clause (b) under "--Termination" or by Hercules or BetzDearborn pursuant to the provisions described in clause (d) under "--Termination," and (C) concurrently with or within 12 months after the date of such termination (1) BetzDearborn shall have entered into an Acquisition Agreement with any party (other than Hercules) with respect to a Takeover Proposal or (2) a Takeover Proposal shall have been consummated, then, in each case, BetzDearborn will (without prejudice to any other rights of Hercules against BetzDearborn) pay to Hercules the Hercules Termination Fee and the Hercules Expense Amount. Payment of the Hercules Termination Fee and the Hercules Expense Amount shall be made simultaneously with termination in the case of a termination by BetzDearborn pursuant to the provisions described under "--No Solicitation" and promptly, but in no event later than the fifth business day following a termination by Hercules if the BetzDearborn Board shall have approved or recommended any Takeover Proposal and, in the case of the events described in clause (iii) of the first sentence of this paragraph, upon the earlier of the execution by BetzDearborn of an Acquisition Agreement and the consummation of any Takeover Proposal.

     If the Merger Agreement is terminated by BetzDearborn pursuant to the provisions described in clause (g) under "--Termination," Hercules will pay BetzDearborn the BetzDearborn Termination Fee and the BetzDearborn Expense Amount, promptly but in no event later than the fifth business day following such termination.

AMENDMENT OR SUPPLEMENT

     At any time before or after approval of the Merger Agreement by the BetzDearborn Shareholders and prior to the Effective Time, the Merger Agreement may be amended or supplemented in writing by Hercules and BetzDearborn with respect to any of the terms contained in the Merger Agreement if such amendment or supplement is approved by the respective Boards of Directors of Hercules and BetzDearborn, except that following approval by the BetzDearborn Shareholders, there may be no amendment or change which (a) by law or in accordance with the rules of any relevant stock exchange requires further approval by the BetzDearborn Shareholders without such further approval or (b) is not permitted under applicable law. Pennsylvania law provides that following approval of the Merger Agreement by BetzDearborn Shareholders, there may be no amendment or change of (i) the amount or kind of consideration to be received by BetzDearborn Shareholders in the Merger, (ii) the terms of the articles of the Surviving Corporation or (iii) any terms or conditions of the Merger Agreement if such change would adversely affect the BetzDearborn Shareholders. At any time prior to the Effective Time, either party may: (a) extend the time for the performance of any of the obligations or acts of the other party; (b) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant thereto; or (c) waive compliance with any of the agreements or conditions of the other party contained in the Merger Agreement.

                       RIGHTS OF DISSENTING SHAREHOLDERS

     For purposes of this section, the term "BetzDearborn" will be deemed to refer also to the Surviving Corporation with respect to actions taken after the Effective Time. In addition, for purposes of this section, references to a record holder, shareholder or beneficial owner include both a holder or beneficial owner of Common Stock and a holder or beneficial owner of Preferred Stock who will receive shares of Common Stock upon the automatic conversion of the Preferred Stock immediately prior to the Effective Time pursuant to BetzDearborn's articles of incorporation.

     Pursuant to the Merger Agreement and the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), shareholders will have dissenters rights in connection with the Merger under Sections 1571 through 1580 of Subchapter 15D of the PBCL (hereinafter "Subchapter 15D"), a copy of which (as well as a copy of Section 1930 of the PBCL) is included in this Proxy Statement as Annex C, and may demand in writing that BetzDearborn pay the fair value of their Common Stock.

     If any shareholders exercise dissenters rights in connection with the Merger under Subchapter 15D (a "Dissenting Shareholder"), any shares of Common Stock held by such holders at the Effective Time will not be converted into the right to receive the Merger Consideration, but instead will be converted into the right to receive the "fair value" of such shares pursuant to Subchapter 15D. THE FOLLOWING SUMMARY OF THE PROVISIONS OF SUBCHAPTER 15D IS NOT INTENDED TO BE A COMPLETE STATEMENT OF SUCH PROVISIONS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUBCHAPTER 15D, A COPY OF WHICH (AS WELL AS A COPY OF SECTION 1930 OF THE PBCL) IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX C AND INCORPORATED HEREIN BY REFERENCE. BetzDearborn will not give any notice of the following requirements other than as described in this Proxy Statement and as required by the PBCL.

GENERAL

     Any shareholder who has duly demanded the payment of the fair value of his or her shares of Common Stock owned at the Effective Time under Subchapter 15D will not, after the Effective Time, be a shareholder of BetzDearborn for any purpose or be entitled to the payment of dividends or other distributions on any such Common Stock. Moreover, the Common Stock of any Dissenting Shareholder will be converted into the right to receive the fair value of such Common Stock, determined in accordance with Subchapter 15D.

     BETZDEARBORN SHAREHOLDERS SHOULD NOTE THAT, UNLESS ALL THE REQUIRED PROCEDURES FOR CLAIMING DISSENTERS RIGHTS ARE FOLLOWED WITH PARTICULARITY, DISSENTERS RIGHTS WILL BE LOST. VOTING AGAINST APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, WHETHER IN PERSON OR BY PROXY, IS NOT SUFFICIENT NOTICE TO PERFECT DISSENTERS RIGHTS.

FILING NOTICE OF INTENTION TO DEMAND FAIR VALUE

     Before any BetzDearborn Shareholder vote is taken on the Merger Agreement, a Dissenting Shareholder must deliver to BetzDearborn a written notice of his or her intention to demand the fair value of his or her Common Stock if the Merger is effected. Such written notice may be sent to the Secretary of BetzDearborn at BetzDearborn's address set forth under "Incorporation of Certain Documents by Reference." Neither the return of a proxy by the Dissenting Shareholder with instructions to vote the shares represented thereby against the approval and adoption of the Merger Agreement nor a vote against the approval and adoption of the Merger Agreement or an abstention from voting on the approval and adoption of the Merger Agreement is sufficient to satisfy the requirement of delivering a written notice to BetzDearborn. In addition, the Dissenting Shareholder must not effect any change in the beneficial ownership of his or her shares from the date of filing the notice with BetzDearborn through the Effective Time, and the Dissenting Shareholder must not vote his or her shares for which payment of fair value is sought in favor of the approval and adoption of the Merger Agreement. The submission of a signed blank proxy will serve to waive dissenters rights if not revoked, but a failure to vote, a vote against or an abstention from voting on the approval and adoption of the Merger Agreement will not waive such rights. Proper revocation of a signed blank proxy or a signed proxy instructing a vote for approval and adoption of the Merger Agreement will also preserve dissenters rights under the PBCL. Failure by a Dissenting Shareholder to comply with any of the foregoing will result in such Dissenting Shareholder's forfeiting any right to payment of the fair value of such Dissenting Shareholder's Common Stock.

RECORD AND BENEFICIAL OWNERS

     A record holder may assert dissenters rights as to fewer than all the Common Stock registered in the record holder's name only if the record holder dissents with respect to all the Common Stock beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf the record holder dissents. A beneficial owner who is not the record holder may assert dissenters rights with respect to Common Stock held on the beneficial owner's behalf if such beneficial owner submits to BetzDearborn the written consent of the record holder not later than the time of assertion of dissenters rights. A beneficial owner may not dissent with respect to less than all the Common Stock such beneficial owner owns, whether or not such Common Stock is registered in such beneficial owner's name.

NOTICE TO DEMAND PAYMENT

     If the Merger is approved by the requisite vote at the Special Meeting, BetzDearborn shall mail to all Dissenting Shareholders who gave due notice of their intention to demand payment of fair value and who refrained from voting in favor of the Merger a notice stating where and when a demand for payment must be sent, and share certificates representing the Common Stock held by the Dissenting Shareholder must be deposited to obtain payment. The notice shall be accompanied by a copy of Subchapter 15D and include a form for demanding payment, which form shall have a request for certification of the date that beneficial ownership of the Common Stock was acquired by the Dissenting Shareholder or the person on whose behalf the Dissenting Shareholder dissents. The time set for the receipt of a demand and the Dissenting Shareholder's share certificates shall not be less than 30 days from the mailing of the notice. Failure by a Dissenting Shareholder to timely demand payment and deposit the share certificates pursuant to such notice will cause such Dissenting Shareholder to lose all right to receive payment of the fair value of his or her Common Stock. All mailings to BetzDearborn are at the risk of the Dissenting Shareholder. However, BetzDearborn recommends that the notice of intention to dissent, the demand form and the holder's share certificates be sent by certified mail. If the Merger has not been effected within 60 days after the date set for demanding payment and depositing stock certificates, BetzDearborn shall return any stock certificates that have been deposited. BetzDearborn, however, may at any later time send a new notice regarding demand for payment and deposit of share certificates with like effect.

PAYMENT OF FAIR VALUE OF COMMON STOCK

     Promptly after the Effective Time, or upon timely receipt of demand for payment if the Merger has already been effected, BetzDearborn shall either remit to Dissenting Shareholders who have made demand and deposited their share certificates the amount BetzDearborn estimates to be the fair value of the Common Stock or give written notice that no remittance will be made under
Section 1577 of the PBCL. Such remittance or notice shall be accompanied by:

          (i) BetzDearborn's closing balance sheet and statement of income for a fiscal year ending not more than 16 months prior to the date of remittance or notice, together with the latest available interim financial statements;

          (ii) a statement of BetzDearborn's estimate of the fair value of the Common Stock; and

          (iii) a notice of the right of a Dissenting Shareholder to demand payment or supplemental payment, as the case may be, accompanied by a copy of Subchapter 15D.

If BetzDearborn does not remit the amount of its estimate of the fair value of the Common Stock, it will return all share certificates that have been deposited and may make a notation thereon that a demand for payment has been made. If shares with respect to which such notation has been made are thereafter transferred, each new share certificate issued therefor will bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares will not acquire by such transfer any rights in BetzDearborn other than those which the original dissenter had after making demand for payment of their fair value.

ESTIMATE BY DISSENTING SHAREHOLDER OF FAIR VALUE OF COMMON STOCK

     If a Dissenting Shareholder believes that the amount estimated or paid by BetzDearborn for his or her Common Stock is less than its fair value, the Dissenting Shareholder may send to BetzDearborn his or her own estimate of its fair value, which shall be deemed a demand for payment of the amount of the deficiency. If the Dissenting Shareholder does not file his or her own estimate of the fair value within 30 days after such remittance or notice has been mailed by BetzDearborn, the Dissenting Shareholder will be entitled to no more than the amount estimated in the notice or remitted by BetzDearborn.

VALUATION PROCEEDINGS

     Within 60 days after the latest of (i) the Effective Time, (ii) timely receipt of any demands for payment or (iii) timely receipt of any Dissenting Shareholder estimates of fair value, if any demands for payment remain unsettled, BetzDearborn may file in court an application for relief requesting that the fair value of the Common Stock be determined by the court. Each Dissenting Shareholder whose demands have not been settled will be made a party to the proceeding and will be entitled to recover the amount by which the fair value of such Dissenting Shareholder's Common Stock is found to exceed the amount, if any, previously remitted. Such Dissenting Shareholder will also be entitled to interest on such amount from the Effective Time until the date of payment. There is no assurance, however, that BetzDearborn will file such an application. If BetzDearborn fails to file an application within the 60-day period, any Dissenting Shareholder who has not settled his or her claim may do so in BetzDearborn's name within 30 days after the expiration of the 60-day period. If a Dissenting Shareholder does not file an application within such 30-day period, each Dissenting Shareholder who has not settled his or her claim will be paid no more than BetzDearborn's estimate of the fair value of the Common Stock and may bring an action to recover any amount not previously remitted.

COSTS AND EXPENSES OF VALUATION PROCEEDINGS

     The costs and expenses of any valuation proceeding, including the reasonable compensation and expenses of any appraiser appointed by the court, will be determined by the court and assessed against BetzDearborn, except that any part of such costs and expenses may be assessed as the court deems appropriate against all or some of the Dissenting Shareholders whose action in demanding supplemental payment is found by the court to be dilatory, obdurate, arbitrary, vexatious or in bad faith. The court may also assess the fees and expenses of counsel and experts for any or all of the Dissenting Shareholders against BetzDearborn if it fails to comply substantially with Subchapter 15D or acts in a dilatory, obdurate, arbitrary or vexatious manner or in bad faith. The court can also assess any such fees or expenses incurred by BetzDearborn against any Dissenting Shareholder if such Dissenting Shareholder is found to have acted in a dilatory, obdurate, arbitrary or vexatious manner or in bad faith. If the court finds that the services of counsel for any Dissenting Shareholder were of substantial benefit to the other Dissenting Shareholders and should not be assessed against BetzDearborn, it may award to such counsel reasonable fees to be paid out of the amounts awarded to the Dissenting Shareholders who were benefited.

     Under the PBCL, a BetzDearborn Shareholder has no right to obtain, in the absence of fraud or fundamental unfairness, an injunction against the Merger, nor any right to valuation and payment of the fair value of the holder's shares because of the Merger, except to the extent provided by the dissenters rights provisions of Subchapter 15D. The PBCL also provides that absent fraud or fundamental unfairness, the rights and remedies provided by Subchapter 15D are exclusive.

     THE FOREGOING DESCRIPTION OF THE RIGHTS OF DISSENTERS UNDER SUBCHAPTER 15D SHOULD BE READ IN CONJUNCTION WITH ANNEX C TO THIS PROXY STATEMENT, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PROVISIONS OF SUBCHAPTER 15D.

     BetzDearborn Shareholders who do not follow the requirements of Subchapter 15D will only be entitled to receive the Merger Consideration.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is intended only as a summary of the material United States federal income tax consequences of the Merger and does not purport to be a complete analysis or listing of all potential tax effects relative to a decision whether to vote for the approval of the Merger. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), treasury regulations, Internal Revenue Service rulings and judicial and administrative decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. The discussion does not address all aspects of United States federal income taxation that may be applicable to certain BetzDearborn Shareholders subject to special United States federal income tax treatment, including, without limitation, foreign persons, insurance companies, tax-exempt entities, retirement plans and persons who acquired their Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. The discussion addresses neither the effect of applicable state, local or foreign tax laws, nor the effect of any United States federal tax laws other than those pertaining to United States federal income tax.

     The receipt of cash in exchange for Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. A BetzDearborn Shareholder will generally recognize gain or loss for federal income tax purposes in an amount determined by the difference between such BetzDearborn Shareholder's adjusted tax basis in the Common Stock, and the amount of cash received in exchange therefor. Such gain or loss will be a capital gain or loss if such Common Stock is held as a capital asset and will be long-term capital gain or loss if at the Effective Time, such Common Stock was held for more than one year. Gain or loss should be computed separately for different blocks of Common Stock.

     THE FOREGOING DISCUSSION OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. BECAUSE OF THE COMPLEXITY OF THE TAX LAWS, AND BECAUSE THE TAX CONSEQUENCES OF ANY PARTICULAR BETZDEARBORN SHAREHOLDER MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH BETZDEARBORN SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO HIS OR HER OWN PARTICULAR CIRCUMSTANCES AND WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS, ESTATE TAX LAWS AND PROPOSED CHANGES IN APPLICABLE TAX LAWS.

                                 THE COMPANIES

BUSINESS OF BETZDEARBORN

     BetzDearborn is a leading global manufacturer and supplier of specialty chemicals used in industrial, commercial, and institutional accounts for the treatment of water, wastewater and process systems. BetzDearborn employs approximately 6,400 people worldwide with operating subsidiaries in 37 countries, sales in over 90 countries, and 12 U.S. and 19 non-U.S. production facilities. The principal executive offices of BetzDearborn are located at 4636 Somerton Road, Trevose, Pennsylvania 19053, and its telephone number is (215) 355-3300. See "Available Information" and "Incorporation of Certain Documents By Reference."

BUSINESS OF HERCULES

     Hercules, a Delaware corporation, is a diversified, worldwide producer of chemical specialty products and related products for a variety of markets worldwide. Its businesses include Aqualon, FiberVisions, Food Gums, Paper Technology and Resins. Hercules has approximately 7,000 employees, 49 manufacturing plants, two major research centers and eight applications laboratories. In 1997, Hercules' sales were approximately $1.9 billion.

BUSINESS OF MERGER SUB

     Merger Sub is a newly formed Pennsylvania corporation and a wholly owned subsidiary of Hercules formed for the purpose of effecting the Merger.

                OTHER ACTION TO BE TAKEN AT THE SPECIAL MEETING

ADJOURNMENT PROPOSAL

     BetzDearborn is submitting a proposal to authorize the named attorneys-in-fact to vote in favor of the adjournment of the Special Meeting, in the event that there are not sufficient votes to approve the Merger Proposal at the time of the Special Meeting. Even though a quorum may be present at the Special Meeting, it is possible that BetzDearborn may not have received sufficient votes to approve the Merger Proposal at the time of the Special Meeting. In that event, the Merger Proposal could not be approved unless the Special Meeting were adjourned in order to permit further solicitation of proxies.

     In order to allow the proxies that have been received by BetzDearborn at the time of the Special Meeting to be voted for such adjournment, if necessary, BetzDearborn has submitted the question of adjournment under such circumstances, and only under such circumstances, to the BetzDearborn Shareholders for their consideration. A majority of the shares of Common Stock and Preferred Stock present in person or represented by proxy at the Special Meeting is required in order to approve any such adjournment.

     The BetzDearborn Board unanimously recommends that the BetzDearborn Shareholders vote their proxies in favor of the Adjournment Proposal so that their proxies may be used for such purpose, should it become necessary. Properly executed proxies will be voted in favor of such adjournment unless otherwise noted thereon. If it is necessary to adjourn the Special Meeting, no notice of the time and place of the adjourned meeting is required to be given to shareholders other than an announcement of such time and place at the Special Meeting. This adjournment proposal relates only to an adjournment occurring for purposes of soliciting additional proxies for approval of the Merger Proposal in the event that there are insufficient votes to approve the Merger Proposal at the Special Meeting. Any other adjournment (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy.

     The BetzDearborn Board retains full authority to postpone the Special Meeting prior to such meeting being convened, without the consent of any BetzDearborn Shareholder.

     THE BETZDEARBORN BOARD UNANIMOUSLY RECOMMENDS THAT BETZDEARBORN SHAREHOLDERS VOTE FOR THE ADJOURNMENT PROPOSAL.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected financial data for the five years ended December 31, 1997 are derived from the audited consolidated financial statements of BetzDearborn. The financial data for the six month periods ended June 30, 1998 and 1997 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which BetzDearborn considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1998. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

                                                                                                         SIX MONTHS
                                                                                                           ENDED
                                                           YEAR ENDED DECEMBER 31,                        JUNE 30,
                                              --------------------------------------------------    --------------------
                                                1997        1996       1995      1994      1993       1998        1997
                                              --------    --------    ------    ------    ------    --------    --------
                                                               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Net Sales..................................   $1,294.8    $1,037.0    $752.5    $708.3    $684.9    $  619.3    $  628.8
Operating Costs and Expenses:
  Cost of products sold....................      518.7       409.3     273.7     252.5     237.5       254.3       251.1
  Selling, research and administrative
    expenses...............................      570.6       472.0     353.2     338.3     329.9       292.6       277.7
  Provision for
    integration/restructuring..............       15.6        30.0      15.6        --      16.2          --        15.3
                                              --------    --------    ------    ------    ------    --------    --------
                                               1,104.9       911.3     642.5     590.8     583.6       546.9       544.1
                                              --------    --------    ------    ------    ------    --------    --------
Operating Earnings.........................      189.9       125.7     110.0     117.5     101.3        72.4        84.7
Other Income (Expense):
  Investment income and other, net.........       (1.5)       (0.3)      2.7       3.6       2.9        (0.2)       (0.2)
  Interest expense.........................      (45.5)      (25.7)     (1.1)     (0.2)     (0.1)      (19.7)      (23.0)
                                              --------    --------    ------    ------    ------    --------    --------
                                                 (47.0)      (26.0)      1.6       3.4       2.8       (19.9)      (23.2)
                                              --------    --------    ------    ------    ------    --------    --------
Earnings Before Income Taxes and Cumulative
  Effect of Accounting Changes.............      142.9        99.7     111.6     120.9     104.1        52.5        61.5
Income Taxes...............................       50.7        35.4      43.3      47.7      40.7        18.6        21.8
Cumulative Effect of Accounting Changes,
  net......................................       (6.0)         --        --        --       2.1          --          --
Net Earnings...............................   $   86.2    $   64.3    $ 68.3    $ 73.2    $ 65.5    $   33.9    $   39.7
                                              --------    --------    ------    ------    ------    --------    --------
                                              --------    --------    ------    ------    ------    --------    --------
Earnings per Share of Common Stock:
  Basic....................................   $   2.81    $   2.13    $ 2.30    $ 2.47    $ 2.15    $   1.06    $   1.30
  Diluted..................................   $   2.61    $   2.01    $ 2.16    $ 2.30    $ 2.01    $   1.01    $   1.21
Cash Dividends Declared per Share of Common
  Stock....................................   $   1.51    $   1.49    $ 1.47    $ 1.43    $ 1.39    $   0.76    $   0.75
Average Number of Shares of Common Stock
  (in millions):
  Basic....................................       28.7        27.7      27.6      27.6      28.1        29.4        28.5
  Diluted..................................       32.0        30.7      30.6      30.8      31.4        32.4        31.8

SELECTED BALANCE SHEET DATA:

  Total assets.............................   $1,433.6    $1,418.3    $630.5    $555.5    $521.1    $1,393.1    $1,436.1
  Long-term debt...........................   $  679.5    $  745.5    $ 96.5    $ 97.5    $ 98.0    $  681.4    $  755.3

------------------

Notes: On June 28, 1996, BetzDearborn acquired the Dearborn Division of W.R.
       Grace and Co.

       1997 includes the cumulative effect of accounting change relating to business process reengineering amounting to basic and diluted earnings per share of ($.21) and ($.19), respectively.

       1993 includes the cumulative effect of accounting changes relating to income taxes, retiree health benefits and pensions amounting to basic and diluted earnings per share of $.07.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table includes information regarding beneficial ownership of the Common Stock by owners of more than 5% of such shares, as of September 4, 1998.

---------------------------------------------------------------------------------------------------------------------
                                     NAMES AND ADDRESS OF                AMOUNT AND NATURE            PERCENT OF
   TITLE OF CLASS                      BENEFICIAL OWNER               OF BENEFICIAL OWNERSHIP      CLASS OUTSTANDING
---------------------------------------------------------------------------------------------------------------------
Common Stock                 Scudder, Stevens & Clark, Inc.                  2,678,024(1)                 8.99%
                             345 Park Avenue
                             New York, NY 10154

Common Stock                 The Regents of                                  1,573,500(2)                 5.28%
                             the University of California
                             300 Lakeside Drive
                             Oakland, CA 94612

------------------

(1) Based on information provided to BetzDearborn as of June 30, 1998.

(2) Based on information provided to BetzDearborn as of August 13, 1998.

     BetzDearborn is not aware of any other person or group which is the beneficial owner of more than 5% of the Common Stock or Preferred Stock.

     The table below includes information regarding beneficial ownership of BetzDearborn's shares by each Director, nominee and named executive officer, as defined below, and for all Directors and executive officers of BetzDearborn as a group as of September 4, 1998. Unless otherwise indicated in the footnotes, each individual exercises sole voting and investment power over all common shares set forth opposite his or her name.

-----------------------------------------------------------------------------------------------------------------------
                                                    COMMON        PERCENT OF        DEFERRED PLAN       PERCENT OF
                                                    SHARES(1)  CLASS OUTSTANDING      SHARES(2)      CLASS OUTSTANDING
-----------------------------------------------------------------------------------------------------------------------
John W. Boyer, Jr................................     1,700                 *              893                    *
Patrick F. Brennan...............................     2,200                 *            2,172                    *
William R. Cook..................................    55,219(3)              *               --                    *
John G. Drosdick.................................     2,375                 *               --                    *
Richard A. Heberle...............................    20,444(3)              *               --                    *
Alan R. Hirsig...................................     1,600                 *              893                    *
John L. Holland..................................    11,981(3)              *               --                    *
Ronald A. Kutsche................................    12,931(3)              *               --                    *
John F. McCaughan................................    44,450(4)              *              378                    *
John Quarles.....................................     1,700                 *            2,657                    *
Larry V. Rankin..................................    17,648(3)              *               --                    *
John A.H. Shober.................................     3,500                 *              893                    *
Robert L. Yohe...................................     2,000                 *            2,172                    *
All Directors and executive officers as a group
  (15 persons)...................................   189,989                 *           10,058                    *

------------------

 * Indicates ownership of less than 1% of the class outstanding.

(1) The numbers shown include shares granted subject to forfeiture and restrictions on transfer pursuant to the Stock Incentive Plan over which the persons named have voting power as follows: Mr. Cook, 22,244 shares; Mr. Heberle, 5,190 shares; Mr. Holland, 5,159 shares; Mr. Kutsche, 5,839 shares; and Mr. Rankin, 5,556 shares; all Directors and executive officers as a group (15 persons), 48,906 shares. Also included is each person's respective interest in certain shares held by the Trustee of the KESOP over which such persons have voting and investment power: Mr. Cook, 741 shares; Mr. Heberle, 505 shares; Mr. Holland, 152 shares; Mr. Kutsche, 185 shares; Mr. McCaughan, 10,699 shares; and Mr. Rankin, 2,815 shares; all Directors and executive officers as a group (15 persons), 15,862 shares. Not included are shares which may be acquired upon the exercise of Stock Options granted under the 1981 and 1987 Stock Option Plans over which the named individuals have neither voting nor investment power until exercise of the Stock
    Options: Mr. Cook, 168,904 shares; Mr. Heberle, 46,253 shares; Mr. Holland, 45,394 shares; Mr. Kutsche, 64,754 shares; and Mr. Rankin, 64,943 shares; all Directors and executive officers as a group (15 persons), 552,836 shares.

(2) Deferred Plan shares represent shares of Common Stock hypothetically purchased by the persons named under the Company's Directors' Deferred Compensation Plan. Such Plan provides that Directors who are not employees of the Company may elect to defer all or any portion of their compensation earned as a Director and invest such amount in shares of common stock of the Company. Common stock so invested is adjusted to reflect stock dividends and splits; however, upon retirement, payments of deferred compensation are made in cash.

(3) Does not include interest in shares of Preferred Stock over which the persons named have voting power only as follows: Mr. Cook, 270 shares; Mr. Heberle, 248 shares; Mr. Holland, 210 shares; Mr. Kutsche, 248 shares; Mr. McCaughan, 232 shares; and Mr. Rankin, 268 shares.

(4) Does not include 200 shares held by Mr. McCaughan's wife for herself or as a trustee or 280 shares held by his mother for herself with respect to which Mr. McCaughan disclaims beneficial ownership.
--------------------------------------------------------------------------------

                         MARKET PRICES OF COMMON STOCK

     The Common Stock is traded on the NYSE under the symbol "BTL." The following table reflects the range of the reported high and low closing prices of Common Stock on the NYSE Composite Tape for the calendar quarters indicated and the per share dividends paid on the Common Stock.

CALENDAR YEAR                                                                         HIGH      LOW      DIVIDENDS
----------------------------------------------------------------------------------   ------    ------    ---------
1995:
  First quarter...................................................................   $46.63    $42.88        .36
  Second quarter..................................................................    45.63     41.25        .36
  Third quarter...................................................................    46.38     40.75        .37
  Fourth quarter..................................................................    41.63     38.75        .37

1996:
  First quarter...................................................................   $47.25    $40.13        .37
  Second quarter..................................................................    48.00     41.75        .37
  Third quarter...................................................................    53.50     43.13        .37
  Fourth quarter..................................................................    60.13     50.00       .375

1997:
  First quarter...................................................................   $67.25    $55.25       .375
  Second quarter..................................................................    67.38     61.25       .375
  Third quarter...................................................................    71.00     59.69       .375
  Fourth quarter..................................................................    70.13     57.69        .38

1998:
  First quarter...................................................................   $65.13    $55.00        .38
  Second quarter..................................................................    58.00     41.38        .38
  Third quarter
     (through September 3, 1998)..................................................   $69.25    $34.13        .38

     On July 29, 1998, the last full trading day prior to the execution, delivery and public announcement of the Merger Agreement, the closing price of the Common Stock was $35.88 per share, as reported on the NYSE Composite Tape. On September 3, 1998, the most recent practicable date prior to the mailing of this Proxy Statement, the closing price of Common Stock was $62.44 per share, as reported on the NYSE Composite Tape. BetzDearborn Shareholders are encouraged to obtain current market quotations for Common Stock.

                              INDEPENDENT AUDITORS

     Representatives of Ernst & Young LLP, BetzDearborn's independent auditors, are expected to be present at the Special Meeting with the opportunity to make statements if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals in respect of the 1999 Annual Meeting of BetzDearborn Shareholders are required to be submitted to BetzDearborn by November 9, 1998 for inclusion in the proxy statement and form of proxy relating to that meeting. If the Merger is consummated, there will be no 1999 Annual Meeting of BetzDearborn Shareholders.

                                                                         ANNEX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                             HERCULES INCORPORATED,
                             WATER ACQUISITION CO.
                                      AND
                               BETZDEARBORN INC.
                           DATED AS OF JULY 30, 1998
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     AGREEMENT AND PLAN OF MERGER, dated as of July 30, 1998 (the "Agreement"), among Hercules Incorporated, a Delaware corporation ("Parent"), Water Acquisition Co., a Pennsylvania corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and BetzDearborn Inc., a Pennsylvania corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved the acquisition of the Company by Parent upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved this Agreement and the merger of Merger Sub with and into the Company (the "Merger") in accordance with the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), and upon the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the PBCL, Merger Sub shall be merged with and into the Company at the Effective Time (as defined below) of the Merger. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the PBCL.

     Section 1.2. CLOSING. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which (subject to the satisfaction or waiver of the conditions set forth in Article VI) shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Section 6.1, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Wilmington, Delaware, unless another date or place is agreed to in writing by the parties hereto.

     Section 1.3. EFFECTIVE TIME. Subject to the provisions of this Agreement, on the Closing Date, the parties shall file in the office of the Department of State of the Commonwealth of Pennsylvania articles of merger (the "Articles of Merger") containing the information required to be set forth therein under
Section 1926 of the PBCL and executed in accordance with the PBCL and shall make all other filings or recordings, if any, required under the PBCL. The Merger shall become effective at the time of filing of the Articles of Merger, or at such later time as is agreed upon by the parties hereto and set forth in an amendment to this Agreement (such time as the Merger becomes effective is referred to herein as the "Effective Time").

     Section 1.4. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 1929 of the PBCL.

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     Section 1.5. ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING
CORPORATION.

          (a) At the Effective Time, the Restated Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall become the articles of incorporation of the Surviving Corporation after the Effective Time, until thereafter amended as provided by the PBCL and therein.

          (b) The Bylaws of the Company as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation after the Effective Time, until thereafter amended as provided by the PBCL, the articles of incorporation of the Surviving Corporation and such Bylaws.

     Section 1.6. DIRECTORS. The directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

     Section 1.7. OFFICERS. The officers of the Company immediately prior to the Effective Time shall become the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

                                   ARTICLE II

                 CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

     Section 2.1. CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

          (a) Each Common Share, par value $0.10 per share, of the Company (the "Company Common Shares") issued and held, immediately prior to the Effective Time, in the Company's treasury or by any of the Company's direct or indirect wholly owned subsidiaries, and each Company Common Share that is owned by Parent, Merger Sub or any other subsidiary of Parent, shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (b) Each issued and outstanding Company Common Share (other than shares to be cancelled in accordance with Section 2.1(a) and Dissenting Shares (as defined below)), including Company Common Shares outstanding by virtue of the conversion immediately prior to the Effective Time of each share of issued and outstanding Series A ESOP Convertible Preferred Stock, par value $.10 per share, of the Company (the "Company Series A Preferred Shares"), shall be converted into the right to receive $72 in cash, without interest thereon (the "Merger Consideration"). As of the Effective Time, all Company Common Shares converted pursuant to Sections 2.1(a) or (b) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding Company Common Shares (together with certificates which immediately prior to the Effective Time represented outstanding Company Series A Preferred Shares, the "Certificates") shall cease to have any rights as shareholders of the Company, except the right to receive the Merger Consideration for Company Common Shares held by them.

          (c) Shares of Dissenting Shareholders. Notwithstanding any provision of this Agreement to the contrary, any issued and outstanding Company Common Shares ("Dissenting Shares") held by a Dissenting Shareholder (as defined below) shall not be converted as described in Section 2.1(b) but shall become the right to receive such consideration as may be determined to be

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     due to such Dissenting Shareholder pursuant to the PBCL; provided, however, that each Company Common Share outstanding immediately prior to the Effective Time and held by a Dissenting Shareholder who, after the Effective Time, loses his or her right of appraisal, pursuant to the PBCL, shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent (i) prompt notice of any written demands for appraisal of Company Common Shares received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to any such demands. The Company shall not, without prior written consent of Parent, voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands. As used in this Agreement, the term "Dissenting Shareholder" means any record holder or beneficial owner of Company Common Shares or Company Series A Preferred Shares who complies with all provisions of the PBCL concerning the right of holders of Company Common Shares and Company Series A Preferred Shares to dissent from the Merger and obtain fair value for their shares.

          (d) Each issued and outstanding common share, par value $.01 per share, of Merger Sub shall be converted into one validly issued, fully paid and nonassessable common share of the Surviving Corporation.

     Section 2.2. EXCHANGE OF CERTIFICATES.

          (a) Exchange Agent. Prior to the Effective Time, Parent shall enter into an agreement with American Stock Transfer & Trust Co., or such other bank or trust company as may be designated by Parent and as shall be reasonably satisfactory to the Company (the "Exchange Agent"). No later than the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of Company Common Shares, for exchange in accordance with this Article II, through the Exchange Agent, cash in an amount sufficient to make any cash payment due under Section 2.1 (the "Exchange Fund").

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1(b) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the product of the Merger Consideration multiplied by the number of Company Common Shares represented by such Certificate (including, with respect to Certificates representing Company Series A Preferred Shares, the number of Company Common Shares into which such Company Series A Preferred Shares have been converted immediately prior to the Effective Time), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Shares or Company Series A Preferred Shares represented by any Certificate which is not registered in the transfer records of the Company, the Merger Consideration payable in respect of such Company Common Shares or such Company Series A Preferred Shares may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other non-income taxes required by reason of the payment of such Merger Consideration to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that any such tax has been paid or is

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     not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares such amounts as Parent or the Exchange Agent is required to withhold or deduct under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign law with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Shares in respect of whom such deduction and withholding were made by Parent or the Exchange Agent. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration into which the Company Common Shares formerly represented by such Certificate (including, with respect to Certificates that represented Company Series A Preferred Shares, the Company Common Shares into which the Company Series A Preferred Shares were converted immediately prior to the Effective Time) have been converted. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this
     Article II.

          (c) Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Company Common Shares or Company Series A Preferred Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II, except as otherwise provided by law.

          (d) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for nine months after the Effective Time shall be delivered to Parent upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Merger Consideration.

          (e) No Liability. None of the Company, Parent, Merger Sub, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any Merger Consideration paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (f) Investment of Exchange Fund. The Exchange Agent shall invest all cash included in the Exchange Fund, as reasonably directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

          (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to this Agreement.

     Section 2.3. STOCK OPTIONS AND RESTRICTED SHARES.

          (a) Each Stock Option (as defined below) outstanding at the Effective Time, whether or not exercisable, shall, at the Effective Time, be cancelled and shall thereupon be converted into the right to receive cash, without interest thereon, in the amount, if any, equal to the product of
     (i) the number of Company Common Shares issuable upon the exercise of such Stock Option (the "Option Shares") multiplied by (ii) the amount, if any, by which the Merger Consideration

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     exceeds the per share exercise price with respect to such Option Shares;
     provided, however, that each Stock Option granted under the ESPP (as defined below) shall be deemed for purposes hereof to have a per share exercise price of zero.

          (b) Any and all restrictions pursuant to the Stock Incentive Plan (as defined below) on the ownership of each Company Common Share issued pursuant to the Stock Incentive Plan and outstanding immediately prior to the Effective Time ("Restricted Shares") shall lapse at the Effective Time.

          (c) Notwithstanding anything to the contrary herein, if it is determined that compliance with any of the foregoing provisions of this
     Section 2.3 may cause any individual subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to become subject to the profit recovery provisions thereof, any Stock Options held by such individual may, if such person so agrees, subject to the proviso of this sentence, be cancelled or purchased, as the case may be, at the Effective Time or at such later time as may be necessary to avoid application of such profit recovery provisions and such person will be entitled to receive from the Company or the Surviving Corporation cash in the amount, if any, equal to the product of (i) the number of Option Shares multiplied by (ii) the amount, if any, by which the Merger Consideration exceeds the per share exercise price with respect to such Option Shares; provided that the parties hereto will cooperate, including by attempting to provide alternate arrangements, so as to achieve the intent of the foregoing without giving rise to such profit recovery.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth with respect to matters disclosed in the letter delivered by the Company to Parent prior to the execution of this Agreement (the "Company Letter") or in the Company SEC Reports (as defined below) filed with the SEC prior to the execution of this Agreement, the Company represents and warrants to Parent and Merger Sub as follows:

     Section 3.1. ORGANIZATION; QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on the Company. As used in this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to the Company or Parent, as the case may be, means such state of facts, event, change or effect that has had, or would reasonably be expected to have, a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries (as defined below), taken as a whole, or Parent and its Subsidiaries, taken as a whole, as the case may be. Each of the Company's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate power and authority to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All outstanding shares of capital stock of, or other ownership interests in, the Company's Subsidiaries (i) are validly issued, fully paid and non-assessable, (ii) except for director qualifying shares and minimum shareholder requirements or as may

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be required under applicable foreign laws, are owned by the Company, directly or indirectly, and (iii) to the extent owned by the Company, directly or indirectly, are free and clear of all liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a "Lien"). There are no existing options, rights of first refusal, preemptive rights, calls, claims or commitments of any character relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Subsidiary of the Company, except for director qualifying shares and minimum shareholder requirements or as may be required under applicable foreign laws.

     Section 3.2. CAPITAL STOCK.

          (a) The authorized capital stock of the Company consists of (i) 250,000,000 Company Common Shares and (ii) 1,000,000 preferred shares, par value $.10 per share, of which 500,030 shares have been designated as Company Series A Preferred Shares. At the close of business on July 24, 1998, (i) 33,630,831 Company Common Shares were issued, of which 3,876,818 Company Common Shares were held by the Company in its treasury, (ii) 471,271 Company Series A Preferred Shares were issued and outstanding (and 2,638,991 Company Common Shares were reserved for issuance upon the conversion thereof), (iii) 4,986,186 Company Common Shares were reserved for issuance pursuant to the Company's 1981 and 1987 Employee Stock Option Plans (together, the "Stock Option Plan"), (iv) 256,508 Company Common Shares were reserved for issuance pursuant to the Company's 1997 Employee Stock Purchase Plan (the "ESPP") and (v) 425,474 Company Common Shares were reserved for issuance pursuant to the Company's Employee Stock Incentive Plan (the "Stock Incentive Plan"). In addition, Company Common Shares are potentially issuable upon distribution and exercise of the rights (the "1988 Rights") to purchase Company Common Shares issued pursuant to the Rights Agreement dated as of January 1, 1992 (as amended from time to time, the "1988 Rights Plan") between the Company and American Stock Transfer and Trust Company, as rights agent, which restates with a successor rights agent the Rights Agreement dated as of September 8, 1988 between the Company and Mellon Bank (East) N.A., as rights agent. The 1988 Rights Agreement expires on September 19, 1998 and from and after that date, Company Common Shares will be potentially issuable upon distribution and exercise of the rights (the "Rights") to purchase Company Common Shares pursuant to the Rights Agreement dated as of February 12, 1998 (as amended from time to time, the "Company Rights Plan") between the Company and American Stock Transfer and Trust Company, as rights agent. At the close of business on July 24, 1998, (i) options under the Stock Option Plan to acquire 3,797,214 Common Shares were outstanding, of which options to acquire 3,173,349 Company Common Shares were exercisable, and (ii) options to acquire 1,188,972 Company Common Shares remained available for grant under the Stock Option Plan. During the period commencing on January 1, 1998 and ending on June 30, 1998, 96,277 Company Common Shares were acquired pursuant to Stock Options exercised under the ESPP. Except as set forth above, at the close of business on July 24, 1998, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. At the close of business on July 24, 1998, there were no outstanding stock appreciation rights or rights (other than outstanding employee stock options to purchase Company Common Shares pursuant to the Stock Option Plan or the ESPP (collectively, the "Stock Options") to purchase or acquire Company Common Shares on a deferred basis. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued and paid for, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no notes, bonds, debentures or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above or in Section 3.1, at the close of business on July 24, 1998, there were no outstanding securities, options, warrants,

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     calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries was a party or by which any of them was bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. At the close of business on July 24, 1998, except as provided pursuant to the terms of the Company Series A Preferred Shares, there were no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries. At the close of business on July 24, 1998, there were no outstanding contractual obligations of the Company to vote or to dispose of any shares of the capital stock of any of its Subsidiaries.

     Section 3.3. CORPORATE AUTHORITY RELATIVE TO THIS AGREEMENT; NO VIOLATION; NO EXISTING VIOLATION.

          (a) The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (subject to the terms and conditions hereof) have been duly and validly authorized by the Board of Directors of the Company (the "Company Board"), and except for the approval and adoption of this Agreement by the Company's shareholders, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby. As of the date hereof, the Company Board has determined that the transactions contemplated by this Agreement are in the best interests of the Company and its shareholders and to recommend to such shareholders that they approve and adopt this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of the other parties hereto, this Agreement constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          (b) The execution and delivery by the Company of this Agreement do not, and the consummation by the Company of the transactions contemplated hereby will not, result in any violation of, default or event of default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under: (i) any provision of the Restated Articles of Incorporation or Bylaws of the Company or the comparable organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise, license or guarantee applicable to the Company or any of its Subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such violations, defaults, events of default, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any governmental body or authority is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company, or the consummation of the transactions contemplated hereby, except: (i) in connection, or in compliance, with the provisions of the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), applicable non-United States

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     competition, antitrust and investment laws, and the Exchange Act, (ii) for the filing of Articles of Merger with the Department of State of the Commonwealth of Pennsylvania and (iii) for such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on the Company and would not prevent the consummation of any of the transactions contemplated hereby.

          (c) Neither the Company nor any of its Subsidiaries is in violation of
     (i) its charter or other organizational documents or by-laws, (ii) any applicable law, ordinance or administrative or governmental rule or regulation or (iii) any order, decree or judgment of any governmental body or authority having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clause (i) with respect to the Company's Subsidiaries and, in the case of clause (ii) or (iii) with respect to the Company and its Subsidiaries, for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. As of the date hereof, there is no existing default, event of default or event that, but for the giving of notice or lapse of time or both, would constitute a default or event of default under any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise, license or guarantee, which would, individually or in the aggregate, have a Material Adverse Effect on the Company.

     Section 3.4. REPORTS AND FINANCIAL STATEMENTS. Since June 30, 1996, the Company has filed all reports, statements, prospectuses and other filings required to be filed by it with the Securities and Exchange Commission (the "SEC") under the rules and regulations of the SEC. As of their respective dates, such reports, statements, prospectuses and other filings (collectively, the "Company SEC Reports") filed with the SEC prior to the date of this Agreement
(i) complied, and each Company SEC Report filed with the SEC on or after the date of this Agreement (collectively, the "Subsequent SEC Reports") will comply, as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act and, in each case, the rules and regulations promulgated thereunder and (ii) did not, and each Subsequent SEC Report will not, at the time of filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Company SEC Reports (including any related notes and schedules) fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, in the case of the unaudited interim financial statements, to normal recurring year-end adjustments and any other adjustments described therein), in each case, in accordance with generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved (except as otherwise disclosed therein or in the notes thereto). None of the Company's Subsidiaries is required to file any reports, statements, prospectuses or other filings with the SEC.

     Section 3.5. NO UNDISCLOSED LIABILITIES. As of the date hereof, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability or obligation, in each case, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (or disclosed in the notes thereto) except liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

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     Section 3.6. PERMITS; NO VIOLATION OF LAW.

          (a) The Company and its Subsidiaries have received such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate governmental bodies and authorities (the "Company Licenses") as are necessary to conduct their respective businesses substantially in the manner currently conducted, and all such Company Licenses are valid and in full force and effect, except for any such Company Licenses which the failure to have or to be in full force and effect would not have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company and its Subsidiaries are in compliance with their respective obligations under the Company Licenses, with only such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

          (b) The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental body or authority (provided that no representation or warranty is made in this Section 3.6 with respect to Environmental Laws (as hereinafter defined)) except for violations or possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     Section 3.7. ENVIRONMENTAL LAWS AND REGULATIONS. (a) The Company and each of its Subsidiaries is in compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (b) neither the Company nor any of its Subsidiaries has received written notice of, or, is the subject of, any actions, causes of action, claims, investigations, demands or notices by any person asserting an obligation to conduct investigations or clean-up activities under Environmental Law or alleging liability under or non-compliance with any Environmental Law (collectively, "Environmental Claims") which would, individually or in the aggregate, have a Material Adverse Effect on the Company; and (c) to the Company's knowledge, there are no facts, circumstances or conditions in connection with the operation of its business or any currently or formerly owned, leased or operated facilities that are reasonably likely to lead to any Environmental Claims in the future which would, individually or in the aggregate, have a Material Adverse Effect on the Company.

     Section 3.8. EMPLOYEE BENEFIT PLANS. The Company Letter sets forth the name of each material Company Plan (as defined below). Except as set forth in the Company Letter, true, correct and complete copies of such material Company Plans have heretofore been delivered to Parent. Each Company Plan that is an employment, severance, termination, consulting or retirement plan or agreement which contains any provision that becomes effective upon the occurrence of a change of control of the Company is referred to herein as a "Severance Arrangement" and is specifically identified as such in the Company Letter. Each Company Plan complies in all material respects with the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), the Code (to the extent that ERISA and the Code are applicable) and all other applicable laws and administrative or governmental rules and regulations. No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan for which the 30-day notice requirement has not been waived (other than with respect to the transactions contemplated by this Agreement), and no condition exists which would subject the Company or any ERISA Affiliate (as defined below) to any fine under Section 4071 of ERISA; and no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title

IV of ERISA. No Company Plan, or any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived. There are no actions, suits or claims pending or, to the Company's knowledge, threatened (other than routine claims for benefits) with respect to any Company Plan which would have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither the Company nor any of its ERISA Affiliates has incurred or would reasonably be expected to incur any liability under or pursuant to Title IV of ERISA that has not previously been satisfied (other than payment of premiums to the PBGC). No prohibited transactions described in Section 406 of ERISA or Section 4975 of the Code have occurred which would result in any material liability to the Company or its Subsidiaries. All Company Plans that are intended to be qualified under Section 401(a) of the Code have received a favorable determination letter as to such qualification from the Internal Revenue Service, and the Company knows of no event that has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification. There are no Company Multiemployer Plans. As used herein: (i) "Company Plan" means each deferred compensation and each incentive compensation, equity compensation plan, "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or an "ERISA Affiliate", or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Company or any Subsidiary other than a Company Multiemployer Plan (the "Company Plans"); (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability; and (iii) "ERISA Affiliate" means any trade or business, whether or not incorporated, that together with the Company or any of its Subsidiaries would be deemed a "single employer" within the meaning of
Section 4001(b)(1) of ERISA.

     Section 3.9. ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since March 31, 1998
(a) the businesses of the Company and its Subsidiaries have been conducted in the ordinary course consistent with past practice, (b) there has not been any event, occurrence, development or state of circumstances or facts that has had, or would have, a Material Adverse Effect on the Company and (c) neither the Company nor any of its Subsidiaries has taken any action or omitted to take any action, which act or omission, if taken after the date of this Agreement, would result in a breach or violation of Section 5.1(e), (i), (m), (n) or (o).

     Section 3.10. INVESTIGATIONS; LITIGATION.

          (a) To the Company's knowledge, there is no investigation or review pending by any governmental body or authority with respect to the Company or any of its Subsidiaries which would, individually or in the aggregate, have a Material Adverse Effect on the Company, nor has any governmental body or authority notified the Company of an intention to conduct the same; and

          (b) There are no actions, suits or proceedings pending (or, to the Company's knowledge, threatened) against or affecting the Company or its Subsidiaries, or any of their respective properties at law or in equity, or before any federal, state, local or foreign governmental body or authority which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

     Section 3.11. PROXY STATEMENT. None of the information to be included in the Proxy Statement (as defined below) or any amendments thereof or supplements thereto will, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company

Meeting (as defined below), contains any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information regarding Parent and Merger Sub that is incorporated by reference or supplied to the Company by or on behalf of Parent or Merger Sub for inclusion in the Proxy Statement or any amendments thereof or supplements thereto. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. The letter to shareholders of the Company, notice of meeting, proxy statement and form of proxy to be distributed to holders of Company Common Shares and Company Series A Preferred Shares in connection with the Merger and any annexes, schedules and exhibits required to be filed with the SEC in connection therewith are collectively referred to herein as the "Proxy Statement."

     Section 3.12. COMPANY RIGHTS PLAN. The Company, including the Company Board, has taken all action necessary to ensure that the execution and delivery of this Agreement, and, subject to the accuracy of the representations and warranties contained in Section 4.8, the consummation of the transactions contemplated hereby, including the Merger, will not cause (i) Parent or Merger Sub to become an "Acquiring Person" (as defined in the Company Rights Plan or the 1988 Rights Plan), (ii) a "Stock Acquisition Date" (as defined in the Company Rights Plan or the 1988 Rights Plan) or a "Distribution Date" (as defined in the Company Rights Plan or the 1988 Rights Plan) to occur, (iii) the Rights issued pursuant to the Company Rights Plan to become exercisable or (iv) the 1988 Rights issued pursuant to the 1988 Rights Plan to become exercisable.

     Section 3.13. TAX MATTERS.

          (a) All federal, state, local and foreign Tax Returns (as defined below) required to be filed by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries is or was a member ("Company Affiliated Group"), have been timely filed (taking into account extensions), and all such Tax Returns are complete and accurate except to the extent any failure to file or any inaccuracies in filed Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All material Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group have been timely paid (taking into account extensions), or adequately reserved for in accordance with GAAP in the financial statements included in the Company SEC Reports filed with the SEC prior to the date of this Agreement. There are no liens for Taxes upon any assets of the Company, the Subsidiaries of the Company or any Company Affiliated Group apart from liens for Taxes not yet due and payable and liens for Taxes which would not have a Material Adverse Effect on the Company. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to (i) any federal Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group or (ii) any Taxes (other than federal Taxes) due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group except those relating to Taxes (other than federal Taxes) which, if adversely determined, would not have a Material Adverse Effect on the Company. Prior to the date of this Agreement, the Company has provided Parent with written schedules of (i) the taxable years of the Company for which the statutes of limitations with respect to federal and Material State (as defined below) income Taxes have not expired, and (ii) with respect to federal and Material State income Taxes, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. The Company and each of its Subsidiaries have complied in all respects with all rules and regulations relating to the payment and withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries (i) has waived any statutory period of limitations in respect of its or their Taxes or Tax Returns except where such waiver would not have a Material Adverse Effect on the Company or (ii) is a party to, bound by or has any obligation under any Tax sharing, allocation, indemnity, or similar contract or arrangement.

          (b) For purposes of this Agreement: (i) "Taxes" means any and all federal, state, local, foreign, provincial, territorial and other taxes, imposts, rates, levies, assessments and other charges of any kind whatsoever whether imposed directly or through withholding (together with any and all interest, penalties, additions to tax and additional amounts applicable with respect thereto), including income, franchise, windfall and other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, net worth, excise, withholding, ad valorem and value added taxes; (ii) "Tax Return" means any declaration, return, report, schedule, certificate, statement or other similar document (including relating or supporting information) required to be filed or, where none is required to be filed with a taxing authority, the statement or other document issued by a taxing authority in connection with any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax; and (iii) "Material State" means any state for which the allocation percentage of any of the Company, BetzDearborn Hydrocarbon Process Group or BetzDearborn Paper Process Group in the 1996 taxable year exceeds 10%.

     Section 3.14. OPINION OF FINANCIAL ADVISOR. The Board of Directors of the Company has received the opinion of J.P. Morgan Securities Inc., dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the holders of Company Common Shares from a financial point of view.

     Section 3.15. REQUIRED VOTE OF THE COMPANY SHAREHOLDERS. The affirmative vote of the holders of (a) a majority of the outstanding Company Common Shares and Company Series A Preferred Shares, voting together and not by class, and (b) at least two-thirds of the outstanding Company Common Shares and Company Series A Preferred Shares (regardless of class), voting together and not by class, represented in person or by proxy at the Company Meeting (together, the "Company Shareholder Approval"), are required to approve and adopt this Agreement. No other vote of the holders of any shares of capital stock of the Company, or of the holders of any other securities of the Company (equity or otherwise), is required by law, including the PBCL, the Restated Articles of Incorporation or Bylaws of the Company, or otherwise, in order for the Company to consummate the transactions contemplated hereby, including the Merger.

     Section 3.16. INTELLECTUAL PROPERTY. The Company and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all material patents, patent rights, trademarks, trade names, service marks, copyrights, know-how and other proprietary intellectual property rights and computer programs that are material to the conduct of the business of the Company and its Subsidiaries, taken as a whole (collectively, "Intellectual Property Rights"). As of the date hereof, to the Company's knowledge, no claims are pending or threatened that the Company or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right so as to materially adversely affect any of the Company's Intellectual Property Rights, and the Company is not aware of any basis for any such claims. To the Company's knowledge, no person is infringing the rights of the Company or any of its Subsidiaries with respect to any Intellectual Property Right so as to materially adversely affect such Intellectual Property Right.

     Section 3.17. LABOR MATTERS. As of the date hereof, neither the Company nor any of its Subsidiaries is party to any collective bargaining agreement, memorandum of understanding, settlement or other labor agreement with any union or labor organization and no union or labor organization has been recognized by the Company or any of its Subsidiaries as an exclusive bargaining representative for employees of the Company or any of its Subsidiaries. As of the date hereof, to the Company's knowledge: (a) there is no current union representation matter involving employees of the Company or any of its Subsidiaries, nor does the Company have knowledge of any significant activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees; (b) there is no material labor dispute, strike, picketing or work stoppage, or any lockout, involving employees of the Company or any of its Subsidiaries pending or, to the Company's knowledge, threatened against or involving the Company or any of its Subsidiaries; and (c) there is no (i) arbitration, unfair labor practice, investigation, employment discrimination or other labor or employment related charge, complaint or claim against the Company or any of its Subsidiaries pending or, to the Company's knowledge, threatened before any court, arbitrator, mediator or governmental agency or tribunal, or (ii) no adjudication by any court, arbitrator, mediator or governmental agency or tribunal that, in the case of either clause (i) or (ii) above, has or would have a Material Adverse Effect on the Company.

     Section 3.18. TAKEOVER STATUTES. Subchapters D (Section 2538), E, F, G, H, I and J of Chapter 25 of the PBCL do not apply to this Agreement or the transactions contemplated hereby. The Company Board has approved this Agreement and the transactions contemplated hereby. Part IV of Article 5th of the Company's Restated Articles of Incorporation does not apply to this Agreement or the transactions contemplated hereby. No Pennsylvania takeover statute (other than Sections 1921 through 1930 of Subchapter C of Chapter 19 of the PBCL and provisions of the PBCL generally applicable to the powers of a corporation and the duties and powers of its board of directors in a takeover context, including
Section 1502(a)(18), 1525(b), 1715 and 2513) is applicable to the transactions contemplated hereby, including the Merger.

     Section 3.19. FINDERS OR BROKERS. Except for J.P. Morgan Securities Inc., a true, correct and complete copy of whose engagement agreement has been provided to Parent, neither the Company nor any of its Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the Merger based on arrangements made by or on behalf of the Company.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Except as set forth with respect to matters disclosed in the letter delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Letter"), or in Parent's reports, statements, prospectuses and other filings required to be filed and filed by it with the SEC under the rules and regulations of the SEC prior to the execution of this Agreement, Parent and Merger Sub represent and warrant to the Company as follows:

     Section 4.1. ORGANIZATION; QUALIFICATION. Parent is a corporation duly organized, validly existing and is in good standing under the laws of the State of Delaware; Merger Sub is a corporation duly organized, validly existing, is in good standing under the laws of the Commonwealth of Pennsylvania and is a direct, wholly owned subsidiary of Parent; and each of Parent and Merger Sub has the corporate power and authority to carry on its business as it is now being conducted and is duly qualified and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     Section 4.2. CORPORATE AUTHORITY RELATIVE TO THIS AGREEMENT; NO VIOLATION.

          (a) Each of Parent and Merger Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (subject to the terms and conditions hereof) have been duly and validly authorized by the Board of Directors of Parent and Merger Sub, and by Parent as the sole shareholder of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the other party hereto, this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

          (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the transactions contemplated hereby will not, result in any violation of, or default or event of default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or Merger Sub under: (i) any provision of the Certificate of Incorporation or By-laws of Parent or the comparable organizational documents of any of its Subsidiaries, including Merger Sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise, license or guarantee applicable to Parent or Merger Sub, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such violations, defaults, events of default, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent or would not prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any governmental body or authority is required by or with respect to Parent or any of its Subsidiaries, including Merger Sub, in connection with the execution and delivery of this Agreement by Parent or Merger Sub, or the consummation of the transactions contemplated hereby, except: (i) in connection, or in compliance, with the provisions of the HSR Act, applicable non-United States competition, antitrust and investment laws, and the Exchange Act,
     (ii) for the filing of Articles of Merger with the Department of State of the Commonwealth of Pennsylvania and (iii) for such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     Section 4.3. PROXY STATEMENT. None of the information regarding Parent or Merger Sub that is incorporated by reference or supplied to the Company by or on behalf of Parent or Merger Sub for inclusion in the Proxy Statement or any amendments thereof or supplements thereto will, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Meeting, contains any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 4.4. LITIGATION. There are no actions, suits or proceedings pending (or, to Parent's knowledge, threatened) against or affecting Parent or Merger Sub or any of their respective properties at law or in equity, or before any federal, state, local or foreign governmental body or authority which, individually or in the aggregate, would have a Material Adverse Effect on Parent or Merger Sub.

     Section 4.5. VOTING REQUIREMENTS. No vote of the holders of any class or series of the capital stock of Parent is necessary to approve and adopt this Agreement or the transactions contemplated hereby.

     Section 4.6. FINANCING. At the Effective Time, Parent and Merger Sub will have available all of the funds necessary to consummate the transactions contemplated hereby.

     Section 4.7. FINDERS OR BROKERS. Except for SBC Warburg Dillon Read Inc., neither Parent nor Merger Sub has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the Merger based on arrangements made by or on behalf of Parent or Merger Sub.

     Section 4.8. CONTROL SHARES, INTERESTED SHAREHOLDER OR ACQUIRING
PERSON. Except to the extent, if any, caused by the execution and delivery of this Agreement, or the negotiation of or discussions concerning the transactions contemplated by this Agreement, none of Parent, Merger Sub or any of their respective "affiliates" or "associates" (each as defined in Section 2552 of the PBCL for purposes of clauses (i) and (ii) below, as defined in the Company Rights Plan or the 1988 Rights Plan for purposes of clause (iii) below and as defined in Part IV of Article 5th of the Company's Restated Articles of Incorporation for purposes of clause (iv) below) (i) directly or indirectly, alone or as part of a group, owns or may exercise or direct the exercise of voting power of any "control shares" of the Company as defined in Section 2562 of the PBCL, (ii) has been or is an "interested shareholder" as defined in
Section 2538 or Section 2553 of the PBCL or is, or is part of, a "controlling person or group" (as defined in Section 2543 or 2573 of the PBCL), (iii) directly or indirectly, together or as part of a group, is the beneficial owner (as defined in the Company Rights Plan or the 1988 Rights Plan) of 20% or more of the outstanding Company Common Shares or (iv) is an "Interested Shareholder" as defined in Part IV of Article 5th of the Company's Restated Articles of Incorporation. None of Parent, Merger Sub or any other Subsidiary of Parent beneficially owns (as such term is defined in Section 13(d) of the Exchange Act) any Company Common Shares, except for any such shares owned by any benefit or similar plan of Parent as to which neither Parent nor any of its Subsidiaries exercises investment authority.

                                   ARTICLE V

                            COVENANTS AND AGREEMENTS

     Section 5.1. CONDUCT OF BUSINESS BY THE COMPANY. From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the "Termination Date"), and except (i) as may be required by law, (ii) as may be agreed in writing by Parent, (iii) as may be expressly permitted pursuant to this Agreement or (iv) as set forth in Section 5.1 of the Company Letter, the
Company:

          (a) shall, and shall cause each of its Subsidiaries to, conduct its operations in the ordinary course of business in substantially the same manner as heretofore conducted;

          (b) shall use all reasonable efforts, and shall cause each of its Subsidiaries to use all reasonable efforts, to preserve intact its business organization and goodwill, keep available the services of its key employees and preserve its relationships with those persons having business dealings with the Company and its Subsidiaries;

          (c) shall confer at such times as Parent may reasonably request with one or more representatives of Parent to report material matters and the general status of ongoing operations and shall provide financial and operating data to Parent to the extent reasonably requested by Parent;

          (d) shall not, and shall not permit any of its Subsidiaries that is not wholly owned to, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of stock (other than regular quarterly cash dividends with record dates and payment dates consistent with past practice of not more than $.38 per Company Common Share and $4.00 per Company Series A Preferred Share) and, with respect to any Subsidiary of the Company that is not wholly owned by the Company, except as contractually required on the date hereof;

          (e) shall not, and shall not permit any of its Subsidiaries to, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction;

          (f) shall not, and shall not permit any of its Subsidiaries to, enter into or amend any employment, severance or similar agreements or arrangements with any of their respective directors or executive officers or key employees, or adopt any new or amend any existing employee benefit plans, programs or arrangements, except as may be required by applicable law or an existing Company Plan or collective bargaining or similar agreement; provided, that the Company and any Subsidiary may engage in any of the following in the ordinary course of business with respect to key employees: hiring and terminating; conducting performance reviews; awarding merit increases in pay; and provision of severance payments and benefits; and provided, further, that the Company may implement a retention plan for key employees of the Company and its Subsidiaries, as described in the Company Letter;

          (g) subject to Section 5.7(b), shall not, and shall not permit any of its Subsidiaries to, authorize, publicly announce or enter into an agreement with respect to, any merger, consolidation or business combination (other than the Merger);

          (h) shall not propose or adopt any amendment to its charter or Bylaws, or similar governing documents;

          (i) shall not, and shall not permit any of its Subsidiaries to, issue or authorize the issuance of, or agree to issue or sell any shares of their capital stock of any class, or any other equity interests (in each case, whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) other than the issuance of capital stock upon exercise of Stock Options outstanding on the date hereof and the release of shares of capital stock from restrictions pursuant to the terms in effect on the date hereof and other than any issuances, authorizations, agreements and sales (to the Company or any other wholly owned Subsidiary of the Company) by a wholly owned Subsidiary of the Company in the ordinary course of business;

          (j) shall not, and shall not permit any of its Subsidiaries to, purchase or redeem any shares of its capital stock, or any other equity interests or any rights, warrants or options to acquire any such shares or interests, except for any such purchases or redemptions by a wholly owned Subsidiary of the Company in the ordinary course of business;

          (k) shall not, and shall not permit any of its Subsidiaries to, incur, assume or prepay any material indebtedness or any other material liabilities, other than in the ordinary course of business consistent with past practice;

          (l) shall not, and shall not permit any of its Subsidiaries to, (i) make any material loans, advances or capital contributions to, or investments in, any other person, other than by the Company or a Subsidiary of the Company to or in the Company or any wholly owned Subsidiary of the Company or (ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), in each case, other than indebtedness, issuances of debt securities, guarantees, loans, advances, capital contributions, investments, payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice;

          (m) shall not sell, lease, license, mortgage or otherwise encumber or subject to any Lien, or otherwise dispose of, any of its material properties or material assets (including securitizations), other than in the ordinary course of business consistent with past practice;

          (n) shall not, and shall not permit any of its Subsidiaries to, (i) make any material Tax election, except those made in the ordinary course of business that are consistent with past practice and would not have an effect with respect to periods following the Merger, or settle or compromise any material Tax liability or (ii) change its fiscal year;

          (o) except as described in the Company SEC Reports filed with the SEC prior to the date of this Agreement, or as required by a governmental body or authority, shall not change its methods of accounting (including make any material write-off or reduction in the carrying value of any assets) in effect at December 31, 1997, other than as required by changes in GAAP as agreed by the Company's independent auditors; and

          (p) shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions or take any action which would (x) make any representation or warranty in Article III untrue or incorrect in any material respect or (y) result in any of the conditions to the Merger set forth in Article VI not being satisfied.

     Section 5.2. ACCESS. The Company shall afford to Parent and to Parent's officers, employees, accountants, counsel and other authorized representatives (except to the extent prohibited by applicable law as advised by counsel and except as may be limited by any confidentiality obligation contained in any contract with a third party) reasonable access during normal business hours, throughout the period prior to the earlier of the Effective Time or the Termination Date, to its and its Subsidiaries' properties, books and records (including Tax Returns) and any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities laws, including all Subsequent SEC Reports. Parent hereby agrees that it will treat all such information in accordance with the Confidentiality Agreement, dated as of May 7, 1998, between the Company and Parent (the "Confidentiality Agreement").

     Section 5.3. OTHER AGREEMENTS.

          (a) The Company shall:

             (i) prepare and file with the SEC as soon as is reasonably practicable the Proxy Statement on a confidential basis, and shall use all reasonable efforts to have the Proxy Statement cleared by the SEC under the Exchange Act as soon as is reasonably practicable; and

             (ii) (A) cooperate with Parent in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated by this Agreement and (B) use all reasonable efforts to lift or remove any such injunction or impediment.

          (b) Parent and Merger Sub shall (i) cooperate with the Company in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated by this Agreement and (ii) each use all reasonable efforts to lift or remove any such injunction or impediment.

          (c) Subject to the limitations contained in Section 5.2, the Company and Parent shall each furnish to one another and to one another's counsel all such information as may be required in order to effect the foregoing actions pursuant to Sections 5.3(a) and (b).

          (d) The Company shall cause the Proxy Statement to be mailed to holders of the Shares as promptly as practicable after the Proxy Statement is cleared by the SEC under the Exchange Act.

          (e) The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Meeting") for the purpose of obtaining the Company Shareholder Approval and shall, through its Board of Directors, and, subject to its fiduciary duties under applicable law, recommend to its shareholders the adoption of this Agreement and the transactions contemplated hereby, including the Merger. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to Section 7.1, the Company agrees that its obligations pursuant to the first sentence of this Section 5.3(d) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or Superior Proposal (each as defined below).

     Section 5.4. EMPLOYER AND EMPLOYEE BENEFIT PLANS.

          (a) For two years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, provide employee (i) welfare benefits,
     (ii) pension and savings benefits, (iii) incentive compensation, (iv) executive benefits, (v) severance and (vi) other employee benefits for the benefit of employees of the Company, which, in the aggregate, are no less favorable than such benefits provided immediately prior to the Effective Time by the Company and its Subsidiaries. Without limiting the generality of the foregoing, any Company Employee (as defined below) who has met the requirements of the "rule of 85" under any Company Plan that is a "pension plan" within the meaning of Section 3(2) of ERISA (as in effect as of the date hereof) (such plans, the "Company Pension Plans") on or before the Effective Time, or who would meet such requirements if he or she remained an active participant in such Company Plan until the second anniversary of the Effective Time, shall be entitled to pension benefits no less favorable than the pension benefits he or she would be entitled under all Company Pension Plans (as in effect as of the date hereof) if he or she retired when he or she first met such requirements (regardless of whether or when he or she actually retires). Nothing in this Agreement shall be interpreted as limiting the power of Parent or the Surviving Corporation to amend or terminate any such plan of the Company or any other employee benefit plan, program, agreement or policy or as requiring Parent or the Surviving Corporation to retain any individual as an employee of Parent.

          (b) At or prior to the Effective Time, Parent shall adopt the severance plan in the form of Exhibit A attached hereto (the "Merger Severance Plan"). From and after the Effective Time, Parent shall cause the Surviving Corporation to honor the Merger Severance Plan. Each individual who is a party to an agreement that is a Severance Arrangement shall be deemed to have experienced a termination for "good reason" (as defined therein) at the Effective Time and the Surviving Corporation shall provide such individual with all payments and benefits required by such agreement, except as may be otherwise agreed in writing by such individual prior to the Effective Time in accordance with the provisions of Exhibit B hereto.

          (c) Immediately after the date hereof, the Company shall amend the ESPP (i) to prohibit prior to the termination of this Agreement the modification by any participant of any election thereunder the effect of which is to increase such participant's contributions to the plan above the level of such participant's contributions as of the date hereof and (ii) to provide that no further Stock Options will be granted thereunder, and that the Option Term (as defined in the ESPP) for the Stock Options granted thereunder on July 1, 1998 shall end on the earlier of December 31, 1998 or the day on which occurs the Effective Time.

          (d) Following the Effective Time, Parent shall provide, and shall cause the Surviving Corporation and all of Parent's other Subsidiaries to provide, to individuals who are employed by the Company and its Subsidiaries immediately before the Effective Time ("Company Employees"), credit for all service with the Company and its Subsidiaries and their respective predecessors for all purposes (except where such credit would cause a duplication of benefits) under employee benefit plans and programs, as if such service were service with Parent and its Subsidiaries.

          (e) The Company, Parent and the Surviving Corporation shall take all steps necessary so that, effective at the Effective Time, all Company Employees who are participants in the Company's Employee Stock Ownership and 401(k) Plan (the "KESOP") at the Effective Time are fully vested in their accounts in such plan and the Company shall direct the trustee of the KESOP to use the Merger Consideration received with respect to unallocated shares to purchase shares of Parent Common Stock.

          (f) Following the Effective Time, Parent and the Surviving Corporation shall (i) select employees for continued employment based upon a process providing equal opportunity and fairness to Company Employees and individuals who are employees of Parent and its Subsidiaries immediately before the Effective Time ("Parent Employees") and (ii) deal fairly with both Company Employees and Parent Employees without regard to their prior affiliation.

     Section 5.5. FILINGS; OTHER ACTIONS. Subject to the terms and conditions herein provided, the Company and Parent shall (i) promptly make their respective filings and thereafter make any other required submissions under the HSR Act,
(ii) use all reasonable efforts to cooperate with one another in (x) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (y) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, and (iii) use all reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including taking all such further action as reasonably may be necessary to resolve such objections, if any, as the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other jurisdiction or any other person may assert under relevant antitrust or competition laws with respect to the transactions contemplated hereby.

     Section 5.6. TAKEOVER STATUTE. If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, including any provision of the PBCL, each of Parent and the Company, and the members of their respective Boards of Directors, shall, subject to their fiduciary duties under applicable law, grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

     Section 5.7. NO SOLICITATION.

          (a) From and after the date hereof, the Company shall not, nor shall it permit its Subsidiaries to, nor shall it authorize or permit any of its directors, officers, employees, attorneys, financial advisors, accountants, agents or other representatives or those of any of its Subsidiaries to, directly or indirectly through any person, (i) solicit or initiate (including by way of furnishing non-public information) any inquiries or the making of a proposal which constitutes a Takeover Proposal or (ii) engage in, or continue, discussions or negotiations relating thereto; provided, however, that, so long as the Company complies in all respects with its obligations under this Section 5.7, the Company may engage in discussions or negotiations with, and, subject to entering into a confidentiality agreement substantially similar to the Confidentiality Agreement, furnish information concerning the Company and its Subsidiaries, businesses, properties or assets to, any bona fide third party which has made a bona fide unsolicited Superior Proposal if the Company promptly (but in no case later than 36 hours) notifies Parent of the receipt of such Superior Proposal, including the material terms and conditions thereof (and any change in the material terms and conditions thereof) and, subject to the fiduciary duties of the Company Board under applicable law, the identity of the person making such Superior Proposal. As used in this Agreement, (x) "Takeover Proposal" shall mean any inquiry, proposal or offer made by a third party prior to the shareholder vote at the Company Shareholder Meeting for any acquisition of 20% or more of the assets, or 20% or more of the voting securities, of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement and (y) "Superior Proposal" shall mean a Takeover Proposal made on terms that a majority of the members of the Company Board determines in good faith (after consultation with an independent financial advisor) is more favorable than the transactions contemplated by this Agreement if such Takeover Proposal were to be consummated.

          (b) Except as expressly permitted by this Section 5.7, neither the Company Board nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement (except as required by their fiduciary duties under applicable law), (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement, arrangement or understanding (each, an "Acquisition Agreement") related to any Takeover Proposal, or to redeem or otherwise render inapplicable the Company Rights Plan, the 1988 Rights Plan, or the Rights or the 1988 Rights granted thereunder in response to any Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the adoption of this Agreement by the shareholders of the Company, the Company Board receives a Superior Proposal (that is not subject to any financing condition), the Company Board may, if it determines in good faith, by resolution duly adopted after consultation with its outside counsel (who may be its regularly engaged outside counsel), that the failure to take such action would reasonably be expected to constitute a breach of its fiduciary duties under applicable law, (x) withdraw or modify its approval or recommendation of the Merger or this Agreement and (y) approve or recommend such Superior Proposal and terminate this Agreement as permitted pursuant to the terms of Section 7.1(e) (and concurrently with or immediately after such termination cause the Company to enter into a definitive agreement with respect to such

     Superior Proposal) but only at a time that is after the third business day following Parent's receipt of written notice from the Company advising Parent that the Company Board has received a Superior Proposal, providing Parent with a copy of such Superior Proposal and identifying the person making such Superior Proposal with the intent of enabling Parent to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected.

          (c) Nothing contained herein shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act with respect to any tender or exchange offer.

     Section 5.8. PUBLIC ANNOUNCEMENTS. The Company and Parent shall consult with and provide each other the reasonable opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated herein and shall not issue any such press release or other public statement or comment prior to such consultation, except, in any case, as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange, it being understood that this Section 5.8 shall, with respect to Parent, Merger Sub and the Company, supersede Section 18 of the Confidentiality Agreement.

     Section 5.9. INDEMNIFICATION AND INSURANCE. Parent agrees that (i) all rights to indemnification existing in favor of any director, officer, employee or agent of the Company or its Subsidiaries (the "Indemnified Parties") as provided in their respective certificates of incorporation, by-laws or comparable organizational documents or in indemnification agreements with the Company or any of its Subsidiaries which are listed in or attached to the Company Letter shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time and (ii) Parent shall guarantee the performance of the Surviving Corporation of its obligations referred to in clause (i) provided, that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims, and Parent's guarantee with respect thereto, shall continue until final disposition of any and all such claims. Parent also agrees to indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts or omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any of its Subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees or directors of, or otherwise on behalf of the Company or any of its Subsidiaries, occurring prior to the Effective Time, including the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including the transactions contemplated by this Agreement, occurring prior to or at the Effective Time, Parent shall pay as incurred such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. From and after the Effective Time, Parent shall pay all reasonable expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 5.9. Parent further agrees that Section 4.1(b) and Article VII of the Bylaws of the Company shall not be rescinded, amended or modified prior to the sixth anniversary of the Effective Time. For a period of six years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that Parent may substitute therefore policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to any claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall Parent be required to expend with respect to such insurance policies in any one year greater than an amount equal to 150% of the annual premiums currently paid by the Company for such insurance.

     Section 5.10. CORPORATE MATTERS.

          (a) At or prior to the Effective Time, Parent shall (i) increase the size of its Board of Directors to fourteen members and elect four current directors of the Company selected by the Company Board, including William
     R. Cook, to fill the vacancies created thereby, (ii) cause each existing committee of its Board of Directors to be comprised of the current members thereof plus a number of the former directors of the Company such that approximately one-third of the directors on each such committee shall be former directors of the Company, (iii) cause each of R. Keith Elliott and William R. Cook to be appointed Co-Chief Executive Officer of Parent, (iv) establish and maintain for so long as Messrs. Elliott and Cook serve as Co-Chief Executive Officers of Parent an "Office of the Chairman", comprised of R. Keith Elliott, who shall serve as Chairman, William R. Cook who shall serve as Vice Chairman and Vincent J. Corbo who shall serve as President and Chief Operating Officer of Parent, (v) provide that (A) George MacKenzie shall continue to serve as Senior Vice President and Chief Financial Officer of Parent, (B) Larry V. Rankin shall be appointed Senior Vice President (Company Non-Paper Operations), (C) Dominick Di Donna shall be appointed Senior Vice President (Paper Operations), (D) all other officers and senior management reporting to the Chief Operating Officer shall be determined by Messrs. Elliott, Cook and Corbo and (E) all other officers and senior management reporting to the Co-Chief Executive Officers shall be determined by Messrs. Elliott and Cook, all of the foregoing to be effective from and after the Effective Time. If any person named in this
     Section 5.10(a) is unwilling or unable to hold such office as is set forth above, his successor shall be selected by the Board of Directors of Parent.

          (b) From and after the Effective Time, unless tax and other considerations result in another location being more favorable to Parent,
     (i) Parent shall continue to maintain its corporate headquarters in Wilmington, Delaware and (ii) all other specific business headquarters shall be determined by Messrs. Elliott and Cook.

          (c) From and after the Effective Time, Parent shall conduct its businesses under the "Hercules" name provided that (i) the water treatment business of Parent and the Surviving Corporation shall be conducted under the "BetzDearborn" name and (ii) as determined by Messrs. Elliott and Cook, certain businesses of the Surviving Corporation shall be conducted under the "Hercules/BetzDearborn" name.

     Section 5.11. SHAREHOLDER LITIGATION. The Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder litigation against the Company or its directors relating to the transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without Parent's consent which shall not be unreasonably withheld or delayed; provided, further, that nothing contained in this Section 5.11 shall prevent the Company or its directors, as the case may be, from being represented in any such litigation by counsel of its or his choice.

     Section 5.12. NO ACQUISITION OF COMPANY COMMON SHARES. None of Parent, Merger Sub or any other Subsidiary of Parent shall acquire any Company Common Shares at any time prior to the earlier to occur of (i) the Effective Time and
(ii) the Termination Date, it being understood and intended by the parties that this Section 5.12 shall, with respect to Parent, Merger Sub and the other Subsidiaries of Parent, supersede Section 17 of the Confidentiality Agreement.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     Section 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) The Company Shareholder Approval shall have been obtained in accordance with applicable law and the rules of the New York Stock Exchange, Inc.

          (b) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or governmental body or authority which prohibits the consummation of the transactions contemplated by this Agreement, including the Merger, substantially on the terms contemplated hereby, and shall continue to be in effect.

          (c) Any applicable waiting period under the HSR Act shall have expired or been terminated and any other approvals of any governmental entity shall have been obtained, except where the failure to obtain such other approvals of any governmental entity would not have a Material Adverse Effect on the Company or Parent, as the case may be.

     Section 6.2. CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger is further subject to the fulfillment of the following conditions:

          (a) The representations and warranties of Parent and Merger Sub that are qualified by reference to a Material Adverse Effect on Parent shall be true and correct and the representations and warranties that are not so qualified shall be true and correct except where the failure to be true and correct would not have a Material Adverse Effect on Parent or on the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement, in each case as of the date hereof and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time, as though made at and as of the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by its chief executive officer or executive vice president to such effect.

          (b) Each of Parent and Merger Sub shall have performed all obligations required to be performed by it under this Agreement at or prior to the Effective Time except where the failure to so perform would not have a Material Adverse Effect on Parent or on the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement, and the Company shall have received a certificate signed on behalf of Parent by its chief executive officer or executive vice president to such effect.

     Section 6.3. CONDITIONS TO OBLIGATION OF PARENT AND MERGER SUB TO EFFECT THE MERGER. The obligation of Parent and Merger Sub to effect the Merger is further subject to the fulfillment of the following conditions:

          (a) The representations and warranties of the Company that are qualified by reference to a Material Adverse Effect on the Company shall be true and correct and the representations and warranties that are not so qualified shall be true and correct except where the failure to be true and correct would not have a Material Adverse Effect on the Company or on the ability of the Company to consummate the transactions contemplated by this Agreement, in each case as of the date hereof and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time, as though made at and as of the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by its chief executive officer or executive vice president to such effect.

          (b) The Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Effective Time except where the failure to so perform would not have a Material Adverse Effect on the Company or on the ability of the Company to consummate the transactions contemplated hereby, and Parent shall have received a certificate signed on behalf of the Company by its chief executive officer or executive vice president to such effect.

                                  ARTICLE VII

                                  TERMINATION

     Section 7.1. TERMINATION OR ABANDONMENT. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after the Company Shareholder Approval:

          (a) by the mutual written consent of the Company and Parent;

          (b) by either the Company or Parent, if (i) the Closing Date shall not have occurred on or before February 28, 1999 (the "Termination Date") and
     (ii) the party seeking to terminate this Agreement pursuant to this clause 7.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have contributed to the failure to consummate the Merger on or before such date;

          (c) by either the Company or Parent, if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby or (ii)(A) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable and (B) the party seeking to terminate this Agreement pursuant to this clause 7.1(c)(ii) shall have used all reasonable efforts to remove such order, decree, ruling or injunction;

          (d) by either the Company or Parent, if the Company Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or of any adjournment, postponement or continuation thereof;

          (e) by the Company pursuant to Section 5.7(b), except that the Company may not terminate this Agreement pursuant to this clause 7.1(e) unless and until (i) the Company shall have complied with its obligations under
     Section 5.7, and (ii) the Company shall simultaneously pay to Parent the Parent Termination Fee (as defined below) and, to the extent required by
     Section 7.2, the Parent Expense Amount (as defined below);

          (f) by Parent, if the Company Board shall have approved or recommended any Takeover Proposal;

          (g) by the Company, if any person or group (other than any party hereto or any of its Subsidiaries or affiliates) acquires prior to the Effective Time, or if prior to the Effective Time, Parent enters into an agreement pursuant to which any person or group is to acquire, more than 50% of the issued and outstanding voting securities of Parent; or

          (h) by either the Company or Parent, if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement, which if not cured would cause the conditions set forth in Sections 6.2(a) or 6.3(a), as the case may be, not to be satisfied, and such breach shall not have been cured within 30 days after notice thereof shall have been received by the party alleged to be in breach.

     In the event of termination of this Agreement pursuant to this Section 7.1, this Agreement shall terminate (except for the provisions of this Section 7.1, Section 7.2 and Article VIII) and there shall be no other liability hereunder on the part of Parent, Merger Sub or the Company, except liability arising out of any willful breach of this Agreement occurring prior to the date on which this Agreement is terminated or as provided for in the Confidentiality Agreement. In addition, the Confidentiality Agreement shall survive the termination hereof, provided that upon termination of this Agreement for any reason, the Confidentiality Agreement shall be amended, without any further action on the part of any party thereto, to delete Section 17 thereof in its entirety; and from and after such termination, neither Parent nor any of its controlled affiliates (as defined therein) shall acquire any Company Common Shares prior to May 7, 1999; provided, however, that nothing contained herein shall prohibit Parent or any of its controlled affiliates from commencing a tender offer or exchange offer for Company Common Shares pursuant to Section 14(d) of the Exchange Act prior to such time so long as no Company Common Shares are acquired prior to such time.

     Section 7.2. TERMINATION FEES.

          (a) Notwithstanding any provision in this Agreement to the contrary, if (i) this Agreement is terminated by the Company pursuant to Section 7.1(e), (ii) this Agreement is terminated by Parent pursuant to Section 7.1(f), or (iii)(A) prior to the termination of this Agreement, a Takeover Proposal is publicly proposed or publicly disclosed, (B) this Agreement is terminated by the Company pursuant to Section 7.1(b) or by Parent or the Company pursuant to Section 7.1(d), and (C) concurrently with or within twelve months after the date of such termination (x) the Company shall have entered into an Acquisition Agreement with any party (other than Parent) with respect to a Takeover Proposal or (y) a Takeover Proposal shall have been consummated, then, in each case, the Company shall (without prejudice to any other rights of Parent against the Company) pay to Parent, by wire transfer of immediately available funds, (i) a fee in cash (the "Parent Termination Fee") equal to $76 million and (ii) an amount in cash equal to $15 million which Parent believes is a good faith estimate of its anticipated expenses in connection with this Agreement (including attorneys' fees and fees of financial advisors) ("Parent Expense Amount"); provided, that payment of the Parent Expense Amount shall not be made to the extent that it is reasonably determined that such payment would prevent the Company from accounting for any subsequent business combination as a pooling-of-interests for financial accounting purposes. Payment of the Parent Termination Fee and the Parent Expense Amount shall be made simultaneously with such termination in the case of a termination by the Company pursuant to Section 7.1(e) and promptly, but in no event later than the fifth business day following a termination by Parent pursuant to
     Section 7.1(f) and, in the case of clause (iii) of the first sentence of this Section 7.2(a), upon the earlier of the execution by the Company of an Acquisition Agreement and the consummation of any Takeover Proposal.

          (b) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by the Company pursuant to Section 7.1(g), then Parent shall (without prejudice to any other rights of the Company against Parent) pay to the Company, by wire transfer of immediately available funds, a fee in cash (the "Company Termination Fee") equal to (i) $76 million and (ii) an amount in cash equal to $15 million to reimburse the Company for its anticipated expenses in connection with this Agreement (including attorney's fees and fees of financial advisors) ("Company Expense Amount"). Payment of the Company Termination Fee and the Company

     Expense Amount shall be made promptly, but in no event later than the fifth business day following termination of this Agreement by the Company pursuant to Section 7.1(g).

          (c) Any payment made pursuant to Section 7.2(a) or (b) hereunder shall represent the sole remedy for any termination requiring such payment and the party making such payment shall have no further liability hereunder except as otherwise provided in the last paragraph of Section 7.1.

                                 ARTICLE VIII

                                MISCELLANEOUS

     Section 8.1. NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger.

     Section 8.2. EXPENSES. Except as set forth in Section 7.2, whether or not the Merger is consummated, all costs and expenses (including applicable filing fees of the SEC) incurred in connection with this Agreement and the transactions contemplated hereby, including the Merger, shall be paid by the party required to incur such expenses.

     Section 8.3. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

     Section 8.4. AMENDMENT OR SUPPLEMENT. At any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company and prior to the Effective Time, this Agreement may be amended or supplemented in writing by Parent and the Company with respect to any of the terms contained in this Agreement if such amendment or supplement is approved by the respective Boards of Directors of Parent and the Company, except that following approval by the shareholders of the Company, there shall be no amendment or change to the provisions hereof which (x) by law or in accordance with the rules of any relevant stock exchange requires further approval by such shareholders without such further approval nor any amendment or (y) is not permitted under applicable law.

     Section 8.5. EXTENSION OF TIME; WAIVER. At any time prior to the Effective Time, the Company and Parent may:

          (a) extend the time for the performance of any of the obligations or acts of the other party;

          (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

          (c) waive compliance with any of the agreements or conditions of the other party contained herein.

     Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     Section 8.6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of law.

     Section 8.7. JURISDICTION. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the Commonwealth of Pennsylvania or any Commonwealth of Pennsylvania state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the Commonwealth of Pennsylvania or a Commonwealth of Pennsylvania state court.

     Section 8.8. NOTICES. All notices and other communications hereunder shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 8.8 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 8.8:

     To Parent or Merger Sub:

         Hercules Incorporated
         Hercules Plaza
         1313 North Market Street
         Wilmington, Delaware 19894-0001
         Attention: General Counsel
         Telecopy: (302) 594-7032

     with a copy to:

         Skadden, Arps, Slate, Meagher & Flom LLP
         One Rodney Square
         Wilmington, Delaware 19801
         Attention: Steven J. Rothschild, Esquire
         Telecopy: (302) 651-3001

     To the Company:

         BetzDearborn Inc.
         4636 Somerton Road
         P.O. Box 3002
         Trevose, Pennsylvania 19053-6783
         Attention: Mr. Larry V. Rankin
         Telecopy: (215) 953-2484

     with a copy to:

         Wachtell, Lipton, Rosen & Katz
         51 West 52nd Street
         New York, NY l0019
         Attention: David A. Katz, Esquire
         Telecopy: (212) 403-2000

     Section 8.9. ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 8.10. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     Section 8.11. ENFORCEMENT OF AGREEMENT. The parties hereto agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including specific performance, without bond or other security being required.

     Section 8.12. ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES. This Agreement and, as modified by Sections 5.8 and 5.12, the Confidentiality Agreement constitute the entire agreement among the parties hereto, and supersede all other prior agreements and understandings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof and thereof, and is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder (except for the provisions of Article II, Section 5.9 and 5.10(a) which are intended for the benefit of, and may be enforced by, the persons referred to therein and the third sentence of Section 5.4(b) which may be enforced by Messrs. Cook or Rankin but only to the extent that such individual has not taken a position as an employee with Parent after the Effective Time).

     Section 8.13. HEADINGS. Headings and captions of the articles and sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     Section 8.14. CERTAIN DEFINITIONS; INTERPRETATION. References in this Agreement to "Subsidiaries" of any party shall mean any corporation, partnership, association, trust or other form of legal entity of which (i) 50% or more of the outstanding voting securities are on the date hereof directly or indirectly owned by such party, or (ii) such party or any Subsidiary of such party is a general partner (excluding partnerships in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership). References in this Agreement (except as specifically otherwise defined) to "affiliates" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership of other ownership interests, by contract or otherwise. References in this Agreement to "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including, without limitation, a governmental body or authority. References in this Agreement to the "knowledge" of any party hereto, or words of similar import, shall mean the knowledge, after due inquiry, of such party's "officers" (as such term is defined in Rule 16a-1 promulgated under the Exchange
Act). When used in this Agreement, the word "including" shall be deemed in all cases to be followed by the words "without limitation."

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed and delivered as of the date first above written.

                                          HERCULES INCORPORATED

                                          By: /s/ R. KEITH ELLIOTT
                                              ----------------------------------
                                          Name: R. Keith Elliott
                                          Title: Chairman and Chief Executive
                                                 Officer

                                          WATER ACQUISITION CO.

                                          By: /s/ R. KEITH ELLIOTT
                                              ----------------------------------
                                          Name: R. Keith Elliott
                                          Title: Chairman of the Board of
                                                 Directors and Chief Executive
                                                 Officer

                                          BETZDEARBORN INC.

                                          By: /s/ WILLIAM R. COOK
                                              ----------------------------------
                                          Name: William R. Cook
                                          Title: Chairman of the Board of
                                                 Directors and Chief Executive
                                                 Officer

                                                                ANNEX B

                                                                [JP MORGAN LOGO]


J.P. Morgan Securities Inc.
60 Wall Street
New York NY 10260-0060                                    July 30, 1998

The Board of Directors
BetzDearborn, Inc.
4636 Somerton Road
Trevose, PA 19053-2443

Attention: William R. Cook
           Chairman of the Board, President and Chief Executive Officer

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of BetzDearborn, Inc. (the "Company") of the consideration proposed to be paid to them in connection with the proposed merger (the "Merger") of Water Acquisition Co. ("Merger Sub"), a wholly owned subsidiary of Hercules Inc. (the "Buyer"), with and into the Company. Pursuant to the Agreement and Plan of Merger, dated as of July 30, 1998 (the "Agreement"), among the Company, the Buyer and Merger Sub, Merger Sub shall be merged with and into the Company, and each issued and outstanding Common Share, par value $0.10 per share, of the Company (other than Common Shares to be canceled in accordance with the Agreement and Dissenting Shares, as defined in the Agreement) shall be converted into the right to receive $72 in cash, without interest thereon.

In arriving at our opinion, we have reviewed (i) the Agreement; (ii) certain publicly available information concerning the business of the Company and of certain other companies engaged in businesses comparable to those of the Company, and the reported market prices for certain other companies' securities deemed comparable; (iii) publicly available terms of certain transactions involving companies comparable to the Company and the consideration received for such companies; (iv) current and historical market prices of the common stock of the Company; (v) the audited financial statements of the Company for the fiscal year ended December 31, 1997, and the unaudited financial statements of the Company for the period ended March 31, 1998; (vi) certain internal financial analyses and forecasts prepared by the Company and its management; and (vii) the terms of other business combinations that we deemed relevant.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Merger, the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry. We have reviewed other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts

                                                                [JP MORGAN LOGO]

provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We have also assumed that the Merger and the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion.

We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services if the proposed Merger is consummated. As you are aware, we have acted as financial advisor to the Company in connection with its acquisition of the Dearborn division of W.R. Grace & Co. in 1996 and in connection with its shareholders' rights plan in 1998. Please be advised that we and our affiliates maintain customary banking, capital markets and advisory relationships with the Buyer, including acting as an agent bank for the Buyer's current credit facilities. In the ordinary course of their businesses, our affiliates may actively trade the debt and equity securities of the Company or the Buyer for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the Company's shareholders in the proposed Merger is fair, from a financial point of view, to such shareholders.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company.

Very truly yours,

J.P. MORGAN SECURITIES INC.

By: /s/ JAMES R. ELLIOTT III
    ------------------------
Name: James R. Elliott III
Title: Managing Director

                                                                         ANNEX C
                     PENNSYLVANIA BUSINESS CORPORATION LAW
                        SUBCHAPTER D. DISSENTERS RIGHTS

1571 APPLICATION AND EFFECT OF SUBCHAPTER

     (a) GENERAL RULE. Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

            Section 1906(c)        (relating to dissenters rights upon special treatment).
            Section 1930           (relating to dissenters rights).
            Section 1931(d)        (relating to dissenters rights in share exchanges).
            Section 1932(c)        (relating to dissenters rights in asset transfers).
            Section 1952(d)        (relating to dissenters rights in division).
            Section 1962(c)        (relating to dissenters rights in conversion).
            Section 2104(b)        (relating to procedure).
            Section 2324           (relating to corporation option where a restriction on transfer of a security is held invalid).
            Section 2325(b)        (relating to minimum vote requirement).
            Section 2704(c)        (relating to dissenters rights upon election).
            Section 2705(d)        (relating to dissenters rights upon renewal of election).
            Section 2907(a)        (relating to proceedings to terminate breach of qualifying conditions).
            Section 7104(b)(3)     (relating to procedure).

     (b) EXCEPTIONS.

          (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

                 (i) listed on a national securities exchange; or

                 (ii) held of record by more than 2,000 shareholders;

          shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

          (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

                 (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

                 (ii) Shares of any preferred or special class unless the
            articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

                 (iii) Shares entitled to dissenters rights under section
            1906(c) (relating to dissenters rights upon special treatment).

          (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

     (c) GRANT OF OPTIONAL DISSENTERS RIGHTS. The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholder to dissenters rights.

     (d) NOTICE OF DISSENTERS RIGHTS. Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

          (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

          (2) a copy of this subchapter.

     (e) OTHER STATUTES. The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

     (f) CERTAIN PROVISIONS OF ARTICLES INEFFECTIVE. This subchapter may not be relaxed by any provision of the articles.

     (g) CROSS REFERENCES. See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

1572 DEFINITIONS

     The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

     "CORPORATION." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

     "DISSENTER." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

     "FAIR VALUE." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

     "INTEREST." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

1573 RECORD AND BENEFICIAL HOLDERS AND OWNERS

     (a) RECORD HOLDERS OF SHARES. A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

     (b) BENEFICIAL OWNERS OF SHARES. A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

1574 NOTICE OF INTENTION TO DISSENT

     If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

1575 NOTICE TO DEMAND PAYMENT

     (a) GENERAL RULE. If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporation action. In either case, the notice shall:

          (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

          (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the tine that demand for payment is received.

          (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

          (4) Be accompanied by a copy of this subchapter.

     (b) TIME FOR RECEIPT OF DEMAND FOR PAYMENT. The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

1576 FAILURE TO COMPLY WITH NOTICE TO DEMAND PAYMENT, ETC.

     (a) EFFECT OF FAILURE OF SHAREHOLDER TO ACT. A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

     (b) RESTRICTION ON UNCERTIFICATED SHARES. If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

     (c) RIGHTS RETAINED BY SHAREHOLDER. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

1577 RELEASE OF RESTRICTIONS OR PAYMENT FOR SHARES

     (a) FAILURE TO EFFECTUATE CORPORATION ACTION. Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

     (b) RENEWAL OF NOTICE TO DEMAND PAYMENT. When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

     (c) PAYMENT OF FAIR VALUE OF SHARES. Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

          (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

          (2) A statement of the corporation's estimate of the fair value of the shares.

          (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

     (d) FAILURE TO MAKE PAYMENT. If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

1578 ESTIMATE BY DISSENTER OF FAIR VALUE OF SHARES

     (a) GENERAL RULE. If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

     (b) EFFECT OF FAILURE TO FILE ESTIMATE. Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

1579 VALUATION PROCEEDINGS GENERALLY

     (a) GENERAL RULE.  Within 60 days after the latest of:

          (1) Effectuation of the proposed corporate action;

          (2) Timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

          (3) Timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

     If any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

     (b) MANDATORY JOINDER OF DISSENTERS. All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

     (c) JURISDICTION OF THE COURT. The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

     (d) MEASURE OF RECOVERY. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

     (e) EFFECT OF CORPORATION'S FAILURE TO FILE APPLICATION. If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

1580 COSTS AND EXPENSES OF VALUATION PROCEEDINGS

     (a) GENERAL RULE. The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

     (b) ASSESSMENT OF COUNSEL FEES AND EXPERT FEES WHERE LACK OF GOOD FAITH APPEARS. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

     (c) AWARD OF FEES FOR BENEFITS TO OTHER DISSENTERS. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

1930 DISSENTERS RIGHTS

     (a) GENERAL RULE. If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

     (b) PLANS ADOPTED BY DIRECTORS ONLY. Except as otherwise provided pursuant to section 1571(c) (relating to grant of optional dissenters rights), Subchapter D of Chapter 15 shall not apply to any of the shares of a corporation that is a party to a merger or consolidation pursuant to section 1924(b)(1)(i) (relating to adoption by board of directors).

     (c) CROSS REFERENCES. See sections 1571(b) (relating to exceptions) and 1904 (relating to de facto transaction doctrine abolished).

                              BETZDEARBORN INC.
                                    PROXY
                              4636 SOMERTON ROAD
                       Trevose, Pennsylvania 19053-6783

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints LARRY V. RANKIN, LINDA R. HANSEN and PETER HEINZ, or any of them, the attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as proxy all of the shares of common stock of BetzDearborn Inc., a Pennsylvania corporation ("BetzDearborn"), held by the undersigned at the special meeting (the "Special Meeting") of shareholders of BetzDearborn to be held at BetzDearborn's headquarters, 4636 Somerton Road, Trevose, Pennsylvania 19053, on October 8, 1998 and at any adjournment or postponement thereof.

                  (Continued and to be signed on reverse side)

[X] Please mark your
     votes as in this
     example

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER. IF NO SPECIFICATIONS ARE MADE, THE PROXY WILL BE VOTED FOR EACH OF THE FOLLOWING PROPOSALS, AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

                                                                  FOR         AGAINST           ABSTAIN
1.   Proposal to approve and adopt the Agreement and Plan         [  ]         [  ]              [  ]
     of Merger, dated as of July 30, 1998, by and among
     Hercules Incorporated, Water Acquisition Co. and
     BetzDearborn

2.   Proposal to adjourn the Special Meeting, if                  [  ]         [  ]              [  ]
     necessary, to permit further solicitation of proxies
     in the event that there are not sufficient votes at
     the time of the Special Meeting to approve Proposal 1.

3. In their discretion, to vote upon such other business as may properly come before the meeting.


Receipt of Notice of Special Meeting of Shareholders and the related Proxy Statement dated September 4, 1998 is hereby acknowledged.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

Signature(s) of Shareholder(s)________________________ Dated _____________, 1998

NOTE: PLEASE SIGN AS YOUR NAME APPEARS HEREIN. IF SHARES ARE HELD JOINTLY, A JOINT OWNER OR A MAJORITY OF THEM MUST SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF A CORPORATION, PLEASE SIGN IN CORPORATE NAME AND INDICATE THE TITLE OR CAPACITY OF THE SIGNING OFFICER OR AGENT. IF A PARTNERSHIP OR OTHER ENTITY, PLEASE SIGN IN PARTNERSHIP OR OTHER ENTITY NAME BY AUTHORIZED PERSON, INDICATING OFFICIAL POSITION OR REPRESENTATIVE CAPACITY.

                                BETZDEARBORN INC.
                                INSTRUCTION CARD
                               4636 SOMERTON ROAD
                        Trevose, Pennsylvania 19053-6783

         This card serves to instruct Putnam Fiduciary Trust Company (the "Trustee"), as trustee under BetzDearborn Inc. Employee Stock Ownership and 401(k) Plan (the "Plan"), to vote as designated all of the shares of preferred and common stock of BetzDearborn Inc., a Pennsylvania corporation ("BetzDearborn"), entitled to be voted by the undersigned participant (the "Participant") under the terms of such Plan with respect to the special meeting (the "Special Meeting") of shareholders of BetzDearborn to be held at BetzDearborn's headquarters, 4636 Somerton Road, Trevose, Pennsylvania 19053, on October 8, 1998 and at any adjournment or postponement thereof. The undersigned, in giving such instructions, will act as named fiduciary for (i) such shares that have been allocated to the account of the undersigned, (ii) a proportionate share of such shares that have been allocated to the accounts of other Participants in the Plan as to which the Trustee receives no instructions and
(iii) a proportionate share of such shares held in the Plan that have not been allocated to any Participants in the Plan.

                  (Continued and to be signed on reverse side)

[X] Please mark your
     votes as in this
     example

         THIS CARD WHEN PROPERLY EXECUTED WILL BE VOTED AS INSTRUCTED BY THE UNDERSIGNED PARTICIPANT SUBJECT TO APPLICABLE LAW. IF NO INSTRUCTIONS ARE MADE, THE SHARES ALLOCATED TO THE UNDERSIGNED PARTICIPANT WILL BE VOTED BY THE TRUSTEE IN ACCORDANCE WITH THE TERMS OF THE PLAN AND APPLICABLE LAW.

                                                                  FOR        AGAINST            ABSTAIN
1.   Proposal to approve and adopt the Agreement and Plan         [  ]         [  ]              [  ]
     of Merger, dated as of July 30, 1998, by and among
     Hercules Incorporated, Water Acquisition Co. and
     BetzDearborn.

2.   Proposal to adjourn the Special Meeting, if                  [  ]         [  ]              [  ]
     necessary, to permit further solicitation of proxies
     in the event that there are not sufficient votes at
     the time of the Special Meeting to approve Proposal 1.

3. In their discretion, to vote upon such other business as may properly come before the meeting.



Receipt of Notice of Special Meeting of Shareholders and the related Proxy Statement dated September 4, 1998 is hereby acknowledged.

PLEASE SIGN, DATE AND RETURN THE INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Participant__________________________  Dated ________________, 1998

NOTE:  PLEASE SIGN AS YOUR NAME APPEARS HEREIN.